UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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WESTWAY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WESTWAY GROUP, INC.

365 CANAL STREET, SUITE 2900

NEW ORLEANS, LOUISIANA 70130

(504) 525-9741

May 9, 2011

Dear Stockholders:

We are pleased to invite you to attend our 2011 annual meeting of stockholders to be held on June 16, 2011 at 9:00 a.m., local time, at The Westin New Orleans Canal Place Hotel, 100 Iberville Street, New Orleans, Louisiana 70130.

Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement.

Our proxy materials are also posted on the Internet at http://www.cstproxy.com/westway/2011, in compliance with the Securities and Exchange Commission’s “notice and access” rules. For more information, please see the Questions and Answers section beginning on page 3 of the accompanying proxy statement.

Your vote is important. You are invited to attend the 2011 annual meeting to vote on the proposals described in this proxy statement; however, you do not need to attend the meeting to vote your shares. You may vote your shares on the Internet, by telephone, or by completing, signing, and returning the enclosed proxy card. The instructions on each of your voting options are described in the accompanying notice and proxy statement.

We hope you will vote as soon as possible, whether or not you plan to attend the meeting. Also, please let us know if you plan to attend our annual meeting by marking the appropriate box on the enclosed proxy card.

On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Francis P. Jenkins, Jr.
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., on June 16, 2011

Place	The Westin New Orleans Canal Place Hotel, 100 Iberville Street, New Orleans, LA 70130

Items of Business

(1)    Election of three Directors by the holder of Class B common stock, each Director to hold office until the next annual meeting of stockholders or until such director’s successor has been elected and has qualified.

(2) Election of one Class II Director by the holders of Class A common stock, such Director to hold office for a three-year term or until such Director’s successor has been elected and has qualified.

(3) Approval of an amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan.

(4) Consideration of such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above, or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a holder of our common stock as of the close of business on April 25, 2011 (the “record date”).

Meeting Admission	You are entitled to attend the annual meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:00 a.m., local time. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 3 of this proxy statement and the enclosed proxy card.

By order of the Board of Directors,

Thomas A. Masilla, Jr.

Secretary

This notice of annual meeting and proxy statement and the accompanying form of proxy are being distributed and made available on or about May 9, 2011.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF

PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2011

This proxy statement and our 2010 annual report to shareholders are available at http://www.cstproxy.com/westway/2011.

-i-

2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting on our behalf your proxy to vote at the 2011 annual meeting of stockholders. You are invited to attend the 2011 annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. You may instead vote your shares on the Internet, by telephone, or by completing, signing and returning the enclosed proxy card. Please review the instructions on the proxy card regarding each of these voting options.

We are mailing this proxy statement and the accompanying proxy card on or about May 9, 2011 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance matters, related person transactions, and certain other required information.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of three Directors by the Class B common stockholder;

•	The election of one Class II Director by the Class A common stockholders; and

•	The approval of an amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan.

We will also consider any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares as follows:

“FOR”	the Class II Director nominee to the Board of Directors named in this proxy statement (Class II Director Election Proposal); and

“FOR”	the approval of the amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan (Plan Amendment Proposal)

What shares can be voted?

Each share of Class A common stock issued and outstanding as of the close of business on April 25, 2011 (the “record date”) is entitled to be voted in the election of the Class II Director nominee. Each share of Class B common stock issued and outstanding as of the close of business on the record date is entitled to be voted in the election of the directors to be voted on by the holder of Class B common stock. Each share of Class A common stock and Class B common stock issued and outstanding as of the close of business on the record date may be voted on the proposal to amend the Westway Group, Inc. 2010 Incentive Compensation Plan.

You may vote all shares of common stock owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are the stockholder of record with respect to those shares. As a stockholder of record, you may grant your voting proxy directly to us or another person, or vote in person at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If your shares are held not in your name, but rather in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, then you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares.

How many shares are entitled to vote?

On the record date we had 26,865,318 shares of common stock issued and outstanding, consisting of 14,241,315 shares of Class A common stock and 12,624,003 shares of Class B common stock.

How many votes am I entitled to per share?

Each holder of Class A common stock is entitled to one vote for each share held on the record date on each item for which shares of Class A common stock are entitled to vote. Each holder of Class B common stock is entitled to one vote for each share held on the record date on each item for which shares of Class B common stock are entitled to vote.

How can I attend the Annual Meeting?

You are entitled to attend the annual meeting only if you were a Westway stockholder as of the record date or you hold a valid proxy for the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:00 a.m., local time.

How do I vote?

You may vote in the following ways:

(a) In person: We will distribute written ballots at the annual meeting to any stockholder of record who wants to vote in person. If you hold your shares in street name, you must bring to the annual meeting a valid legal proxy, which you can obtain by contacting your broker, bank, or nominee, in order to vote in person at the annual meeting.

(b) By mail: You may complete and sign the enclosed proxy card and return it to us by mail in the enclosed pre-addressed envelope.

(c) By Internet: The web address for Internet voting can be found on the enclosed proxy card. Internet voting is available 24 hours a day. Have your proxy card in hand when you access the website and then follow the instructions.

(d) By telephone: The number for telephone voting can be found on the enclosed proxy card. Telephone voting is available 24 hours a day. Have your proxy card in hand when you call and then follow the instructions.

If you choose to vote by Internet or telephone, then you do not need to return the proxy card. To be valid, your vote by Internet, telephone, or mail must be received by the deadline specified on the enclosed proxy card. If you vote by Internet or telephone and subsequently obtain a legal proxy from your account representative, then your prior vote will be revoked regardless of whether you vote the legal proxy.

If you properly submit your proxy voting instructions by mail, Internet, or telephone, and you do not subsequently revoke your proxy, the persons named as proxies, Stephen Boehmer and Gene McClain (the “management proxies”), will vote your shares as you instruct. However, if you sign and return your proxy card without giving specific voting instructions on an item, the management proxies will vote as recommended by our Board. If an additional proposal comes up for a vote at the annual meeting that is not on the proxy card, your shares will be voted in the best judgment of the management proxies.

Can I revoke my proxy or change my vote?

Yes. You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date and having it be delivered to our Corporate Secretary at Westway Group, Inc., 365 Canal Street, Suite 2900, New Orleans, Louisiana 70130, or at the annual meeting prior to your shares being voted (which automatically revokes the earlier proxy), (2) providing a written notice of revocation to our Corporate Secretary at Westway Group, Inc., 365 Canal Street, Suite 2900, New Orleans, Louisiana 70130, prior to your shares being voted, or (3) attending the annual meeting and voting in person. Attendance at the meeting without voting in person will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

How many shares must be present or represented to conduct business at the annual meeting?

The holders of a majority of the voting power of the issued and outstanding shares of stock of the Company entitled to vote at the annual meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting, provided that, when any specified action is required to be voted upon by a class of stock voting as a class, the holders of a majority of the voting power of the shares of such class entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of such specified action. Abstentions will be counted for purposes of determining a quorum but broker non-votes will not.

What are broker non-votes?

A broker is entitled to vote the shares of a beneficial owner on certain “routine” matters; if a proposal is a “non-routine” matter, a broker is entitled to vote only if the beneficial owner provides the broker with instructions on how to vote. Brokers are not entitled to vote shares of a beneficial owner on non-routine matters for which the broker has not received voting instructions. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a non-routine matter because the broker has not received voting instructions from the beneficial owner.

Both the election of directors, whether or not contested, and a vote authorizing a material revision to the terms of an existing equity compensation plan are considered non-routine matters. As such, if you hold Class A common shares in street name, you must provide instructions to your broker in order for your shares to be voted on the Class II Director Proposal or the Plan Amendment Proposal.

How are votes counted and what vote is required to approve each proposal?

The Election of Three Directors by our Class B Common Stockholder

Under our current ownership structure, the holders of our Class B common stock are entitled to elect three members of our Board, each of whom is elected to serve until the next annual meeting of stockholders. As of the record date, there is only one holder of our Class B common stock, Agman Louisiana, Inc., a member of the ED&F Man group. The first item of business is the election of the three directors to be elected by the holder of Class B common stock.

The Board and the Class B common stockholder are each entitled to nominate persons for these positions at any time before the election. To date, neither the Board nor the Class B stockholder has nominated anyone for election to these three board positions.

At the annual meeting, the holder of our Class B common stock will be entitled to vote to elect three directors. The Class B common stockholder may vote “FOR” a nominee for whom that stockholder is entitled to vote or may “WITHHOLD” such stockholder’s vote with respect to a nominee. In tabulating the voting results for the election of directors, only “FOR” votes will be counted. Broker non-votes are not considered votes “FOR” and therefore will have no direct impact on the election. The three nominees to be voted on by the holder of shares of Class B common stock who receive the highest number of affirmative “FOR” votes at the annual meeting will each be elected for a one-year term.

Class II Director Election Proposal: The Election of One Class II Director by our Class A Common Stockholders

Under our current ownership structure, the holders of Class A common stock are entitled to elect four members of our Board, provided that at least 51% of all members of the Board must be independent of the ED&F Man group. The four directors elected by the Class A common stockholders are divided into three classes and serve staggered three-year terms. The term of one of the current four directors elected by the Class A common stockholders (the Class II Director) is scheduled to expire at the 2011 annual meeting. The Class II Director Election Proposal is for the election of the one director to be elected by the holders of Class A common stock this year at the annual meeting.

At the annual meeting, the holders of Class A common stock will be entitled to vote to elect one director. Each holder of shares of Class A common stock may vote “FOR” a nominee for whom that stockholder is entitled to vote or may “WITHHOLD” such stockholder’s vote with respect to a nominee. In tabulating the voting results for the election of directors, only “FOR” votes will be counted. Broker non-votes are not considered votes “FOR” and therefore will have no direct impact on this proposal. The nominee to be voted on by the holders of shares of Class A common stock who receives the highest number of affirmative “FOR” votes at the annual meeting will be elected for a three-year term.

Plan Amendment Proposal: Approval of the Amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan

Approval of the proposed amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan requires the affirmative vote of a majority of the voting power present in person or represented by proxy, with the Class A common stock and the Class B common stock voting together as a single class.

Each holder of common stock may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to amend the Westway Group, Inc. 2010 Incentive Compensation Plan. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy as solicited herein, the management proxies, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason the nominee for Class II Director is not available as a candidate for director, the management proxies will be authorized to vote your proxy for such other candidate as may be nominated by the Board of Directors.

Who will serve as inspector of elections?

The inspector of elections will be a representative from Continental Stock Transfer & Trust Company.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes on our behalf. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K filed within four business days after the date of the annual meeting. We also plan to disclose the preliminary vote results and the final vote results on our website at www.westway.com as soon as possible after the annual meeting.

CLASS II DIRECTOR ELECTION PROPOSAL:

ELECTION OF ONE DIRECTOR BY THE CLASS A COMMON STOCKHOLDERS

As a result of our current ownership structure, under our certificate of incorporation, holders of our Class A common stock are entitled to elect four members of our Board, provided that at least 51% of the Board must be independent of the ED&F Man group. The directors elected by the holders of Class A common stock are divided into three classes, Class I, Class II, and Class III, and each class is elected to serve a staggered three-year term and until a successor has been elected and has qualified, or until earlier death, resignation or removal. Our Board currently has four directors elected by the holders of Class A common stock—one Class I Director (John E. Toffolon, Jr.), one Class II Director (G. Kenneth Moshenek), and two Class III Directors (Francis P. Jenkins, Jr. and Wayne Driggers).

The term of office for the current Class II Director, Mr. Moshenek, is set to expire at the 2011 annual meeting. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has accepted the recommendation of the Nominating Committee, to nominate Mr. Moshenek to serve again as Class II Director. The nominee who is elected by the holders of Class A common stock as a director will serve in office for a three-year term and until a successor has been duly elected and qualified, or until earlier death, resignation, or removal.

Our Board of Directors recommends a vote “FOR” the election to the Board of G. Kenneth Moshenek.

DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are overseen by our Board of Directors pursuant to the Delaware General Corporation Law, our certificate of incorporation (as amended and restated to date, our “certificate of incorporation”), and our by-laws (as amended and restated to date, our “by-laws”). The members of our Board of Directors are kept informed of our business through discussions with our Chairman, our Chief Executive Officer, and other key members of our management, by reviewing materials provided to them, and by participating in Board meetings.

Under our certificate of incorporation and our current ownership structure, the holders of our Class A common stock are entitled to elect four members of our Board and the holder of our Class B common stock are entitled to elect three members of our Board. The directors elected by holders of Class A common stock are divided into three classes and serve staggered three-year terms. The directors elected by holders of Class B common stock are not classified and are elected to serve until the next annual meeting of stockholders.

Currently, the Board members elected by holders of Class A common stock are Messrs. Francis P. Jenkins, Jr., John Toffolon, Jr., G. Kenneth Moshenek, and Wayne Driggers, and the directors elected by holders of our Class B common stock are Messrs. Philip Howell and James Jenkins. Mr. Francis P. Jenkins, Jr. also serves as the Chairman of the Board. Selected information about the members of our current Board and Committees is presented in the following table:

Name	Age	Positions and Offices	Date First Elected to Board	Term Expires at Annual Meeting in
Directors elected by holders of Class A common stock

Francis P. Jenkins, Jr. (Class III)	68	Chairman of the Board of Directors Director Compensation Committee Chairman	April 2006	2012

G. Kenneth Moshenek (Class II)	59	Director Audit Committee Member Nominating Committee Member Compensation Committee Member	April 2006	2011

John E. Toffolon, Jr. (Class I)	60	Director Audit Committee Chairman Compensation Committee Member Nominating Committee Member	April 2006	2013

Wayne N. Driggers (Class III)	55	Director	June 2010	2012

Directors elected by holders of Class B common stock

Philip A. Howell	52	Director	May 2009	2011

James B. Jenkins	53	Director Chief Executive Officer	May 2009	2011

Director Qualifications

All of our directors have high-level managerial experience in relatively complex organizations or are accustomed to dealing with complex problems. We believe all of our directors are individuals of high character and integrity, are able to work well with others, and have sufficient time to devote to the affairs of the Company. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Board to conclude that each individual should continue to serve as a director of the Company.

Biographical information concerning the current directors, including the nominee for director to be voted on by the holders of Class A common stock, is set forth below:

Francis P. Jenkins, Jr. has served as our Chairman and a member of our Board of Directors since our inception and as Chairman of our Compensation Committee since May 2009. Mr. Jenkins served as our Chief Executive Officer from our inception until May 2009. The Board concluded that Mr. Jenkins should serve as a director of Westway Group, Inc. in part due to his executive experience within financial and commodity companies. He served as the Chairman of the Board and Chief Executive Officer of Royster-Clark, Inc., a retailer and wholesale distributor of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, from January 1994 to 2006. From 1988 until 1994, Mr. Jenkins served in various capacities on the Board of Directors for Royster-Clark, Inc. From 1988 to 1992, he served as Chairman of the Board of Royster-Clark, Inc. From 1979 to 1988, Mr. Jenkins was employed by The First Boston Corporation, where he was one of the four members of the Executive Committee, co-managed First Boston’s Equity Capital Investments and was the principal financial officer. Prior to that position, he had responsibility for all security sales, trading and research, as well as holding positions as a Managing Director and a member of the Management Committee. Mr. Jenkins currently serves on the Board of Trustees of Babson College, as the Chairman of its Alumni and Development Committee and as a member of the Executive Committee of the Board.

G. Kenneth Moshenek has served as a member of our Board of Directors since our inception. Mr. Moshenek served as our President and Chief Operating Officer from our inception until May 2009. The Board concluded that Mr. Moshenek should serve as a director of Westway Group, Inc. in part due to his executive experience with commodities and mergers and acquisitions. Mr. Moshenek served as the President of Unity Envirotech LLC, a company servicing the commercial fertilizer and municipal wastewater markets, from October 2006 to December of 2007. Mr. Moshenek served as the President and Chief Operating Officer of Royster-Clark, Inc., a retailer and wholesale distributor of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, from December 1997 to February 2006. Mr. Moshenek had served as Chief Operating Officer since 1995 and was a director from August 1997 until April 1999 of Royster-Clark, Inc. From August 1997 until April 1999, he served as Chief Investment Officer of Royster-Clark, Inc. Prior to that he held several positions during his tenure with Royster-Clark, Inc., including Senior Vice President of Sales and Marketing from September 1994 until July 1995, Vice President and Divisional Sales Manager from 1992 until September 1994 and a Division Manager from 1990 to 1992. Mr. Moshenek joined W.S. Clark & Sons, Inc. in 1981. Mr. Moshenek has been involved in the fertilizer industry since 1976. Mr. Moshenek formerly served on the Board of Directors of The Fertilizer Institute and was a member of that Board’s Executive Committee and served as Chairman of the Distributors Council. He also formerly served on the Board of Directors of the Agricultural Retailers Association, the Foundation of Agronomic Research and the Fertilizer Roundtable.

John E. Toffolon, Jr. has served as a member of our Board of Directors since our inception and is the Chairman of the Audit Committee and a member of the Nominating and Compensation Committees. He served as our Chief Financial Officer from August 3, 2006 until May 28, 2009. The Board concluded that Mr. Toffolon should continue to serve as a director of Westway Group, Inc. in part due to his experience as a director and Lead Director with the Cowen Group, Inc. Mr. Toffolon has been an active independent investor and consultant since his resignation from Nomura Holdings, a holding company, in 2001. He started his career in 1973 as a member in the Management Training Program of the Federal Reserve Bank of New York, as the Bank Supervisor function rotating through various analyst positions. In 1978, Mr. Toffolon joined the investment banking firm of Blyth Eastman Dillon as a Vice President in its Capital Markets subsidiary, Blyth Capital Markets Inc. Shortly after Blyth Eastman Dillon’s acquisition by Paine-Webber in 1979, Mr. Toffolon accepted an offer to join The First Boston Corporation to manage its Fixed-Income Credit Department. Mr. Toffolon served as Managing Director of The First Boston Corporation from 1986 and subsequently served as its Chief Financial Officer until 1990. In November 1992, Mr. Toffolon joined Nomura Holding America Inc. (holding company), and Nomura Securities International (broker-dealer) as Executive Managing Director and Chief Financial Officer. He was also a member of the Board of Directors of both companies. Since September 14, 2006, Mr. Toffolon has served as a director of The Cowen Group Inc., which together with its subsidiaries operates as an investment bank. He served as Lead Director from February 2007 until July 2008, and from November 2009 until present, and as Chairman of the Board from July 15, 2008 until November 2009. Subsequent to Cowen being acquired by Ramius LLC, Mr. Toffolon was voted Lead Director on the newly-formed Board of Directors. Mr. Toffolon, after serving the maximum term of 6 years on the Board of Trustees of Fordham University, continues to serve on Fordham’s Board as a Trustee fellow and is also a member of the Board of Trustees of the Berkshire School, a private preparatory school located in Massachusetts. He also serves as Chairman of the Audit Committee and as a member of the Compensation Committee of The Cowen Group Inc.’s Board of Directors.

Wayne N. Driggers has served as a member of our Board of Directors since June 2010. Mr. Driggers served as President and Chief Operating Officer of the Company from May 2009 until his retirement on October 1, 2010. The Board concluded that Mr. Driggers should serve as a director of Westway Group, Inc. in part due to his thirty years of operational and managerial experience. Mr. Driggers previously served as President of ED&F Man’s Westway bulk liquid storage business from 1992 until May 2009. Prior to that, Mr. Driggers served as Vice President of ED&F Man’s Westway bulk liquid storage business. Mr. Driggers was with ED&F Man’s Westway business for 17 years. Prior to his service with ED&F Man, Mr. Driggers served as President of Liquid Transfer Terminals, Inc. in 1991 and as Vice President of McKenzie Tank Lines, Inc. from 1981 to 1989. From 1989 to 1991 he served as a General Manager of Powell Duffyn Terminals, a British public corporation. Mr. Driggers has also been previous employed in management positions with Florida Rock & Tank Lines from 1977 to 1979 and with Seminole Refining Inc. from 1979 to 1981. Mr. Driggers serves on the Board of Directors of the International Liquid Terminals Association, and served as Chairman of the Board in 2008.

Philip A. Howell has served as a member of our Board of Directors since May 2009. The Board concluded that Mr. Howell should serve as a director of Westway Group, Inc. in part due to his experience with commodities and his role as Main Board Director of ED&F Man. Mr. Howell also currently serves as Director of Corporate Finance and Group Strategy of ED&F Man and has served in this capacity since March 2010. Prior to March 2010, he served as Chief Financial Officer and Chief Operating Officer of ED&F Man, from March 2000 and July 2007 respectively. Mr. Howell also served on ED&F Man’s Audit Committee from 2000 until 2009. Mr. Howell joined ED&F Man in 1990 as finance director of ED&F Man’s futures brokerage business. Mr. Howell qualified as a chartered accountant with Coopers & Lybrand before working for two years with Security Pacific Hoare Govett in its financial control function.

James B. Jenkins has served as a member of our Board of Directors since May 2009 and as our Chief Executive Officer since June 2010. The Board concluded that Mr. Jenkins should serve as a director of the Company in part due to his experience in executive and director roles with various commodity and trading businesses. Mr. Jenkins served as Managing Director of the ED&F Man group’s Commodity Services Division, an integrated research, brokerage and risk management operation, and as a member of ED&F Man’s Executive Committee from November 2005 until September 2009. Prior to his role at ED&F Man Commodity Services, Mr. Jenkins was President of ED&F Man Cocoa, Inc., a merchant of cocoa beans and released products. Mr. Jenkins has 28 years of service in the soft commodities industry. Mr. Jenkins has served as a member of the New York Board of Trade’s Cocoa and Control Committees, and as Chairman of the Board of Directors of the Cocoa Merchants’ Association of America, as well as on a number of the Association’s committees. Mr. Jenkins is not related to Francis P. Jenkins, Jr., our Chairman.

Director Independence

Our securities are listed on NASDAQ and we adhere to NASDAQ listing standards in determining whether a director is independent. The NASDAQ listing standards define an “independent director” as a person, other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the NASDAQ listing standards, the following persons will not be considered independent:

•	a director who is, or at any time during the past three years was, employed by the Company;

•

a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (other than compensation for Board or Board Committee service, compensation paid to a family member who is an employee (other than an executive officer) of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation);

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•

a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than payments arising solely from investments in the Company’s securities, or payments under non-discretionary charitable contribution matching programs);

•

a director of the issuer who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the Compensation Committee of such other entity; or

•

a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The Board of Directors has determined that the following current directors and director nominee meet or exceed the criteria for independence established by the NASDAQ listing standards: Messrs. Francis Jenkins, Jr., John E. Toffolon, Jr. and G. Kenneth Moshenek. Before the 2009 business combination, during the period that the Company was a special purpose acquisition company, Messrs. Francis Jenkins, Jr., G. Kenneth Moshenek and John E. Toffolon, Jr. served as executive officers and directors of the Company; however, they received no compensation for their service as such. They served as executive officers and directors only to facilitate the business combination and resigned as executive officers upon the closing of the business combination. NASDAQ has provided that, for non-employee executive officers and directors of special purpose acquisition companies that meet these criteria, those executive officers and directors will not be deemed to be non-independent solely based upon such individuals’ service as executive officers or directors of a special purpose acquisition company prior to its consummation of a business combination.

Prior to his resignation on March 26, 2011, our Board had determined that Mr. Gregory Holt was also an independent director of the Company. Following the resignation of Mr. Holt, the Company was no longer in compliance with the NASDAQ listing rules that a majority of the Board of Directors be comprised of independent directors and that there be three independent directors on the Audit Committee. Under NASDAQ listing rules, however, the Company has 180 days from the date of Mr. Holt’s resignation, i.e., until September 22, 2011, to regain compliance with the independence standards. The Company fully intends to regain compliance within this time period. Appointment of a director to the Audit Committee must be approved by the Board of Directors.

The Board has also determined that each member of the Audit Committee, the Compensation Committee, and the Nominating Committee is independent under the NASDAQ rules.

Board Meetings

The Board held fourteen meetings in 2010. We expect each director to attend every meeting of the Board of Directors and the Committees on which he or she serves as well as the annual stockholders’ meeting. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he served as a director) and the total number of meetings held by all Committees of the Board of Directors on which that director served (held during the period that he served). All members of the then-current Board attended the 2010 annual meeting of stockholders.

Board Leadership Structure

In accordance with our by-laws, our Board elects our Chairman and our Chief Executive Officer. Our by-laws permit these positions to be held by the same person. The Board does not have a policy regarding the separation of the roles of Chairman and Chief Executive Officer, but instead believes that it is in the best interest of Westway to retain flexibility in determining whether to separate or combine these roles based on our circumstances. Currently, the offices of Chairman and Chief Executive Officer are separated. Francis P. Jenkins, Jr. currently serves as our Chairman and James B. Jenkins currently serves as our Chief Executive Officer. The Board believes that the separation of these offices is appropriate at this time as it allows our Chief Executive Officer to focus primarily on his management responsibilities. Francis P. Jenkins, Jr. and James B. Jenkins are not related.

Board Committees

The Board has a standing Audit Committee, Nominating Committee, and Compensation Committee. Each Committee operates under a written charter approved by the Board. Current copies of all of the Committee charters are available on our website at www.westway.com, under the “Corporate Governance” menu. The Board has determined that all Committee members are independent under the applicable NASDAQ listing standards. The members of each Committee are identified in the table below.

Director	Audit Committee	Nominating Committee	Compensation Committee
Francis P. Jenkins, Jr.			Chair

G. Kenneth Moshenek	✓	✓	✓

John E. Toffolon, Jr.	Chair	✓	✓

Audit Committee

The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each member of the Audit Committee is independent in accordance with the rules and regulations of the NASDAQ listing standards and the SEC. The Board has determined that Mr. Toffolon is an “Audit Committee Financial Expert” as defined by the SEC.

The primary responsibility of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. In that regard, the Audit Committee assists the Board in monitoring the quality and integrity of the financial statements, the independent accountants’ qualifications and independence, the performance of our internal audit function and independent accountants, and compliance with legal and regulatory requirements. The responsibilities and activities of the Audit Committee are described in more detail in the Audit Committee Report, below, and in the Audit Committee’s charter.

The Audit Committee held a total of eight meetings in 2010.

Nominating Committee

The Nominating Committee is appointed by the Board for the purpose of assisting the Board in its selection of individuals to be nominees for election to the Board by holders of our Class A common stock and to fill vacancies or newly created directorships on the Board. The Nominating Committee held two meetings in 2010.

The process by which the Nominating Committee recommends director nominees depends on whether the candidate is an incumbent director or a new candidate. For incumbent directors, the Committee reviews the director’s continuing qualifications and overall service as a director to determine whether to recommend that director for re-election.

With regard to new director candidates, the Committee first determines the qualifications needed, considering the Board’s needs at that time (e.g., the knowledge, skill, and business experience that the new director must possess to yield a well balanced board). The Committee may identify candidates through its own network of contacts and, if it deems necessary, by engaging a professional search firm. To date, the Nominating

Committee has not engaged a professional search firm for this purpose. The Committee adds to the list of candidates that it has identified any candidates recommended to it by the holders of Class A common stock. The Committee evaluates each candidate against a set of minimum criteria that must be met by any nominee, including proven leadership capabilities, significant business experience, a high level of personal and professional integrity, ethical values and moral character, and a high level of financial literacy. The Committee invites those candidates who appear best suited to meet our needs for interviews conducted by the Committee and members of the Board. Based on all of the information gathered throughout the process, the Committee makes its recommendation to the Board. The Board then votes to determine the final slate of nominees.

The Nominating Committee seeks to maintain a Board composed of members that represent a diversity of backgrounds, skills, and experience.

The Nominating Committee will consider director candidates recommended by the holders of Class A common stock and evaluate the qualifications of such potential nominees using the same selection criteria that it uses to evaluate other potential nominees. To recommend an individual for nomination by the Board, a stockholder must submit to the Nominating Committee the information outlined below for communications to the Board relating to director nominations, under the caption “Stockholder Communications with the Board.”

Compensation Committee

The Compensation Committee is appointed by the Board for the purpose of discharging the Board’s responsibilities in respect of compensation of our Named Executive Officers and another executive officer. In addition, the Compensation Committee is charged with reviewing the competitiveness of our executive compensation programs while balancing the Board’s overall objective of increasing stockholder value. The responsibilities and activities of the Compensation Committee are described in more detail in the Compensation Committee’s charter. Under the Compensation Committee charter, the Compensation Committee may delegate any of its responsibilities to one of its subcommittees, if any, to the extent consistent with our certificate of incorporation, by-laws and applicable law and NASDAQ rules. The Compensation Committee held seven meetings in 2010.

The Compensation Committee determines the Company’s overall compensation philosophy and sets the compensation of our Named Executive Officers and another executive officer, other than the Chief Executive Officer. In setting its overall compensation guidelines and in making specific compensation decisions, the Compensation Committee receives recommendations from the Chief Executive Officer and the Chief Financial Officer and reviews compensation for executives in comparable positions in similar industry companies. Our Chief Executive Officer and Chief Financial Officer are typically invited to attend the Compensation Committee’s meetings as needed to provide their perspectives on the competitive landscape and the needs of the business, information regarding the Company’s performance, and technical advice.

Our Chief Executive Officer provides the Board and the Compensation Committee with his perspective on the performance of our Named Executive Officers and another executive officer and recommends to the Committee specific compensation amounts for those officers. Our Chief Executive Officer also makes recommendations to the Board regarding the allocation among employees of the overall bonus pool and the allocation of the bonus between cash bonuses and awards of the Company’s stock. The Committee considers the Chief Executive Officer’s recommendations along with information concerning peer group comparisons and industry trends.

The Compensation Committee recommends to the Board for approval all compensation arrangements for our Chief Executive Officer. Our Chief Executive Officer is not present when the Compensation Committee and the Board make decisions with respect to his compensation. In addition, in connection with the business combination, we entered into the Stockholder’s Agreement dated May 28, 2009, with Agman Louisiana, Inc. (“Agman,” f/k/a Westway Holdings Corporation), pursuant to which we agreed not to approve or ratify our Chief

Executive Officer’s compensation or benefits without the approval of Agman. This obligation continues for so long as Agman and its affiliates own at least 20% of our outstanding shares of common stock (treating any Series A Convertible Preferred Stock issued in the name of Agman and its affiliates as having been converted into shares of common stock). For further information about the Stockholder’s Agreement, please see the “Certain Relationships and Related Transactions—Related Transactions—Stockholder’s Agreement” section of this proxy statement.

In 2010, the Committee retained Board Advisory LLC (“Board Advisory”) as its compensation consultant to provide advice, its opinion, and resources to help develop and execute our overall compensation strategy. Board Advisory reported directly to the Compensation Committee, and the Compensation Committee had the sole power to terminate or replace and authorize payment of fees to Board Advisory at any time. As part of its engagement, the Committee directed Board Advisory to work with members of our management to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Board Advisory also met with the Compensation Committee during the Committee’s regular meetings, in executive session (where no members of management were present), and with the Compensation Committee chair and other members of the Committee outside of the regular meetings. Also as part of its engagement in 2010, Board Advisory was asked to evaluate the Company’s peer group for performance and compensation benchmarking, make recommendations regarding the composition of the Company’s peer group used in setting compensation guidelines, assess compensation for the Board of Directors, evaluate compensation levels at the peer group companies, and develop the related equity and cash compensation guidelines.

In 2010, with the Compensation Committee’s approval, management engaged Board Advisory to provide the Company with additional services related to compensation matters, including assistance in the development of an incentive compensation plan that was considered by the stockholders at the 2010 annual meeting of stockholders. These services were one-time projects (as opposed to ongoing services). In 2010, the Company paid aggregate fees of $18,500 to Board Advisory for recommending the amount or form of executive and director compensation and aggregate fees of $195,637 for the additional services provided.

Board’s Role in Risk Oversight

Management is responsible for managing the risks that Westway faces. Our Board of Directors is responsible for overseeing management’s approach to risk management. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk.

While the Board has ultimate oversight responsibility for overseeing the risk management process, various committees of the Board assist it in fulfilling that responsibility. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in its oversight of the evaluation and management of risks related to Westway’s compensation policies and practices.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, and any persons performing similar functions. Our Code of Conduct and Ethics is posted on our website, which is www.westway.com. Also, we will provide to any person without charge, upon request, a copy of our Code of Conduct and Ethics; such request may be made by sending a letter to Tom Masilla, Corporate Secretary, Westway Group, Inc., 365 Canal Street, Suite 2900, New Orleans, LA 70130. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, certain provisions of our Code of Conduct and Ethics by posting any such information on our website.

Stockholder Communications with the Board of Directors

We make every effort to ensure that the views of our stockholders are heard by our Board of Directors or individual directors, as applicable. Stockholders may communicate with the Board of Directors, any of its constituent committees, or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees, or individual directors.

All stockholder communications must: (i) be sent to our Corporate Secretary at the address set forth in this proxy statement; (ii) be in writing; (iii) be signed by the stockholder sending the communication, (iv) indicate whether the communication is intended for the entire Board of Directors, a Committee of the Board of Directors, or an individual director; and (v) if the communication relates to a stockholder proposal or director nominee, contain the information required to be provided in connection with any such proposal or nomination by our existing by-laws, which is described below.

If the communication relates to a stockholder proposal, the communication must include:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•	the class and the number of shares of our stock which are beneficially owned by the stockholder; and

•

a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business.

If the communication relates to a director nomination, the communication must set forth:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); and

•

as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder, (ii) the class and number of shares of our stock that are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination.

Upon receipt of a stockholder communication that is compliant with the requirements identified above, our Corporate Secretary will promptly deliver that communication to the Board of Directors or the Committee or member(s) identified by the stockholder as the intended recipient of such communication. The Corporate Secretary may, in his or her sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more of our directors and executive officers, except that in processing any stockholder communication addressed to our independent directors, our Corporate Secretary may not copy any member of management, who is not an executive officer, in forwarding such communication to such directors.

DIRECTOR COMPENSATION

The following table summarizes compensation paid to our non-employee directors for the year ended December 31, 2010.

Director Compensation for Fiscal Year 2010

Name	Fees Paid in Cash ($)	Option Awards ($)		Total ($)
Francis P. Jenkins, Jr.	123,900	1,089,646	(1)	1,213,546
John E. Toffolon, Jr.	118,500	291,329	(1)	409,829
G. Kenneth Moshenek	103,500	0		103,500
Philip A. Howell	0	0		0
Gregory F. Holt	105,000	0		105,000

(1)	Mr. Jenkins and Mr. Toffolon are the beneficial owners of 4,114,286 and 1,100,000 founders warrants, respectively. At the 2010 annual meeting of stockholders, the stockholders approved an amendment to the Founder Warrant Agreement to, among other things, extend the expiration date of one-third of each holder’s warrants to May 24, 2012, one-third of each holder’s warrants to May 24, 2013, and one-third of each holder’s warrants to May 24, 2014. The $1,089,646 and $291,329 figures do not represent actual cash payments, but rather represent the net increase in the estimated value of the outstanding founders warrants as a result of the amendment with respect to Mr. Jenkins’ and Mr. Toffolon’s respective warrants. The values were estimated using the Black-Scholes option pricing method, a method that is commonly used to value instruments with option-like characteristics, but which has inherent limitations in calculating fair market values.

The Compensation Committee and the Board of Directors make annual considerations of Director compensation. In August 2009, the Company’s Board of Directors adopted the proposal of the Compensation Committee to set annual director compensation as follows: Each Board member, other than executive members and Messrs. Howell and James Jenkins, earned an annual retainer fee of $67,000. The chairmen of the Board and Committees earned the following additional retainers: Chairman of the Board—$18,000; Chairman of the Audit Committee—$10,400; Chairman of the Compensation Committee—$2,600; and Chairman of the Nominating Committee—$1,300. These retainers were all paid in advance. In addition to the Board retainers, members of the Committees of the Board received $1,300 for each meeting attended.

In November 2010, the Compensation Committee recommended to the Board and the Board approved Director compensation for the period from the 2010 annual meeting of stockholders through the 2011 annual meeting of stockholders as follows: Each non-executive member of the Board earns a base retainer fee of $80,000 and a meeting fee of $1,500 for each committee meeting attended. The chairmen of the Board and Committees earn the following additional retainers: Chairman of the Board—$20,000; Chairman of the Audit Committee—$15,000; Chairman of the Compensation Committee—$3,000; and Chairman of the Nominating Committee—$1,500.

In addition to any compensation paid, all Directors are reimbursed for out-of-pocket expenses incurred in connection with attending Board or Committee meetings. Prior to the May 2009 business combination, each of our directors could have received reimbursement for reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying a potential target business and performing due diligence on a suitable business combination. Under our by-laws, effective May 28, 2009, directors may be reimbursed for their reasonable expenses, if any, incurred in service to our Board of Directors. On August 4, 2009, our Board of Directors resolved that the Company shall reimburse all reasonable and customary expenses incurred by a director in the course of attending any Board or Committee meeting.

Mr. Philip Howell has elected to date not to receive compensation for his service as a director. Mr. Howell is currently an employee of ED&F Man or its affiliates. Mr. Howell could be paid compensation for his services in the future. In that event, it is expected he would be paid amounts commensurate with the amounts paid other directors.

Mr. James Jenkins served as a non-employee director until his appointment as Chief Executive Officer effective June 30, 2010. Prior to that date, Mr. Jenkins was also an employee of ED&F Man or its affiliates. Mr. Jenkins elected not to receive compensation for his service as a non-employee director.

In 2010, Mr. Wayne Driggers served as a non-employee director and consultant since September 2010. He has not received any directors fees. His consulting fees are included in the “Executive Compensation” section of this proxy statement.

The Company did not pay any employee directors separately for their services as directors.

PLAN AMENDMENT PROPOSAL:

AMENDMENT OF THE WESTWAY GROUP, INC. 2010 INCENTIVE COMPENSATION PLAN

At the annual meeting, stockholders will be asked to approve an amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan (the “2010 Plan”). The proposal to amend the 2010 Plan is made by our Board of Directors.

Proposed Amendment to the 2010 Plan

The 2010 Plan provides that, in each award agreement for a key employee, the Compensation Committee may allocate between cash and equity compensation, by percentage, value, or a combination of the two. The 2010 Plan further provides that in determining the number of shares of equity compensation to be issued, the value of each share of Class A common stock shall be set at the greater of (i) the trade volume-weighted average value in January of the performance period or (ii) $5.00. The proposed Amendment revises the foregoing provision to provide instead that in determining the number of shares of equity compensation to be issued, the value of each share of Class A common stock shall be set at the trade volume-weighted average value in January of the performance period.

The 2010 Plan also provides that each non-employee Director may elect to receive his or her annual retainer for Board service and for service as a committee chair, if applicable, in shares of Class A common stock up to 50%, in 10% increments. The 2010 Plan further provides that, for purposes of computing the number of shares earned, the value of each share of Class A common stock shall be set at the greater of (i) the trade volume-weighted average value in January of the year of Board service or (ii) $5.00. The proposed Amendment revises the foregoing provision to provide instead that, for purposes of computing the number of shares earned, the value of each share of Class A common stock shall be set at the trade volume-weighted average value in January of the year of Board service.

Thus the proposed Amendment removes from the 2010 Plan the two provisions providing for a $5.00 minimum value for Class A common stock. By assigning a minimum $5.00 value to shares of Class A common stock for purposes of calculating the number of shares under an employee award or a director retainer, the two provisions artificially reduce the number of shares provided under an award made, or a retainer paid, in a year in which the trade volume-weighted average value in January of a share is less than $5.00.

Our Board of Directors, upon the recommendation of the Compensation Committee, approved the Amendment on March 24, 2011, to be effective upon the approval of the Amendment by our stockholders. Pursuant to the NASDAQ listing rules, the Amendment requires the approval of our stockholders.

The Board believes approval of the Amendment is in the best interest of the Company and its stockholders. The Plan motivates and rewards our employees for achievement of strategic, operational and financial goals that drive stockholder value, and is structured to be advantageous for federal income tax purposes.

General Description of the Plan

The Plan is an element of our overall compensation strategy to align employee compensation with our business objectives, strategy, and performance. The purpose of the Plan is to align compensation with annual performance and to enable us to attract, retain, and reward highly qualified individuals who contribute to our success and motivate them to enhance the value of the Company. The Plan is designed to reward employees for both individual performance and the success of the Company as a whole.

The Plan reserves for awards a number of shares equal to ten percent (10%) of the number of shares of Class A common stock, Class B common stock, and Series A Convertible Preferred Stock of the Company

outstanding on January 1st of each Plan year available for awards under the Plan and for issuance to non-employee Directors under the Plan. Equity awards to key employees under the Plan may be granted as restricted stock, performance share units, stock appreciation rights or stock options.

As described below under “Code Section 162(m),” Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year to the extent the compensation paid to a covered employee exceeds $1,000,000, unless the Plan contains certain features that qualify the compensation as “performance-based compensation.” The Plan is intended to satisfy the requirements for “performance-based compensation” as required by Section 162(m) of the Code. One of the requirements of “performance-based compensation” is that compensation be paid pursuant to a compensation plan that has been approved by the Company’s stockholders.

A summary of the Plan is set forth below. The discussion below is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to this proxy statement. The changes made by the Amendment are indicated in the Plan by the striking through of the deletions.

The following description of the Plan may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our description of the Plan and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary of the Plan

General. Under the Plan, key employees of the Company and its subsidiaries may be granted restricted stock, performance share units, stock appreciation rights and stock options, which are collectively referred to as “Awards.” Awards underlying a total of 5,772,841 shares of Class A common stock were available for grant under the Plan at the beginning of 2011. In any calendar year, no key employee may be granted more than 250,000 shares of restricted stock, performance share units with respect to more than 250,000 shares of Class A common stock, stock appreciation rights with respect to more than 250,000 shares of Class A common stock, or options to acquire more than 250,000 shares of Class A common stock under the Plan.

Individuals eligible to receive Awards under the Plan are key employees of the Company and its subsidiaries as selected by the Compensation Committee. As of December 31, 2010, there were 4 executive officers eligible to receive Awards under the Plan (and up to 75 employees other than executive officers) upon the determination of management. In addition, our non-employee directors may elect under the plan to receive up to 50% of their annual Board retainer in shares of our Class A common stock.

Administration. The Plan is administered by the Compensation Committee. The Compensation Committee must consist of two or more Directors. The Directors must be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Compensation Committee determines which employees of the Company and its subsidiaries will be granted Awards and the terms of those Awards. The Compensation Committee has complete discretionary authority to interpret and administer the Plan and make changes to the terms and conditions of Awards. The Board has the authority to make changes to the Plan of any nature, provided that in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

Vesting and Performance Goals. The vesting conditions for Awards may relate to employment, performance goals, or other conditions. Performance goals are established by the Compensation Committee from one or more of the following business criteria that are to be achieved during a performance period: (1) revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) earnings before interest, taxes, depreciation and amortization; (5) net sales; (6) earnings per share; (7) return on equity; (8) return on capital; (9) net earnings; (10) economic profit; (11) balance sheet measurements; (12) objectively-determinable qualitative measures such as certification maintenance, percentage utilization, and number of reportable spills; or (13) any other business criteria as may be determined by the Committee. Performance goals may be based (as the Committee deems appropriate) on (i) Company-wide (including subsidiary companies) performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. The vesting of an Award may also be based on the key employee’s achievement of an individual performance goal. The Compensation Committee has complete discretionary authority to determine whether an Award is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based” compensation.

Non-Transferability. Awards are not transferable except by will or the laws of descent and distribution. During the key employee’s lifetime, Awards may be exercised only by the key employee.

Change in Capitalization. If there is a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or similar event, then appropriate adjustments will be made by the Compensation Committee to the number and kind of shares available for issuance as Awards and to the number and kind of shares allocated to unvested Awards granted prior to such change.

Change in Control. All Awards of restricted stock, stock appreciation rights and/or options (but not performance share units) granted under an Award agreement subject to a vesting schedule (i.e., for which the only requirement for vesting is continued employment) shall automatically vest in full upon a Change in Control. For purposes of the Plan, a “Change in Control” means (i) any person or “group” (as defined in Section 13(d)(3) of the 1934 Act), other than ED&F Man Holdings Limited and its subsidiaries, acquiring (whether by stock purchase, asset purchase, merger or otherwise) twenty percent (20%) or more of the voting power of our then outstanding voting shares, or (ii) ED&F Man Holdings Limited and its subsidiaries collectively retaining less than 35% of the aggregate total number of shares of our Class A common stock, Class B common stock and Series A Convertible Preferred Stock.

Types of Award. Under the Plan, the Compensation Committee may grant equity-based awards in a variety of forms, including: (i) shares of restricted Class A common stock that are subject to restrictions on vesting; (ii) performance share units, which are bookkeeping units that have a value equal to the fair market value of one share of Class A common stock, payable in Class A common stock if the performance or other conditions to exercise are satisfied; (iii) stock appreciation rights (“SARs”) related to shares of Class A common stock, which, if exercised, entitle the participant to receive an amount equal to the excess of the fair market value of the underlying shares of Class A common stock on the date the SAR is exercised over the fair market value of a share of Class A common stock on the date the SAR was awarded; and (iv) stock options, including incentive stock options and non-qualified options, that confer on the holder the right to purchase Class A common stock at a specified exercise price. The Committee has latitude to impose vesting and other restrictions. Equity-based awards will be represented by award agreements, which may impose conditions and restrictions.

Director Compensation. The Plan allows non-employee directors to elect to receive up to 50% (in 10% increments) of their annual retainer for Board service and for service as a committee chair, if applicable, in Class A common stock.

Term of Plan. The Board may suspend or terminate the Plan at any time.

Awards under the Plan for 2010 Performance

In order to illustrate the effect of the proposed Amendment, the following table provides the cash and restricted stock awards that were actually earned by the named executive officers for 2010, as well as the amounts that would have been received by or allocated to the named executive officers for 2010 had the Amendment been in effect:

	Actual Awards		Awards If Amendment Had Been In Effect		Difference
	Cash	No. of Shares	Cash	No. of Shares	Cash	No. of Shares
James Jenkins,	$315,073	148,015	$315,073	149,912	$—	1,897
Chief Executive Officer

Thomas A. Masilla Jr.,	412,500	67,500	412,500	70,166	—	2,666
Chief Financial Officer

Stephen W. Boehmer,	144,257	19,234	144,257	19,994	—	760
President, Westway Feed

Wayne Driggers,	412,500	—	412,500	—	—	—
former Chief Operating Officer

All Executive Officers as a Group	$1,386,330	248,349	$1,386,330	254,209	$—	5,860

The stock awards shown in the “Actual Awards” columns of the table above were converted from cash to restricted shares of our Class A common stock at the price of $5.00 per share. The hypothetical stock awards shown in the “Awards If Amendment Had Been In Effect” columns of the table above were converted from cash to restricted shares of our Class A common stock at the trade-weighted average value in January 2010 of our Class A common stock, which was $4.81 per share.

The table only covers bonuses under the Plan for performance in 2010, and does not include bonuses received in 2010 for performance in 2009 and/or not under the Plan. The trade-weighted average value of our Class A common stock in January 2011 was $4.04 per share, so the difference that the Amendment will make in 2011 will be greater than the difference that it would have made in 2010.

No awards of shares or other equity have been approved to date for non-executive officer employees. To date, non-executive Directors have not made any elections to receive a portion (not exceeding 50%) of their annual Board retainers in restricted stock.

Code Section 162(m)

We are limited by Section 162(m) of the Internal Revenue Code of 1986 to a deduction for federal income tax purposes of up to $1,000,000 of compensation paid in a taxable year to certain executive officers. Compensation above $1,000,000 may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.” The Compensation Committee believes that it is in the best interests of the Company and our stockholders to pay bonuses to its executive officers that are deductible by us for federal income tax purposes. If stockholder approval is obtained for the Amendment, the Plan will continue to satisfy the requirements of Section 162(m) for “performance-based” compensation. The Board continues to reserve the flexibility and authority to make decisions that are in the best interest of the Company and its stockholders, even if those decisions do not result in full deductibility under Section 162(m).

Federal Income Tax Consequences

A description of the United States federal income tax consequences of participation in the Plan under present law is set forth below. This is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein.

Performance Share Units. A key employee will not be subject to tax upon the grant of a performance share unit. The key employee will generally recognize ordinary income equal to the fair market value of the Class A common stock received as payment on a performance share unit in the year that such shares are transferred to him or her. If the performance share unit is forfeited, the key employee will not recognize any income. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company is entitled to a deduction equal to the amount the key employee includes in ordinary income in the year of such inclusion.

Restricted Stock. A key employee generally will not be subject to income tax upon the grant of restricted stock. When the restricted stock vests, the key employee will recognize ordinary income in an amount equal to the fair market value of the Class A common stock underlying the restricted stock award on the date of vesting. If the restricted stock is forfeited, the key employee will recognize no income. Any cash dividends paid on restricted stock will be taxed as ordinary income in the year the cash dividend is received. Stock dividends that are subject to vesting restrictions will be taxed as ordinary income in the year they vest. Stock dividends paid directly to the key employee will be taxed as ordinary income in the year received by the key employee.

A key employee may elect under section 83(b) of the Code (no later than 30 days after the date of grant) to recognize the fair market value of the shares of restricted stock as ordinary income at the time the restricted stock award is granted. A key employee who makes such an election will not recognize ordinary income when the restricted stock award vests, but if the restricted stock award is subsequently forfeited, the key employee will not be allowed a deduction. Further, if the key employee makes such an election, any dividend paid on restricted stock will be taxed as dividend income in the tax year that the dividend is received. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a deduction equal to the amount the key employee includes in his or her ordinary income in the year of such inclusion.

Stock Appreciation Rights. A key employee generally will not be subject to income tax upon the grant of a SAR. On exercise of the SAR, the key employee will recognize ordinary taxable income equal to the spread between the amount by which the fair market value of one share of Class A company stock on the trading day immediately preceding the date of exercise of the SAR exceeds the fair market value of one share of Class A company stock on the date the SAR is granted multiplied by the number of shares covered by the SAR.

The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a tax deduction equal to the amount the key employee includes in his or her ordinary income by virtue of exercising a SAR.

Incentive Stock Options. A key employee generally will not be subject to income tax upon the grant or the exercise of an incentive stock option. Instead, the key employee will owe income tax after the employee disposes of the stock acquired by exercising the option. The tax owed will depend on the length of time the key employee has held the stock after exercise but before disposal of the stock received on exercise.

If the key employee holds stock received on exercise for at least two years from the date of the grant, and one year from the receipt of the stock, the employee will be taxed at the long-term capital gains rate on the spread between the exercise price and the disposition price. If the key employee has not held the stock received on exercise for at least two years from the date of the grant and at least one year from receipt of the stock, the employee will be taxed at ordinary income tax rates on the spread between the exercise price and the fair market value of the stock on the exercise date. In general, the Company cannot take a tax deduction respecting an option on which the employee satisfies the holding periods described above.

Additionally, the spread between an incentive stock option’s exercise price and the fair market value of the stock on the date of exercise constitutes a preference for purposes of calculating the key employee’s alternative minimum tax liability.

Non-Qualified Stock Options. A key employee will generally not be subject to income tax upon the grant of a non-qualified stock option. On exercise of the non-qualified stock option, the key employee will recognize ordinary taxable income equal to the spread between the exercise price and the fair market value of the stock on the date of exercise. If the key employee continues to hold the stock following exercise, the key employee’s tax basis in the exercised stock will generally be equal to (i) the cash paid, increased by (ii) any amount included in the key employee’s income by virtue of exercising the option. The stock received on exercise will be taxed at upon subsequent disposition at capital gain rates, depending on how long after exercise the key employee holds the stock.

The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a tax deduction equal to the amount the key employee includes in his or her ordinary income by virtue of exercising a non-qualified stock option.

Section 409A. The Company intends for Awards to comply, to the extent applicable, with Section 409A of the Code. However, if an Award is subject to Section 409A and if such Award does not meet the requirements of Section 409A, the key employee will include in gross income in the first year of the failure, any compensation deferred with respect to the Award for that year and all previous years (and earnings), to the extent not previously included in income and not subject to a substantial risk of forfeiture. The Company will receive a corresponding deduction for the amount included in the key employee’s income. The key employee also will be subject to an additional 20% tax on the amount included in income, as well as interest at the federal income tax underpayment rate plus 1% on the amounts that would have been included in income if the deferral had been included in the key employee’s income in the year deferred, or if later, the year the Award is no longer subject to a substantial risk of forfeiture.

Vote Required

Approval of the Amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy.

Recommendation

Our Board of Directors recommends a vote “FOR” the Amendment of the Westway Group, Inc. 2010 Incentive Compensation Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information, as of December 31, 2010, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

Equity Compensation Plan Information

Plan category	Number of shares of Class A common stock to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of shares of Class A common stock remaining available for future issuance under equity compensation plans (excluding shares of Class A common stock reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2010 Incentive Compensation Plan	136,446	(1)	not applicable	(2)	5,314,343	(3)
2010 Founder Warrant Extension	5,214,286		$5.00 per share		-0-
Equity compensation plans not approved by security holders	-0-		-0-		-0-
Total	5,350,732		$5.00 per share	(2)	5,314,343	(4)

(1)	In March 2010, the Company entered into award agreements under which an incentive pool equal to 10% of the Company’s Economic Profit in 2010 would be allocated among our then named executive officers in specified percentages, with the amount allocated to each individual further reducible in the discretion of the Compensation Committee, and with each award to be paid in 2011 partly in cash and partly in restricted shares of Class A common stock. Generally, Economic Profit for this purpose was defined as Adjusted EBITDA (i.e., earnings before interest, taxes, depreciation and amortization adjusted to eliminate any bonus accruals), reduced by the total cost of debt and equity capital. The stock portion of each award equaled 40% of the first $375,000, plus 50% of the next $375,000, and 60% of any excess over $750,000, with dollars converted to shares at a price of $5.00 per share. Under the 2010 Incentive Compensation Plan, no award to a named executive officer may exceed 200% of the target award or 600% of base salary, whichever is less. The 136,446 shares of Class A common stock reported in column (a) represents the number of shares that could be awarded in the aggregate pursuant to the award agreements, as of December 31, 2010, based on the Company’s actual results for 2010. Ultimately, pursuant to these awards, the Compensation Committee actually granted an aggregate of 117,212 restricted shares of Class A common stock in 2011. (The committee also granted other shares that were not pursuant to these awards.) The restricted stock will vest as to 1/3 of the shares on December 31, 2011; 1/3 of the shares on December 31, 2012; and 1/3 of the shares on December 31, 2013.
(2)	The weighted-average price in column (b) does not take into account the shares of Class A common stock that could have been, or were, issued pursuant to the 2010 incentive pool described in note (1).
(3)	A number of shares of Class A common stock equal to ten percent (10%) of the number of shares of common stock of the Company outstanding on January 1st of the applicable performance period (assuming all shares of convertible preferred stock were converted to common stock as of that date) is authorized for issuance under the 2010 Incentive Compensation Plan in the aggregate. A performance period, unless otherwise specified by the Compensation Committee, is the Company’s fiscal year; the first performance period began on January 1, 2010. However, the maximum aggregate number of shares of Class A common stock that may be granted under the Plan pursuant to incentive stock options is 1,000,000 shares of Class A common stock.

The number of shares of Class A common stock described above is subject to appropriate increase or decrease in the event the outstanding shares of Class A common stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitulation, reclassification, stock split, stock dividend, stock consolidation, or otherwise.

Moreover, any shares of Class A common stock subject to an award that remain unissued after the cancellation, expiration or exchange of the award; any shares subject to an award that are forfeited or cancelled; and any shares reflected by a performance share unit or option that are not issued due to the failure to satisfy any vesting conditions with respect to such performance share unit or option, shall be available for use in future grants under the Plan. If awards of stock appreciation rights are settled in cash, the shares of Class A common stock that would have been delivered had there been no cash settlement shall be available for use in future grants under the Plan. In addition, any shares of Class A common stock tendered to satisfy a withholding obligation shall be available for use in future grants under the Plan.

(4)	The shares of Class A common stock remaining available for future issuance disclosed in column (c) consists of the shares of Class A common stock available for future issuance under our 2010 Incentive Compensation Plan, under which the Company may issue restricted stock, performance share units, options, stock appreciation rights, and non-restricted stock.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of all our executive officers, all positions and offices with us held by each, the term of office of each as an officer, and any period(s) during which each has served as an officer:

Name	Age	Current Position	Date First Appointed	Term Expires
James B. Jenkins	53	Chief Executive Officer	June 2010	*
Thomas A. Masilla, Jr.	64	Chief Financial Officer and Secretary	May 2009	*
Gene McClain	50	President, Westway Terminal Company LLC	January 2011	*
Stephen Boehmer	61	President, Westway Feed Products LLC	September 2009	*

*	Our executive officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Family Relationships

There are no family relationships between any director or executive officer. Francis P. Jenkins, Jr., our chairman, and James B. Jenkins, one of our directors, are not related.

Business Experience and Related Information

Set forth below is a brief description of the business experience during the past five years of each executive officer of the Company, including each person’s principal occupations and employment during the past five years, the name and principal business of any corporation or other organization in which such occupations or employment were carried on, and whether such corporation or organization is a parent, subsidiary or other affiliate of the Company.

James B. Jenkins is a member of our Board of Directors and is our Chief Executive Officer. Mr. Jenkins served as Managing Director of the ED&F Man group’s Commodity Services Division, an integrated research, brokerage and risk management operation, and as a member of ED&F Man’s Executive Committee from November 2005 until September 2009. Prior to his role at ED&F Man Commodity Services, Mr. Jenkins was President of ED&F Man Cocoa, Inc., a merchant of cocoa beans and released products. Mr. Jenkins has 26 years of service in the soft commodities industry. Mr. Jenkins has served as a member of the New York Board of Trade’s Cocoa and Control Committees, and as Chairman of the Board of Directors of the Cocoa Merchants’ Association of America, as well as on a number of the Association’s committees. Mr. Jenkins is not related to Francis P. Jenkins, Jr., our Chairman.

Thomas A. Masilla, Jr., was appointed to the positions of Chief Financial Officer and Secretary immediately following the business combination. From January 2009 through the consummation of the business combination, Mr. Masilla provided interim financial advice to Westway. Mr. Masilla previously served as President of Revenue Properties U.S. from November 2006 to December 2007. From November 2005 to November 2006, Mr. Masilla served as President and Principal Executive Officer of Sizeler Property Investors, Inc., a publicly traded REIT, which was acquired by Morguard Corporation and its subsidiary, Revenue Properties Limited of Canada, in November 2006. Prior to his service as President and Principal Executive Officer, Mr. Masilla served as Sizeler’s Vice Chairman, President & Chief Operating Officer from 1995 to November 2005. Additionally, Mr. Masilla served as Sizeler’s Chief Financial Officer from 1996 to 1999. Mr. Masilla is a certified public accountant and has over thirty-five years of executive and financial management experience in publicly traded real estate and commercial banking entities. Mr. Masilla holds a Bachelor’s degree in Accounting and a Master of Business Administration degree from Loyola University in New Orleans.

Gene McClain is President of Westway Terminal Company LLC (“Westway Terminal”), a subsidiary of the Company. From August 2010 until his appointment as President in January 2011, Mr. McClain served as Executive Vice President of Westway Terminal. From October 2009 until August 2010, Mr. McClain served as Director of Terminal Operations of Westway Terminal, responsible for North American and Canadian terminal operations. Prior to that time, and from August 2005, Mr. McClain served as a Regional Manager of Westway Terminal.

Stephen Boehmer was appointed Executive Vice President (and acting President) of Westway Feed Products LLC (“Westway Feed”), a subsidiary of the Company, as of August 1, 2009, and President of Westway Feed in September 2009. Mr. Boehmer previously served as Vice President Operations of Westway Feed and its predecessor from January 2003 to July 2009 and as National Operations Manager of the predecessor from August 1999 to January 2003. He has over 34 years of experience in the feed industry. Prior to joining Westway Feed Products, he held various positions with Purina Mills Inc. culminating in the position of Director of Operations, Eastern Division.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets out the total compensation earned or accrued to the executive officers set forth therein (the “named executive officers”) from the Company or its predecessor for the fiscal year ended December 31, 2010 and for the calendar year ended December 31, 2009. The disclosures for calendar year 2009 contain both compensation paid by us following the 2009 business combination on May 28, 2009 and compensation paid by our predecessor prior to the 2009 business combination.

Fiscal Year 2010 Summary Compensation Table

Name and Principal Position	Fiscal Period Ending(1)	Salary ($)(2)	Bonus Paid by Us($)(3)	Bonus Paid by Predecessor ($)(4)	Stock Awards ($)(5)	Nonequity Incentive Plan Compensation ($)(6)	Post- Employment Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
James B. Jenkins(9)	12/31/2010	237,500	500	-0-	639,828	315,073	-0-	28,705	1,221,607
Chief Executive Officer (appointed effective June 30, 2010)

Thomas Masilla	12/31/2010	286,667	107,669	-0-	375,828	305,331	-0-	25,935	1,101,430
Chief Financial Officer (joined predecessor January 5, 2009)	12/31/2009	189,583	650,000	-0-	-0-	-0-	-0-	20,837	860,420

Stephen Boehmer	12/31/2010	199,583	500	-0-	180,252	144,257	-0-	34,747	559,339
President, Westway Feed Products LLC	12/31/2009	143,416	183,550	-0-	75,000	-0-	-0-	31,664	433,630

Peter Harding(10)	12/31/2010	189,583	1,029,492	950,000	-0-	-0-	237,500	55,109	2,461,684
Former Chief Executive Officer (resigned effective June 30, 2010)	12/31/2009	309,000	1,559,509	950,000	700,000	-0-	-0-	65,687	3,584,196

Wayne Driggers	12/31/2010	224,827	-0-	-0-	1,272,729	243,750	85,600	32,566	1,859,472
Former Chief Operating Officer (resigned effective October 1, 2010)	12/31/2009	222,250	763,971	800,000	170,000	-0-	-0-	38,078	1,994,299

(1)	Fiscal Periods. Our fiscal year is the calendar year. Our predecessor had a fiscal year that ended October 31. The numbers in the rows for the period ending December 31, 2009 represent amounts attributable to the calendar year 2009. Cash bonuses for performance during the 14-month period from November 1, 2008 through December 31, 2009 were prorated to determine the amount attributable to calendar year 2009.

(2)	Salary. The amount of salary paid to Messrs. Masilla, Boehmer, Harding, and Driggers for the period from May 28, 2009 (the date of the 2009 business combination) through December 31, 2009 was $145,833, $89,404, $180,250, and $134,750, respectively.

(3)	Bonuses Paid by Us. Mr. Masilla’s $107,669 bonus amount in 2010 consists of the cash portion of a discretionary bonus granted in January 2011 for his performance in 2010, as well as a $500 holiday bonus granted in December 2010.

Mr. Boehmer’s $500 bonus amount in 2010 consists of a holiday bonus granted in December 2010.

Mr. Harding’s $1,029,492 bonus amount in 2010 consists of a bonus paid pursuant to the terms of his June 2010 Separation Agreement.

Mr. Masilla’s $650,000 bonus amount in 2009 consists of the $450,000 cash portion of a discretionary bonus granted in January 2010 for his performance during 2009 (he joined in 2009) and a $200,000 cash bonus earned in connection with the successful completion of the 2009 business combination.

Mr. Boehmer’s $183,550 bonus amount in 2009 consists of $148,550, representing the cash portion of a discretionary bonus granted in January 2010 for his performance during the 14-month period ended December 31, 2009, after proration to the calendar year 2009, and a $35,000 cash bonus earned in connection with the successful completion of the 2009 business combination.

Mr. Harding’s $1,559,509 bonus amount in 2009 consists of a discretionary bonus granted in January 2010 for his performance during the 14-month period ended December 31, 2009, after proration for the calendar year 2009. The amount was originally contemplated as a part-cash and part-stock award valued in total at $1,655,271, but before the 2010 Incentive Compensation Plan was approved by the stockholders and the grant made, Mr. Harding resigned and instead agreed to accept $1,559,509.

Mr. Driggers’ $763,971 bonus amount in 2009 consists of a discretionary bonus granted in January 2010 for his performance during the 14-month period ended December 31, 2009, after proration to the calendar year 2009.

The amount of bonus paid to Messrs. Harding, Driggers, Masilla and Boehmer for the period from May 29, 2009 (the date of the 2009 business combination) through December 31, 2009 was $918,449, $423,900, $282,600 and $129,525, respectively.

(4)	Bonuses Paid by Predecessor. Mr. Harding’s $950,000 bonus amounts in 2010 and 2009 each consists of a $950,000 cash bonus paid by the ED&F Man group pursuant to a 2008 agreement between Mr. Harding and ED&F Man.

Mr. Driggers’ $800,000 bonus amount in 2009 consists of a cash bonus paid by the ED&F Man group pursuant to a September 2008 transaction agreement between ED&F Man and Mr. Driggers.

(5)	Stock Awards. Mr. Jenkins’ $639,828 stock award amount in 2010 consists of $387,000, representing a grant in November 2010 of a retention bonus of 100,000 restricted shares of our Class A common stock, valued at $3.87 per share, and $252,828, representing a grant of 61,665 shares as the stock portion of a performance award initially communicated to him in June 2010 and determined in January 2011 (which shares have been valued as of June 30, 2010, at $4.10 per share). The value of the stock portion of the performance award at the grant date, if the highest level of performance conditions were achieved, was $505,656; the grant date value of the stock portion of the performance award he actually received was $196,862.

Mr. Masilla’s $375,828 stock award amount in 2010 consists of $252,828, representing a grant of 61,665 shares as the stock portion of a performance award initially communicated to him in March 2010 and determined in January 2011 (which shares have been valued as of June 30, 2010, at $4.10 per share) and $123,000, representing a grant of 30,000 shares as the stock portion of a discretionary bonus granted in January 2010 for his performance in 2009 (which shares have been valued as of June 30, 2010, at $4.10 per share). The value of the stock portion of the performance award at the grant date, if the highest level of performance conditions were achieved, was $505,656; the grant date value of the stock portion of the performance award he actually received was $196,862.

Mr. Boehmer’s $180,252 stock award amount in 2010 consists of $98,252, representing a grant of 23,964 shares as the stock portion of a performance award initially communicated to him in March 2010 and determined in January 2011 (which shares have been valued as of June 30, 2010, at $4.10 per share) and $82,000, representing a grant of 20,000 shares as the stock portion of a discretionary bonus granted in January 2010, prorated for his performance in 2009 (which shares have been valued as of June 30, 2010, at $4.10 per share). The value of the stock portion of the performance award at the grant date, if the highest level of performance conditions were achieved, was $196,503; the grant date value of the stock portion of the performance award he actually received was $78,859.

Mr. Driggers’ $1,272,729 stock award amount in 2010 consists of $1,019,900, representing a retention bonus payable in 248,756 shares of Class A common stock, and $252,828, representing a grant of 61,665 shares as the stock portion of a performance award initially communicated to him in March 2010 (which shares have been valued as of June 30, 2010, at $4.10 per share). Mr. Driggers was granted 248,756 shares of restricted Class A common stock as a retention bonus pursuant to his June 2010 Severance Agreement. The shares of restricted stock were issued as of June 30, 2010, upon the approval by the stockholders of the 2010 Incentive Compensation Plan. One quarter of the shares vested immediately, and the remaining three-quarters were to vest in stages over three years subject to the continued service of Mr. Driggers. In September 2010 Mr. Driggers ceased being an employee of the Company and entered into a one-year Consulting Agreement with the Company. Pursuant to the Consulting Agreement, the quarter of the total shares scheduled to vest in one year remained outstanding in light of his continued service as a consultant, and the one-half of the total shares scheduled to vest in two and three years were forfeited. The value of the stock portion of the performance award at the grant date, if the highest level of performance conditions were achieved, was $505,656; the grant date value of the stock portion of the performance award he actually received was $168,750, as when Mr. Driggers ceased to be an employee in September 2010, he received a prorated 2010 cash bonus of $412,500 in full satisfaction of his rights to a performance bonus for 2010.

The incentive award agreements that we entered into with Mr. Masilla, Mr. Boehmer, and Mr. Driggers in early 2010 for fiscal year 2010 provided for compensation payable partly in restricted shares of our Class A common stock and partly in cash. The stock portions of such awards are reported in this “Stock Awards” column, and the cash portions of such awards are reported in the “Nonequity Incentive Plan Compensation” column.

The stock awards granted to Messrs. Boehmer, Harding, and Driggers during 2009 consist of awards of ordinary shares of ED&F Man made to the named executive officers under the ED&F Man 2009 DIP. Shares awarded under the ED&F Man 2009 DIP vest in three equal installments on the second, third and fourth anniversaries of the grant date.

Amounts shown do not reflect compensation actually received by the officers. Instead, amounts shown reflect the total grant date fair value for the stock awards determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718.

Stock compensation expense recognized by us for 2010 for awards granted under the 2010 Plan differs from the amounts stated in this table. The accounting principles and assumptions applied to each of the share awards are set out in accordance with U.S. GAAP in note 15 to the financial statements of Westway Group, Inc. for the fiscal year ended December 31, 2010.

Stock compensation expense recognized by ED&F Man for periods ending December 31, 2009 for awards granted under the ED&F Man 2009 DIP differs from the amounts stated in this table. The accounting principles and assumptions applied to each of the share awards are set out in accordance with U.S. GAAP in note 18 to the financial statements of Westway Group, Inc. for the fiscal year ended December 31, 2009 as of and for the years ended October 31, 2008 and 2007.

(6)	Nonequity Incentive Plan Compensation. The incentive award agreements that we entered into with Mr. Masilla, Mr. Boehmer, and Mr. Driggers in early 2010 for fiscal year 2010, and our incentive award understanding with Mr. Jenkins when he became Chief Executive Officer in June 2010 for the remainder of fiscal year 2010, in each case provided for compensation payable partly in restricted shares of our Class A common stock and partly in cash. The stock portions of such awards are reported in 2010 in the “Stock Awards” column, and the cash portions of such awards are reported in 2010 in this “Nonequity Incentive Plan Compensation” column. When Mr. Driggers ceased to be an employee in September 2010, he received a prorated 2010 cash bonus of $412,500 in full satisfaction of his rights to a performance bonus for 2010.

(7)	Post-Employment Compensation. The amounts in this column ordinarily appear in the “All Other Compensation” column, but have been placed in a separate column to highlight them.

The $237,500 amount shown for Mr. Harding in 2010 represents partial payment under his June 2010 separation agreement of a termination payment equal to one year’s salary payable over 12 months.

The $85,600 amount shown for Mr. Driggers in 2010 represents consulting fees ($80,000) and a housing expense payment ($5,600) under his September 2010 consulting agreement. Mr. Driggers has not received any director’s fees.

(8)	All Other Compensation. A portion of the values shown represents the change in present values of Messrs. Boehmer’s, Harding’s, and Driggers’ accumulated benefits under the ED&F Man Retirement Income Plan. Neither the ED&F Man Retirement Income Plan, nor ED&F Man’s pension benefit obligations to the named executive officers under this plan, have been or will be assumed by us. The ED&F Man Retirement Income Plan was frozen, and benefit accruals under the plan ceased, effective as of June 30, 2005. The change in the accumulated benefit reflected in this column is based on quarterly interest credits applied to the participant’s accounts. The changes in accumulated benefit for Messrs. Boehmer, Harding, and Driggers were $809, $11,936, and $1,441, respectively, for the fiscal year ended December 31, 2010. The changes in accumulated benefit for Messrs. Boehmer, Harding, and Driggers were $811, $11,970, and $1,739, respectively, for the fiscal year ended December 31, 2009.

Following the freezing of the ED&F Man Retirement Income Plan in 2005, our predecessor and more recently we have made contributions to each named executive officer’s 401(k) account in amounts intended to provide him with an appropriate replacement benefit. These amounts are based on a sliding scale commencing at 3% of gross compensation for service between two and five years, and capped at 12% of gross compensation for service of fifteen years or more. The Company also matches individual contributions for each named executive officer. Our contributions to our Savings and Investment (401(k)) Plan for Messrs. Jenkins, Masilla, Boehmer, Harding, and Driggers were $28,500, $15,925, $26,328, $33,075, and $27,000, respectively, for the fiscal year ended December 31, 2010. The combined contributions to the ED&F Man Retirement Income Plan and the Westway Group, Inc. Savings and Investment (401(k)) Plan for Messrs. Masilla, Boehmer, Harding, and Driggers were $10,792, $23,198, $46,560, and $33,015, respectively, for the fiscal year ended December 31, 2009.

A portion of the values shown for Mr. Masilla ($9,600) and Mr. Boehmer ($7,200) in 2010 represents car allowances. A portion of the values shown for Mr. Harding and Mr. Driggers in 2010 represents COBRA payments of $9,898 and $3,818, respectively.

The remaining portion of the values shown (less than $500 each) consists of the dollar value of life insurance premiums.

(9)	Mr. Jenkins was employed by the ED&F Man group prior to his appointment as our Chief Executive Officer in July 2010, but he did not work for our predecessor, which consists only of the bulk liquid storage and liquid feed supplements businesses we acquired from the ED&F Man group in May 2009. Consequently, compensation received by Mr. Jenkins from the ED&F Man group at any time on account of services he performed for them before July 2010 is not included in this table.

(10)	No adjustment has been made to reflect any allocation of amounts to other ED&F Man companies to reflect services provided by Mr. Harding to them.

Narrative Disclosure to Summary Compensation Table

Our Named Executive Officers

We have identified Messrs. Jenkins, Masilla, Boehmer, Harding, and Driggers as the individuals for whom we are required to provide compensation information in this proxy statement pursuant to the SEC’s executive compensation disclosure requirements. We refer to these individuals as the “named executive officers.”

Mr. Jenkins has been our Chief Executive Officer since June 30, 2010; Mr. Masilla has been our Chief Financial Officer since January 5, 2009; and Mr. Boehmer has been President of Westway Feed, our principal liquid feed supplements subsidiary, since September 30, 2009, and its Executive Vice President since July 28, 2009.

Mr. Harding was our Chief Executive Officer from the 2009 business combination on May 29, 2009 through June 30, 2010, and, during 2009 before the business combination, was Managing Director of the ED&F Man group’s Molasses & Palm Trading, Feed Products, Third Party Storage, Biofuels Division. Mr. Driggers was our Chief Operating Officer from the 2009 business combination on May 29, 2009 through October 1, 2010, and, during 2009 before the business combination, was President of Westway Terminal under our predecessor; he served as a full-time consultant to us from October 1, 2010 through April 12, 2011.

2010 Compensation

Base Salaries

The Compensation Committee approved base salary increases for management in 2010 to bring their salaries in line with the median of the market (with suitable adjustment for individual experience). These increases were effective in two stages, January 1, 2010 and June 1, 2010, as follows:

Increases to Base Salaries in 2010

Name	Salary as of December 31, 2009 (annualized)	Effective January 1, 2010 (annualized)	Effective June 1, 2010 (annualized)
Tom Masilla	$200,000	$240,000	$320,000
Stephen Boehmer	168,000	185,000	210,000
Peter Harding	309,000	360,000	475,000
Wayne Driggers	231,000	260,000	320,000

In connection with Mr. Jenkins’ appointment as our Chief Executive Officer effective June 30, 2010, his base salary was set at $475,000 per year, the same level as then in effect for Mr. Harding.

Incentive Compensation

In 2010, the prior cash bonus and long term incentive compensation plans, which were modeled after the ED&F Man group plans and used for 2009, were replaced with use of the new Westway Group, Inc. 2010 Incentive Compensation Plan approved by our stockholders at the 2010 annual meeting (the “2010 Plan”). In March 2010, subject to stockholder approval of the 2010 Plan, award agreements were entered into with Messrs. Masilla, Boehmer, Harding, and Driggers, pursuant to which an incentive pool for the named executive officers was established equal to 10% of our economic profit earned in 2010. When Mr. Jenkins replaced Mr. Harding as our Chief Executive Officer on June 30, 2010, the Board decided that Mr. Jenkins would receive incentive compensation at the same level as had been contemplated for Mr. Harding, but prorated for the half year remaining.

Economic profit for the purposes of the 2010 executive incentive awards was defined as Adjusted EBITDA (i.e., earnings before interest, taxes, depreciation and amortization, adjusted to eliminate any accrual for employee bonuses except a bonus accrual equal to 10% of total 2010 salaries of all employees other than the named executive officers) reduced by our total cost of debt and equity capital. Cost of debt was measured as the interest and fees incurred by us on our credit facility and other debt. Cost of equity was computed as 9.8% (which equals 7.5% plus the 5-year Treasury rate of 2.3% during the 30 days prior to 1/1/2010) of the balance sheet value of our common equity on January 1, 2010, plus dividends required to be paid or accrued on preferred shares (currently $.1376 per share per year). If our Adjusted EBITDA for 2010 had been less than $40.5 million, which was 75% of budgeted Adjusted EBITDA, no incentive pool would have been established. Ultimately, the economic profit (i.e., the Adjusted EBITDA less the total cost of debt and equity capital) was calculated to be $27,014,437 for 2010.

Specific percentages of the economic profit were allocated to specific executive officers. However, the Compensation Committee had the right to reduce (but not increase) the amount of any executive’s bonus award if, based on a subjective assessment, the executive failed to meet expectations in one or more of the following performance areas: (i) Company growth; (ii) health, safety and environmental; (iii) investor relations; (iv) corporate compliance; (v) other annual objectives set by the Board of Directors; and (vi) such other areas as the Compensation Committee determined. Ultimately, in January 2011, the Compensation Committee awarded Mr. Jenkins, Mr. Masilla, and Mr. Boehmer performance-based bonuses of $555,147, $555,147, and $240,428, respectively. In connection with Mr. Harding’s cessation of employment, he received a $1,029,492 cash bonus in full satisfaction of his rights to a performance bonus for 2010. As for Mr. Driggers, when he ceased to be an employee in September 2010, he received a prorated 2010 cash bonus of $412,500 in full satisfaction of his rights to a performance bonus for 2010.

Awards for 2010 were paid in January 2011 partly in cash and partly in restricted shares of our Class A common stock under the 2010 Plan. The stock portion of each award was equal to 40% of the first $375,000, plus 50% of the next $375,000, and 60% of any excess over $750,000 (subject to a 250,000 share cap). These restricted stock awards will vest as to 1/3rd of the shares on December 31, 2011; 1/3rd of the shares on December 31, 2012; and as to the final 1/3rd on December 31, 2013. The restricted stock awards will vest immediately upon the death or disability of the executive; the executive’s attainment of age 65; the executive’s Board-approved retirement after attaining the age of 55 with 10 years of service with the Company and/or ED&F Man; or a change in control (as defined in the 2010 Plan).

Bonuses

Mr. Jenkins, who became our Chief Executive Officer on June 30, 1010, was granted in November 2010 a retention bonus of 100,000 restricted shares of our Class A common stock, which shares are scheduled to vest over three years, one-third on each of the first, second, and third anniversaries of the grant.

Moreover, in January 2011 we awarded Mr. Masilla a discretionary bonus of $194,853 to compensate him for his additional effort over the year through several extraordinary and unanticipated events at the time the performance-based award agreements were signed, including the founder warrant extension project, the resignations of the Chief Executive Officer and Chief Operating Officer, and the public warrant repurchase project. This additional bonus was added to Mr. Masilla’s performance-based bonus discussed above before calculating his split between cash and restricted stock according to the principles in the 2010 Plan discussed above.

In connection with the 2009 business combination, ED&F Man entered into an agreement with Mr. Harding in September 2008 which resulted in ED&F Man paying Mr. Harding a bonus once the 2009 business combination closed. Half of this bonus was paid by ED&F Man on the first payroll date following the May 28, 2009 closing in the amount of $950,000 and the balance of $950,000 was paid by ED&F Man on the first payroll date following the May 28, 2010 anniversary of the closing.

Other Compensation

The named executive officers participate in a 401(k) retirement plan that we adopted after the closing of the 2009 business combination. We have made contributions to each named executive officer’s 401(k) account in amounts based on a sliding scale commencing at 3% of gross compensation for service between two and five years, and capped at 12% of gross compensation for service of fifteen years or more. We also match individual contributions of up to $5,000 for each named executive officer.

Messrs. Jenkins, Boehmer, Harding, and Driggers also have participated in the ED&F Man Holdings, Inc. Retirement Income Plan, which we refer to as the “ED&F Man Retirement Income Plan,” a frozen plan whose benefits were determined under a predecessor cash balance plan where interest, based upon each named executive officer’s account balance, was credited each calendar quarter. Following the consummation of the 2009 business combination, the ED&F Man Retirement Income Plan has continued to be maintained by the ED&F Man group, and interest credits for the participating named executive officers will continue to be made, until ED&F Man terminates the plan. Following the consummation of the 2009 business combination, we have not been responsible for these benefits and do not anticipate establishing a cash-balance or other defined benefit pension plan.

Compensation for 2009

The 2009 Business Combination and Time Periods Covered

Before May 28, 2009, we were a special purpose acquisition company with no operating business and no executive employees who were compensated for their services. On May 28, 2009, we acquired the bulk liquid storage and liquid animal feed supplements businesses of the ED&F Man group in a transaction we refer to as the “2009 business combination.” We refer to the businesses acquired from the ED&F Man group as the “acquired business” or our “predecessor.”

In this section, we review the compensation provided to the named executive officers from November 1, 2008 through December 31, 2009. We include a discussion of the stub-period from November 1, 2008 through December 31, 2008 because our predecessor had a fiscal year ending on October 31, whereas we have a fiscal year that ends on December 31. Compensation for the period from November 1, 2008 until May 28, 2009 reflects compensation the named executive officers received from the ED&F Man group before the 2009 business combination.

Before the 2009 Business Combination

Prior to the 2009 business combination, members of Shermen management did not receive any cash compensation for services rendered to Shermen. During the period from January 1, 2009 through the closing of the 2009 business combination on May 28, 2009, we paid Shermen Capital Partners, LLC fees and expenses of $49,750 for providing us with administrative services prior to the 2009 business combination. However, this arrangement was solely for our benefit and was not intended to provide compensation in lieu of a salary for any person, including any of our executives. Other than this administrative fee, no compensation of any kind, including any finder’s, consulting or other similar fee, was paid in 2009 to any of Shermen’s pre-business combination officers, directors or stockholders or any of their respective affiliates for any services they performed prior to or in connection with the 2009 business combination or otherwise.

Our predecessor did compensate our named executive officers for services rendered to our predecessor prior to the 2009 business combination. As this compensation was paid to our named executive officers by our predecessor, this compensation is included in the Summary Compensation Table above and in the tables below and is discussed in this narrative.

Before the 2009 business combination, Mr. Harding’s responsibilities for the ED&F Man group included services to our predecessor and other businesses within the ED&F Man group. The information included below with respect to periods prior to the 2009 business combination sets out all of the compensation earned by the named executive officers, including Mr. Harding, from us and/or the ED&F Man group, and is not limited to amounts allocable to our predecessor. Consequently, these amounts may differ from the compensation reflected in our previously reported predecessor financial statements, which include such compensation only to the extent allocable to the acquired business.

2009 After the 2009 Business Combination

In connection with the 2009 business combination, we agreed with ED&F Man that, for a period of at least one year after the closing of the 2009 business combination on May 28, 2009, we would maintain for the ED&F Man group employees we hired base salary, annual bonus opportunities, and benefits no less favorable in the aggregate than those maintained by the ED&F Man group for the same employees immediately before the 2009 business combination. As a result, the compensation and benefit arrangements for our executives during 2009 primarily reflect the arrangements established by the ED&F Man group before the 2009 business combination. Many of the historical compensation plans of the ED&F Man group were not acquired by us and we do not in each case maintain a comparable plan.

Base Salary

In keeping with our agreement in connection with the 2009 business combination, the salaries we paid to the named executive officers for calendar year 2009 following the 2009 business combination were at least equal to the salaries set by the ED&F Man group prior to the 2009 business combination. Following the 2009 business combination, our Board approved increases in the base salaries of Messrs. Driggers, Masilla, and Boehmer to appropriately compensate these named executive officers for increased responsibilities with the Company.

Discretionary Annual Bonus

For the 14-month period ended December 31, 2009, we funded a bonus pool on the same basis as the ED&F Man group did in the past. As part of the business combination, the ED&F Man group accrued and transferred an employee bonus pool for the employees of the acquired business (including four of our named executive officers) calculated based upon the participant salaries and pre-tax profits of the acquired business through May 28, 2009. Thereafter, we utilized the ED&F Man group’s funding formula to add to the bonus pool for all employees based upon our employee salaries and pre-tax profits for the 2009 period after the business combination through December 31, 2009.

The formula used by the ED&F Man group and us to calculate the total bonus pool was: 10% of participant salaries plus 20% of pre-tax profits in excess of a capital charge. (Consistent with ED&F Man group practices, the pre-tax profits in excess of the deemed cost of capital to which the 20% share was applied were determined by excluding any accrual for the profit component of the bonus pool, but including a bonus accrual equal to 10% of salaries.) This produced an aggregate bonus pool of approximately $7.3 million for the 14-month period from November 1, 2008 (the beginning of the ED&F Man group’s fiscal year) through December 31, 2009 (the close of our fiscal year).

In keeping with our obligations to ED&F Man pursuant to the business combination, our Compensation Committee approved the allocation of the total available bonus pool for the entire fourteen-month period ending December 31, 2009 among participants on a discretionary basis. Out of the total pool, our Compensation Committee allocated $4 million (about 53%) for awards to our then named executive officers. The percentage of the aggregate pool reserved for executive officers was consistent with historical ED&F Man group practices. Like the ED&F Man group before us, we did not establish specific allocation goals between cash-based and equity-based compensation or between annual and long-term incentive compensation for named executive officers for fiscal year 2009.

Under the ED&F Man group’s policies, a portion of each executive’s annual bonus was paid in ED&F Man stock, with the balance paid in cash. Our Compensation Committee decided to pay a similar portion of the awards for Named Executive Officers for the 14-month period as grants of restricted stock under the Westway Group, Inc. 2010 Incentive Compensation Plan. The following table shows the awards paid to our Named Executive Officers:

Bonus Compensation for 14-Month Period Ended December 31, 2009

Name	Cash	Stock	Total
Tom Masilla	$450,000	$150,000	$600,000
Stephen Boehmer	175,000	100,000	275,000
Peter Harding	1,465,000	485,000	1,950,000
Wayne Driggers	675,000	225,000	900,000

The stock awards shown above were converted from cash to restricted shares of our Class A common stock at the conversion price of $5.00 per share, which was the greater of (i) $5.00 or (ii) the volume-weighted average price ($4.82) of our Class A common stock during the five trading days preceding the January 26, 2010 Board meeting at which the stock awards were approved.

One-third (1/3) of the restricted shares will vest on December 31, 2010; 1/3 of the shares will vest on December 31, 2011; and the final 1/3 will vest on December 31, 2012. The restricted shares will vest immediately upon the death or disability of the executive; the executive’s attainment of age 65; the executive’s Board-approved retirement after attaining the age of 55 with 10 years of combined service with the Company and ED&F Man; or the occurrence of a Change in Control. “Change in Control” refers to any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) other than ED&F Man Holdings Limited and its subsidiaries acquiring (whether by stock purchase, asset purchase, merger or otherwise) twenty percent (20%) or more of our voting power, or ED&F Man Holdings Limited and its subsidiaries collectively ceasing to retain at least 35% of the combined aggregate Class A common shares, Class B common shares and Series A Convertible Preferred shares of the Company.

Transaction and Retention Bonuses

In connection with the 2009 business combination, ED&F Man entered into agreements with Messrs. Harding and Driggers in September 2008.

The agreement with Mr. Harding resulted in ED&F Man paying Mr. Harding a bonus once the 2009 business combination closed. Half of this bonus was paid by ED&F Man on the first payroll date following the May 28, 2009 closing in the amount of $950,000 and the balance of $950,000 was paid by ED&F Man on the first payroll date following the May 28, 2010 anniversary of the closing.

The agreement with Mr. Driggers provided for a $100,000 payment by ED&F Man payable on the first payroll date following the final presentation to stockholders (which occurred in the first half of 2009), regardless of whether or not the transaction closed, which was paid. The agreement with Mr. Driggers also provided for a payment by ED&F Man if the 2009 business combination closed. This second payment was made by ED&F Man on the first payroll date following the May 28, 2009 closing, in the amount of $700,000.

The agreement also provided (i) for full vesting of all of the ED&F Man share awards held by Mr. Driggers upon the closing, which were 180,816 shares, (ii) that Mr. Driggers’ annual salary level would not decrease for a period of one year from the 2009 business combination and (iii) that it was expected we would provide benefits substantially similar to his then-current benefits for a period of one year from the 2009 business combination.

Stock Awards

In fiscal year 2009, Messrs. Boehmer, Harding, and Driggers received discretionary awards of time-vesting stock in accordance with the ED&F Man Deferred Incentive Plan, which we refer to as the “ED&F Man DIP,” in respect of the 2008 fiscal year, valued at $75,000, $700,000, and $170,000, respectively. These shares were set to vest in equal installments on the second, third and fourth anniversary of the grant date if the named executive officer remained continuously employed with the ED&F Man group through the applicable anniversary of the grant date.

In connection with the business combination, ED&F Man amended the ED&F Man DIP to provide that (i) ED&F Man employees that were employed by the Company immediately following the business combination would not be considered to have ceased employment with ED&F Man for purposes of the ED&F Man DIP and (ii) following the business combination, service to the Company would be considered for purposes of the ED&F Man DIP as service to ED&F Man, despite the fact that the Company is not a subsidiary of ED&F Man, as that term is defined under the ED&F Man DIP. Thus, the ED&F Man time-vesting stock held by Messrs. Boehmer and Harding did not vest as a result of the business combination. On the other hand, pursuant to a retention agreement, the ED&F Man time-vesting stock held by Mr. Driggers vested in full as a result of the business combination. Moreover, the ED&F Man time-vesting stock held by Mr. Harding vested in full as of February 23, 2010 based on an agreement of that same date with ED&F Man.

The award to Mr. Boehmer will vest in equal installments on the second, third and fourth anniversary of the grant date if he remains continuously employed with us through the applicable anniversary of the grant date. Moreover, he will receive a prorated number of shares if he ceases to be deemed an employee of ED&F Man or a subsidiary due to death; due to injury, disability or redundancy; due to retirement at normal retirement age; or because his office or employment is with a company that ceases to be deemed a subsidiary of ED&F Man or that relates to a business or part of a business that is transferred to a person that is not deemed a subsidiary of ED&F Man.

All Other Compensation

The named executive officers participated in the 401(k) retirement plan that we adopted after the closing of the 2009 business combination, discussed above under 2010. Some of the named executive officers also participated in the ED&F Man Retirement Income Plan discussed above under 2010.

Key Contracts Involving Compensation

Westway Group, Inc. 2010 Incentive Compensation Plan

General. On April 13, 2010, the Compensation Committee of the Board of Directors adopted a resolution to make a number of shares equal to ten percent (10%) of the number of shares of Class A common stock, Class B common stock, and Series A Convertible Preferred Stock of the Company outstanding on January 1st of each Plan year available for awards under the Plan and for issuance to non-employee Directors under the Plan.

Under the Plan, key employees of the Company and its subsidiaries may be granted restricted stock, performance share units, stock appreciation rights and stock options, which are collectively referred to as “Awards.” Awards underlying a total of 5,746,286 shares of Class A common stock were available for grant under the Plan in 2010. In any calendar year, no key employee may be granted more than 250,000 shares of restricted stock, performance share units with respect to more than 250,000 shares of Class A common stock, stock appreciation rights with respect to more than 250,000 shares of Class A common stock, or options to acquire more than 250,000 shares of Class A common stock under the Plan.

Individuals eligible to receive Awards under the Plan are key employees of the Company and its subsidiaries as selected by the Compensation Committee. As of December 31, 2009, there were 5 executive officers and up to 75 employees other than executive officers eligible to receive Awards under the Plan. In addition, our non-employee directors may elect under the Plan to receive up to 50% of their annual Board retainer in shares of our Class A common stock.

Administration. The Plan is administered by the Compensation Committee. The Compensation Committee must consist of two or more Directors. The Directors must be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Compensation Committee determines which employees of the Company and its subsidiaries will be granted Awards and the terms of those Awards. The Compensation Committee has complete discretionary authority to interpret and administer the Plan and make changes to the terms and conditions of Awards. The Board has the authority to make changes to the Plan of any nature, provided that in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

Vesting and Performance Goals. The vesting conditions for Awards may relate to employment, performance goals or other conditions. Performance goals are established by the Compensation Committee from one or more of the following business criteria that are to be achieved during a performance period: (1) revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) earnings before interest, taxes, depreciation and amortization; (5) net sales; (6) earnings per share; (7) return on equity; (8) return on capital; (9) net earnings; (10) economic profit; (11) balance sheet measurements; (12) objectively-determinable qualitative measures such as certification maintenance, percentage utilization, and number of reportable spills; or (13) any other business criteria as may be determined by the Committee. Performance Goals may be based (as the Committee deems appropriate) on (i) Company-wide (including subsidiary corporations) performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. The vesting of an Award may also be based on the key employee’s achievement of an individual performance goal. The Compensation Committee has complete discretionary authority to determine whether an Award is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based” compensation.

Non-Transferability. Awards are not transferable except by will or the laws of descent and distribution. During the key employee’s lifetime, Awards may be exercised only by the key employee.

Change in Capitalization. If there is a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or similar event, then appropriate adjustments will be made by the Compensation Committee to the number and kind of shares available for issuance as Awards and to the number and kind of shares allocated to unvested Awards granted prior to such change.

Change in Control. All Awards of restricted stock, stock appreciation rights and/or options (but not performance share units) granted under an Award agreement subject to a vesting schedule (i.e., for which the only requirement for vesting is continued employment) shall automatically vest in full upon a Change in Control. For purposes of the Plan, a “change in control” means (i) any person or “group” (as defined in Section 13(d)(3) of the 1934 Act), other than ED&F Man Holdings Limited and its subsidiaries, acquiring (whether by stock purchase, asset purchase, merger or otherwise) twenty percent (20%) or more of the voting power of our then outstanding voting shares, or (ii) ED&F Man Holdings Limited and its subsidiaries collectively retaining less than 35% of the aggregate total number of shares of our Class A common stock, Class B common stock and Series A Convertible Preferred Stock.

Types of Award. Under the 2010 Plan, the Compensation Committee may grant equity-based awards in a variety of forms, including: (i) shares of restricted Class A common stock that are subject to restrictions on vesting; (ii) performance share units, which are bookkeeping units that have a value equal to the fair market value of one share of Class A common stock, payable in Class A common stock if the performance or other conditions to exercise are satisfied; (iii) stock appreciation rights (“SARs”) related to shares of Class A common stock, which, if exercised, entitle the participant to receive an amount equal to the excess of the fair market value of the underlying shares of Class A common stock on the date the SAR is exercised over the fair market value of a share of Class A common stock on the date the SAR was awarded; and (iv) stock options, including incentive stock options and non-qualified options, that confer on the holder the right to purchase Class A common stock at a specified exercise price. The Committee has latitude to impose vesting and other restrictions. Equity-based awards will be represented by award agreements, which may impose conditions and restrictions.

Director Compensation. The 2010 Plan allows non-employee directors to elect to receive up to 50% (in 10% increments) of their annual retainer for Board service and for service as a committee chair, if applicable, in Class A common stock.

Term of Plan. The Board may suspend or terminate the 2010 Plan at any time.

Westway Group, Inc. Severance Pay Plan

The Westway Group, Inc. Severance Pay Plan is a broad-based severance plan for our executives and employees. Due to our obligation in connection with the 2009 business combination to provide base salary, annual bonus opportunities, and benefits equal to or better than those offered by the ED&F Man group for a period of one year following the 2009 business combination and to assist us in attracting and retaining qualified employees, we adopted the Westway Group, Inc. Severance Pay Plan in 2009. We refer to the Westway Group, Inc. Severance Pay Plan as the “Severance Plan.”

Eligibility to receive severance benefits under the Severance Plan is conditioned upon an employee’s completion of three years of combined service with the ED&F Man group and the Company at the time of termination of employment (subject to waiver by the Severance Plan administrator) and, either involuntary termination due to a reduction in force or termination of employment due to an eligible reason. The Severance Plan imposes an additional condition to receipt of benefits by requiring eligible employees to sign a separation agreement waiving any and all claims they may have in connection with their employment and termination in a timely manner, and the separation agreement must become irrevocable.

Upon satisfaction of these conditions, the Severance Plan provides a minimum severance benefit of one week of an eligible employee’s annualized base pay for each year of service. We may increase the minimum severance benefit payable to an eligible employee, but the maximum severance benefit payable under the Severance Plan may not exceed one year of the eligible employee’s annual salary.

Westway Group, Inc. Savings (401(k)) Plan

The Westway Group, Inc. Savings Plan (the “401k Plan”) is designed to satisfy the applicable nondiscrimination rules, allowing eligible employees to defer the maximum legally permitted amount. The Company matches employee deferrals on a dollar-for-dollar basis, up to 1% of an employee’s compensation. The Company matches 50% of deferrals between 1% and 6% of an employee’s compensation. Deferrals in excess of 6% are not matched. An employee’s deferrals are fully vested at all times. Company matching contributions vest after two years of service or if the employee dies, becomes disabled, or retires while in service with the Company, provided the employee has been credited with at least one hour of service on or after January 1, 2009. The employee directs the investment and reinvestment of his or her plan accounts from among mutual funds that have been designated by the 401k Plan’s administrative committee. An employee may withdraw his or her deferrals and the Company’s matching contributions after employment ends for any reason, including retirement, death, or disability or in the event of financial hardship. An employee can also make in-service withdrawals after attaining age 59 1/2.

ED&F Man Retirement Income Plan

In connection with the 2009 business combination, ED&F Man amended its ED&F Man Retirement Income Plan to provide that (i) participants in the plan that were employed by the Company immediately following the 2009 business combination would not be considered to have ceased employment with ED&F Man for purposes of the ED&F Man Retirement Income Plan and (ii) following the 2009 business combination, service to the Company would be considered for purposes of the ED&F Man Retirement Income Plan as service to ED&F Man, despite the fact that the Company is not a subsidiary of ED&F Man. Neither the ED&F Man Retirement Income Plan nor any obligations under the ED&F Man Retirement Income Plan was assumed by us in the 2009 business combination.

Messrs. Boehmer, Harding, and Driggers participate in the ED&F Man Retirement Income Plan. As of December 31, 2009, Messrs. Boehmer, Harding, and Driggers were 100% vested in their ED&F Man Retirement Income Plan benefits. Mr. Masilla does not participate in the ED&F Man Retirement Income Plan. (Mr. Jenkins was previously employed by the ED&F Man group, but not by our predecessor, and therefore participates in the plan, but his participation is not included in the Summary Compensation Table.)

The ED&F Man Retirement Income Plan was frozen on June 30, 2005. Benefits under the ED&F Man Retirement Income Plan were determined under a predecessor cash balance plan under which benefits accrued based on annual employer contributions and quarterly interest credits. Interest credits are determined based on the balance credited to a participant’s account as of the first day of each calendar quarter, and the annualized rate of interest equals the annual rate of interest on ten-year Treasury Constant Maturities, as reported in the Federal Reserve Bulletin, determined for the month of November in the calendar year immediately before the year in which the interest is credited. Participants in the ED&F Man Retirement Income Plan continue to earn interest credits on their accrued benefit balance, based on the interest rate calculation described in the foregoing sentence, but receive no further annual employer contributions or other benefit accrual under the ED&F Man Retirement Income Plan after June 30, 2005.

Vested retirement benefits are payable in the form of a lump sum or annuity payments upon retirement from the Company, termination from the Company, or death. Unless a participant elects a different form of payment, benefits are paid (i) in the form of a joint and 50% survivor annuity if the participant is married on his or her benefit commencement date or (ii) in a single life annuity if he or she is not married on his or her benefit commencement date. Participants who select a different form of payment from the annuities described in the foregoing sentence will receive the actuarial equivalent of their accrued benefits.

Participants can choose their benefit commencement date as long as the date is after the first day of the calendar month following termination of employment or death. Participants in the ED&F Man Retirement Income Plan may retire at any time and receive the unreduced value of their vested account balances in a lump sum or an annuity as described above. The Internal Revenue Code places limitations on benefit amounts that may be paid to a participant under the ED&F Man Retirement Income Plan and, in 2009 and 2010, the maximum annual benefit payable to a participant under the ED&F Man Retirement Income Plan was $195,000 and $195,000, respectively.

Other ED&F Man Plans

The 2009 business combination resulted in full vesting of the share award plan of Mr. Driggers as of the date of the business combination. With respect to all other former employees of the ED&F Man group, ED&F Man amended the ED&F Man DIP, the ED&F Man Loyalty Plan, and the ED&F Man DHR Award Plan to provide that (i) ED&F Man employees that were employed by the Company immediately following the 2009 business combination would not be considered to have ceased employment with ED&F Man for purposes of the ED&F Man plans and (ii) following the 2009 business combination, service to the Company would be considered for purposes of the ED&F Man plans as service to ED&F Man, despite the fact that the Company is not a subsidiary of ED&F Man. The Company did not assume any of these three plans or any obligations under them.

ED&F Man DIP. Pursuant to the ED&F Man DIP as amended in connection with the 2009 business combination, each participant would receive a prorated number of shares of stock from his award of time-vesting stock if he ceased to be an employee of the Company or a subsidiary due to death; in the opinion of ED&F Man’s Board of Directors, injury, disability or redundancy; retirement at normal retirement age; or his employer ceasing to be a subsidiary or business unit of the Company. Vesting of all stock awards under the ED&F Man DIP would be accelerated upon a change of control of ED&F Man, however, a change in control of the Company would not result in any change in the vesting schedule.

ED&F Man Loyalty Plan. Pursuant to the ED&F Man Loyalty Plan as amended in connection with the 2009 business combination, each participant will receive a prorated number of shares from his awards of restricted ED&F Man shares if he ceases to be an employee of the Company or a subsidiary due to death; in the opinion of ED&F Man’s Board of Directors, injury, disability or redundancy; retirement at normal retirement age; or his employer ceasing to be a subsidiary or business unit of the Company. Vesting of all time-vesting share awards under the Loyalty Plan will be accelerated upon a change of control of ED&F Man. However, a change in control of the Company would not result in any change in the vesting schedule.

ED&F Man DHR Award Plan. Pursuant to the ED&F Man DHR Award Plan as amended in connection with the 2009 business combination, each participant will receive a prorated number of share options from his share option awards if he ceases to be an employee of the Company or a subsidiary due to death, ill health, disability, or dismissal by redundancy. A change in control of the Company would not result in any change in the vesting schedule. However, vesting of all share option awards under the ED&F Man DHR Award Plan will be accelerated upon a takeover offer that, if completed, would result in a change of control of ED&F Man.

Separation Agreement with Mr. Harding

In connection with the retirement of Mr. Harding, which was effective June 30, 2010, we entered into a separation agreement with Mr. Harding on June 25, 2010, which became effective July 2, 2010 (the “Separation Agreement”). The payments to which he became entitled under the Separation Agreement totaled $1,876,679, consisting of (a) one year’s salary of $475,000 payable over one year in 24 equal installments, (b) a cash bonus of $1,029,492 for fiscal 2010, with half of the bonus paid within 15 days of July 2, 2010 and the remainder paid in January 2011, and (c) in lieu of the issuance of 100,591 shares of restricted stock under the 2010 Plan, a payment of $372,187 within 15 business days following July 2, 2010. Also, the Company agreed that Mr. Harding would receive Company benefits to the extent permitted by the applicable benefit plans and reimburse him for medical insurance payments he may have to make under COBRA. In the Separation Agreement, we and Mr. Harding also entered into mutual releases and mutual non-disparagement provisions, and Mr. Harding agreed to non-competition and non-solicitation provisions that extend 18 months beyond his resignation date.

Severance Agreement with Mr. Driggers

On June 26, 2010, we entered into an agreement with Mr. Driggers relating to severance and other matters (the “Driggers Severance Agreement”), the bulk of which agreement was later superseded by the Consulting Agreement entered into on September 16, 2010, discussed below. Pursuant to the terms of the Driggers Severance Agreement, Mr. Driggers was entitled to: (i) receive an annual base salary of $320,000.00, (ii) earn an annual performance based bonus pursuant to the Company’s 2010 Plan as determined by the Board’s Compensation Committee, (iii) payment of previously awarded bonus compensation of $225,000.00 in cash within five days of the effective date of the Severance Agreement, (iv) a retention bonus in the amount of $1,000,000.00 payable in restricted stock (25% of which vested immediately and the balance of which would have vested over three years, but as to which special provisions were made in the Consulting Agreement discussed below), and (v) receive employee benefits, fringe benefits and perquisites consistent with, and on the same basis as, other high level executives in the Company. Further, Mr. Driggers has agreed to certain non-solicitation and confidentiality obligations in favor of the Company.

The Consulting Agreement discussed below superseded the compensation provisions of the Driggers Severance Agreement, other than the retention bonus provisions, which were instead modified as discussed below, and superseded the termination provisions of the Driggers Severance Agreement, which included provisions for payment of various amounts under various circumstances.

Consulting Agreement with Mr. Driggers

Mr. Driggers retired as President and Chief Operating Officer of the Company effective October 1, 2010, on which date he became a full-time consultant to the Company pursuant to a consulting agreement dated September 16, 2010, between him and us (the “Consulting Agreement”).

Under the terms of the Consulting Agreement, Mr. Driggers agreed to provide, on a full-time basis, consulting services to the Company during the 12-month period after his retirement, unless the Consulting Agreement was earlier terminated in accordance with its terms. The scope of these consulting services included, among other things, consulting on major projects, due diligence with respect to potential acquisitions, leading integration on any completed acquisitions, succession planning, and providing on-going support and consultation to the Company’s Chief Executive Officer, Chief Financial Officer, and Board of Directors.

Under the Consulting Agreement, Mr. Driggers received $26,666.67 per month in cash, reimbursement for health insurance premiums for up to 18 months following his retirement, and reimbursement of certain out-of-pocket expenses. He also received a prorated 2010 cash bonus in the amount of $412,500, less applicable deductions and withholdings, paid in January 2011, and $5,600 in cash to cover previously committed housing expenditures in New Orleans, Louisiana.

In addition, with respect to the retention bonus in the form of restricted stock granted to Mr. Driggers pursuant to the Driggers Severance agreement, 25% of the number of shares of which restricted stock vested upon grant, the terms of the Consulting Agreement required, among other things, that an additional 25% of the number of shares of restricted stock issued to Mr. Driggers as a retention bonus under the severance agreement would vest on June 26, 2011 and, if the Company terminated the Consulting Agreement before June 26, 2011, Mr. Driggers would be entitled to receive such additional 25% of the number of shares of restricted stock. Mr. Driggers forfeited the remaining portion of the restricted stock granted under the retention bonus that was unvested as of October 1, 2010.

In the Consulting Agreement, Mr. Driggers confirmed that he received all of the benefits to which he was entitled under the Driggers Severance Agreement and was entitled to no further benefits under the Driggers Severance Agreement or otherwise relating to his employment, or resignation from employment, with us. Under the terms of the Consulting Agreement, Mr. Driggers further agreed to a six-month non-competition covenant; a two-year non-solicitation covenant relating to contractors, agents, clients, customers and suppliers of the Company; a one-year non-solicitation covenant relating to employees of the Company; a non-disparagement covenant; and a general release of any claims he may have against the Company or any other specified party.

The Consulting Agreement was terminated effective April 12, 2011. The terms of the termination are discussed in this proxy statement under “Certain Relationships and Related Transactions.”

Severance Agreement with Mr. Masilla

On June 26, 2010, we entered into an agreement with Mr. Masilla relating to severance and other matters (the “Masilla Severance Agreement”). Pursuant to the terms of the Masilla Severance Agreement, Mr. Masilla is entitled to: (i) receive an annual base salary of $320,000.00, (ii) earn an annual performance based bonus pursuant to the Company’s 2010 Plan as determined by the Board’s compensation committee, and (iii) receive employee benefits, fringe benefits and perquisites consistent with, and on the same basis as, other high level executives in the Company. The Masilla Severance Agreement will expire at the end of the month in which he reaches 70 years of age unless previously terminated.

If the Masilla Severance Agreement is terminated by the Company with cause or by Mr. Masilla, Mr. Masilla shall be entitled to receive that portion of his base salary earned, but unpaid, as of the date of termination and all vested benefits, including 401K and previously deferred compensation.

If Mr. Masilla is terminated by the Company without cause for any reason other than Mr. Masilla’s death or disability, Mr. Masilla shall be entitled to receive the following: (i) that portion of his base salary earned, but unpaid, as of the date of termination, (ii) a pro-rata portion of the annual bonus earned in the year of termination, measured as of the date of termination, (iii) any annual bonus earned for a prior completed calendar year to the extent not paid or deferred (the “Accrued Obligations”), (iv) a lump sum payment in cash (the “Severance Payment”) equal to two times the sum of (a) Mr. Masilla’s base salary in effect at the time of termination, and (b) the cash portion of Mr. Masilla’s annual bonus for the calendar year immediately preceding the year in which the termination occurs, and (v) (a) any outstanding equity awards shall become fully vested and exercisable and any restrictions thereon shall lapse as of the date of termination and (b) any stock options outstanding as of the date of termination must be exercised within 90 days of termination (together the “Equity Benefits”). In order to receive the Severance Payment, Mr. Masilla will be required to sign a settlement agreement and release of the Company.

If the Company terminates Mr. Masilla without cause, for any reason other than Mr. Masilla’s death or disability within twelve months of a change in control, Mr. Masilla shall be entitled to receive (i) the Accrued Obligations, (ii) the Severance Payment, and (iii) the Equity Benefits. If Mr. Masilla is terminated due to death or disability, he or his estate will receive (i) six months base salary, (ii) any Accrued Obligations and (iii) any Equity Benefits. Further, Mr. Masilla has agreed to certain non-solicitation and confidentiality obligations in favor of the Company.

Tax Matters

Before the business combination, our predecessor was not subject to Section 162(m) of the Internal Revenue Code, which provides that a company may not deduct compensation of more than $1,000,000 that is paid to certain individuals (except for certain performance-based compensation). Accordingly, Section 162(m) of the Internal Revenue Code did not influence compensation decisions before the 2009 business combination. As 2009 was the first year in which the acquired business operated as a public company, we expect our 2009 compensation to be exempt from the $1 million limitation on deductible compensation, as the payment was made under a plan that was in effect before the business combination. Going forward, we expect that compensation paid to our executive officers ordinarily will be structured to be fully deductible for federal income tax purposes.

We do not currently compensate executives for any excise tax liability they may incur by reason of payments and benefits received upon a termination of employment or a change in control. As a result, if an executive officer is assessed any excise tax liability under Section 4999 of the Internal Revenue Code as a result of payments and benefits received in connection with a change in control, that executive officer is responsible for the payment of such excise tax.

Outstanding Equity Awards at Fiscal Year-End Table

The following Outstanding Equity Awards table summarizes the equity-based compensation awards made by us or our predecessor to the named executive officers that were unexercised and/or unvested as of December 31, 2010.

Outstanding Equity Awards at December 31, 2010

	Option Awards(1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (h)
James Jenkins
Westway Incentive Plan Award, 2010	—	—	—	148,015	559,497

Thomas Masilla
Westway Incentive Plan Award, 2010	—	—	—	79,963	302,261

Stephen Boehmer
Westway Incentive Plan Award, 2010	—	—	—	39,234	148,305

ED&F Man 2009 DIP	—	—	—	27,985	94,589

ED&F Man 2008 DIP	—	—	—	2,906	9,822

ED&F Man Loyalty Plan Award, 2007	—	—	—	5,407	18,275

Peter Harding
ED&F Man DHR Award, 2006	262,500	2.41	01/20/2011	—	—

Wayne Driggers
Westway Incentive Plan Award, 2010	—	—	—	62,189	235,074

(1)	Option awards reflect the ED&F Man shares underlying the ED&F Man DHR Awards.
(2)	The table immediately following entitled “Vesting Schedule at Fiscal Year-End 2010” provides additional information regarding the ED&F Man 2009 and 2008 DIP and ED&F Man Loyalty Plan stock awards.
(3)	Shares of our Class A common stock that have not vested are valued based on their fair price as of December 31, 2010 of $3.78 per share. ED&F Man ordinary shares that have not vested are valued based on their fair price as of December 31, 2010 of $3.38 per share.

Vesting Schedule at Fiscal Year-End 2010

Named Executive Officer	Grant Date	Shares of Stock (#)	Vesting Schedules
James Jenkins
Westway Incentive Plan Award 2010	11/4/2010	100,000	11/4/2011	33.3%
			11/4/2012	33.3%
			11/4/2013	33.3%

Westway Incentive Plan Award 2010	6/30/2010	48,015	12/31/2011	33.3%
			12/31/2012	33.3%
			12/31/2013	33.3%

Thomas Masilla
Westway Incentive Plan Award 2010	6/30/2010	30,000	1/1/2011	33.3%
			10/18/2011	66.7%

Westway Incentive Plan Award 2010	6/30/2010	49,963	10/18/2011	100.0%

Stephen Boehmer
Westway Incentive Plan Award 2010	6/30/2010	20,000	1/1/2011	33.3%
			1/1/2012	33.3%
			1/1/2013	33.3%

Westway Incentive Plan Award 2010	6/30/2010	19,234	12/31/2011	33.3%
			12/31/2012	33.3%
			12/31/2013	33.3%

ED&F Man 2009 DIP	1/1/2009	27,985	1/1/2011	33.3%
			1/1/2012	33.3%
			1/1/2013	33.3%

ED&F Man 2008 DIP	11/1/2007	2,906	10/15/2011	100.0%

ED&F Man Loyalty Plan Award, 2007	2/1/2007	5,407	2/1/2011	100.0%

Peter Harding
ED&F Man DHR Award Plan, 2006(1)	11/7/2006	262,500	2/1/2010	100.0%

Wayne Driggers
Westway Incentive Award 2010	6/30/2010	62,189	6/26/2011	100.0%

(1)	The portions of the DHR awards that vest on the vesting dates are determined by ED&F Man. During 2006 the 2004 and 2005 plans were combined and granted again under the 2006 grant. However, the awards maintained their original terms.

INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed Ernst & Young LLP, as our independent auditor for the fiscal year ending December 31, 2011. Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they so choose, and are expected to be available to respond to questions.

Dismissal of Independent Public Accountant

From our inception until June 30, 2009, Rothstein, Kass & Company, P.C. (“Rothstein”) served as our independent auditor. Rothstein was dismissed on June 30, 2009 as the principal accountant to audit our financial statements. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

Rothstein’s reports on our financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report of Rothstein, Kass & Company, P.C. for our financial statements as of December 31, 2008 contained a paragraph stating:

“The accompanying financial statements have been prepared assuming that Shermen WSC Acquisition Corp. will continue as a going concern. As discussed in Note A to the financial statements, Shermen WSC Acquisition Corp. will face a mandatory liquidation if a business combination is not consummated by May 30, 2009, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During our two most recent fiscal years (ended December 31, 2008 and 2007) and the subsequent interim period preceding the dismissal, (i) there were no disagreements with Rothstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Engagement of New Independent Public Accountant

On June 30, 2009, the Company newly engaged Ernst & Young LLP as the principal accountant to audit our financial statements. Ernst & Young LLP has acted as the auditors of ED&F Man Holdings, Ltd., including its bulk liquid storage and liquid feed supplements businesses that were acquired by us on May 28, 2009 (the “Westway businesses”). Ernst & Young LLP audited the combined carve-out financial statements of the Westway businesses that were included our proxy statement dated March 9, 2009.

During our two most recent fiscal years (ended December 31, 2008 and 2007) and the subsequent interim period prior to engaging Ernst & Young LLP, neither the Company nor someone on its behalf consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, as to which either a written report was provided to us or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (in each case as defined in Item 304(a)(2)(ii) of Regulation S-K).

Fees Paid to Independent Public Accountants

The following table presents fees for professional audit services rendered by Ernst & Young LLP and Rothstein, Kass & Company, P.C. for the audit of our consolidated financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered during those periods.

	Rothstein, Kass & Company, P.C.	Ernst & Young LLP
	2009	2009		2010
Audit Fees	$32,000	$1,064,985	(1)	$1,115,529
Audit-Related Fees	—	—		—
Tax Fees	—	—		49,911
All Other Fees	29,800	148,904		—

Total	$61,800	1,213,889		1,165,440

(1)	In 2009, we also reimbursed ED&F Man $4,599,587 for audit services performed by Ernst & Young LLP’s London office in connection with the audits of the combined carve-out financial statements of the bulk liquid storage and animal feed supplements businesses of the ED&F Man group that we acquired in the business combination. Such audited financial statements were included in our Proxy Statement dated May 14, 2009 soliciting stockholder approval of the business combination.

Audit Fees. This category consists primarily of fees and related expenses for professional services rendered for the audit of our annual consolidated financial statements and review of consolidated financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. In 2010, the audit fees of $1,115,529 consisted of $899,509 in fees for professional services rendered for the annual audit and 10-Q related reviews of our consolidated financial statements, $37,567 for expenses related thereto, and $178,453 for services provided in connection with statutory and regulatory filings and engagements. In 2009, the audit fees of $1,064,985 consisted of $921,000 in fees for professional services rendered for the annual audit and 10-Q related reviews of our consolidated financial statements, $21,985 for expenses related thereto, and $122,000 for services provided in connection with statutory and regulatory filings and engagements.

Audit-Related Fees. This category consists of fees for services that are reasonably related to the performance of the audit or review of our financial statements and are not included in the fees reported under “Audit Services.”

Tax Fees. This category consists of fees for tax services provided with respect to tax compliance and tax preparation.

All Other Fees. This category includes fees for all services not included in the other three categories. The services were provided in connection with S-1 and S-3 filings, and predecessor statements.

Audit Committee Approval. Before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our Audit Committee. The Audit Committee pre-approved 100% of the services rendered by our principal accountants for both 2010 and 2009.

Pre-Approval Policies. The Audit Committee’s pre-approval policies and procedures are as follows: Mr. John E. Toffolon, Jr., the Chairman of the Audit Committee, is empowered to authorize additional projects by Ernst & Young LLP costing up to $25,000 without further approval of the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of the NASDAQ listing rules and the SEC. The purpose of the Audit Committee is to assist the Board in its general oversight of Westway Group, Inc.’s financial reporting, internal controls and audit functions. The oversight functions of the Audit Committee include, among other things, appointing our independent auditor; reviewing the external audit plan and the results of the auditing engagement; reviewing the internal audit plan and the results of the internal audits; ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices; reviewing the independence and performance of our internal audit function and independent registered public accounting firm; and reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies.

Our management has responsibility for preparing our financial statements, and our independent auditor, Ernst & Young LLP, is responsible for auditing those financial statements. In this context, as part of its oversight of our financial statements, the Audit Committee has met with management and Ernst & Young to review and discuss all of our annual and quarterly financial statements prior to their issuance. This process includes an assessment of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements. Management also concluded that the Company’s internal control over financial reporting was effective as of December 31, 2010 and that it had completed implementation of all processes necessary to obtain compliance with the Sarbanes-Oxley Act of 2002. During the 2010 fiscal year, our management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with Ernst & Young the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and had the opportunity to ask Ernst & Young questions relating to such matters. With and without management present, the Audit Committee also reviewed and discussed the results of Ernst & Young’s examination of the annual financial statements. The Audit Committee also discussed with our management the process for certifications by our Chief Executive Officer and Chief Financial Officer, which is required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of our filings with the SEC.

The Audit Committee reviewed and discussed with Ernst & Young, Ernst & Young’s independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to Ernst & Young’s independence pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. These written disclosures included a formal written statement from Ernst & Young to the Audit Committee describing all relationships between it and us that might bear on the auditors’ independence from us and our management. The Audit Committee also reviewed and pre-approved all fees paid to the independent auditors. For additional information about the fees paid to our independent auditors for the fiscal years ended 2009 and 2010, please see the “Independent Public Accountants” section of this proxy statement. The Audit Committee considered whether Ernst & Young’s provision of audit and non-audit services to us was compatible with its independence. The Audit Committee also discussed with management and Ernst & Young any relationships that might have impacted or may impact the auditors’ objectivity and independence. The Audit Committee concluded that Ernst & Young is independent from us and our management.

The Audit Committee’s meetings include executive sessions with Ernst & Young and with our internal auditor, in each case without the presence of our management, to raise and discuss any issues or concerns that they may have had about the adequacy and proper, timely functioning of our control, reporting, disclosure and compliance systems and procedures.

In performing all of these functions, the Audit Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of our management, which has the primary responsibility for financial statements and reports, and of Ernst & Young, who, in its report, expresses an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which we filed with the SEC on March 31, 2011. The Audit Committee also recommended, and the Board approved, the appointment of Ernst & Young as our independent auditors for fiscal year 2011.

Audit Committee

John E. Toffolon, Jr. (Chairman)

G. Kenneth Moshenek

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock by Certain Beneficial Owners

The following table indicates the stockholders who have reported beneficial ownership of more than 5% of the outstanding shares of either class of our common stock as of April 25, 2011. The information below is based upon the most recent Schedules 13D and 13G filed with the SEC, except as otherwise stated or known by us. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is determined to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.

Title of Class of Common Stock	Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class(1)
Class B	ED&F Man Holdings Limited(2) Cottons Centre, Hay’s Lane London SE1 2QE England	13,959,308	100%

Class A	Group comprised of:(3) Francis P. Jenkins, Jr. Shermen WSC Holding LLC Shermen Capital Partners LLC FPJ Partners c/o The Shermen Group 400 Madison Ave., Suite 15-D New York, New York 10017	5,400,986	29.42%

Class A	David M. Knott(4) Dorset Management Corporation Knott Partners, L.P. 485 Underhill Blvd., Suite 205 Syosset, New York 11791-3419 Knott Partners Offshore Master Fund, L.P. c/o Walkers SPV Limited, Walker House 87 Mary Street, Georgetown, Cayman KY1-9002 Cayman Islands	2,880,311	20.23%

Class A	Group comprised of:(5) Loeb Arbitrage Management, LLC Loeb Arbitrage Fund Loeb Offshore Fund Ltd. Loeb Marathon Fund LP Loeb Marathon Offshore Fund, Ltd. 61 Broadway, 24th Floor New York, New York 10006	1,607,329	11.29%

Class A	Group comprised of:(6) Bulldog Investors Phillip Goldstein Andrew Dakos Park 80 West, Plaza Two Saddle Brook, New Jersey 07663	1,597,944	11.22%

Title of Class of Common Stock	Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class(1)
Class A	Fred Ganning(7) 8 Tall Pines Road Morristown, New Jersey 07960	1,261,889	8.86%

Class A	John E. Toffolon, Jr.(8) 349 Pondfield Road Bronxville, New York 10708	1,104,750	7.20%

Class A	Kleinheinz Capital Partners, Inc.(9) John Kleinheinz 301 Commerce Street, Suite 1900 Fort Worth, Texas 76102 Kleinheinz Capital Partners LDC c/o Walkers SPV Limited Walker House, 87 Mary Street George Town, Grand Cayman KYI-9002 Cayman Islands Global Undervalued Securities Master Fund, L.P. Global Undervalued Securities Fund, L.P. Global Undervalued Securities Fund (QP), L.P. Global Undervalued Securities Fund, Ltd. c/o BNY Mellon Alternative Investment Services Ltd. 48 Par-La-Ville Road, Suite 464 Hamilton HM 11, Bermuda	1,000,000	7.02%

Class A	Brian Taylor(10) Pine River Capital Management L.P. Nisswa Master Fund Ltd. 601 Carlson Parkway, Suite 330 Minnetonka, Minnesota 55305	923,694	6.09%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares within 60 days of April 25, 2011, including through the exercise of any option or warrant. For purposes of computing the percentage of outstanding shares of a class held by each person, any shares which such person has the right to acquire within 60 days of April 25, 2011 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The “Percent of Class” for each person is calculated by dividing the number of shares beneficially owned or deemed to be beneficially owned by such person as of April 25, 2011, by the total number of shares in that class outstanding or deemed to be outstanding for that person, as described above, as of that date. As of April 25, 2011, there were 14,241,315 shares of Class A common stock outstanding (which includes 1,000,000 shares of Class A common stock deposited in escrow which will be released upon our achievement of certain earnings and share price targets) and 12,624,003 shares of Class B common stock outstanding.
(2)	Based in part on a Schedule 13D/A filed with the SEC on June 5, 2009. Includes 1,335,305 shares of our Series A Convertible Preferred Stock that are convertible into shares of our Class B common stock within 60 days of April 25, 2011. Does not include 29,551,525 shares of our Series A Convertible Preferred Stock, which are not convertible into common stock within 60 days of April 25, 2011. ED&F Man Holdings Limited has sole voting and dispositive power over the 12,624,003 shares of Class B common stock currently outstanding. ED&F Man Holdings Limited is the ultimate parent company of Agman Louisiana, Inc., which is a wholly owned indirect subsidiary of ED&F Man Holdings Limited and the record owner of these shares.

(3)	Based in part on a Schedule 13D filed with the SEC on February 16, 2010. Includes 100 shares held directly by Mr. Jenkins; 3,814,286 shares issuable upon exercise of warrants that are exercisable within 60 days of April 25, 2011 held directly by Mr. Jenkins; 300,000 shares issuable upon exercise of warrants that are exercisable within 60 days of April 25, 2011 held by WB Farms, LLC, of which Mr. Jenkins is a member and over which shares he has voting and dispositive power; 100 shares held by Shermen Capital Partners, LLC, of which Mr. Jenkins is the managing member and over which shares he has sole voting and dispositive power; 286,500 shares held by FPJ Partners, of which Mr. Jenkins is the managing partner and over which shares he has sole voting and dispositive power; and 1,000,000 shares of Class A common stock held in escrow for Shermen WSC Holding LLC, of which Shermen Capital Partners LLC is the managing member and over which shares Mr. Jenkins has sole voting and dispositive power.
(4)	Based on a Schedule 13D/A filed with the SEC on September 21, 2010. David M. Knott is the President of Dorset Management Corporation, which provides investment advice to certain limited partnerships, including Knott Partners, L.P. and Knott Partners Offshore Master Fund, L.P. According to the 13D/A, Mr. Knott and Dorset Management Corporation each have sole voting power over 2,808,439 shares, shared voting power over 71,872 shares, and sole dispositive power over 2,880,311 shares; Knott Partners, L.P. has sole voting and dispositive power over 1,291,643 shares; and Knott Partners Offshore Master Fund, L.P. has sole voting and dispositive power over 886,928 shares. It is the Company’s understanding that the total number of shares owned with respect to all parties this Schedule 13D/A filing is 2,880,311.
(5)	Based on a Schedule 13G filed with the SEC on April 7, 2009. According to the 13G, Loeb Arbitrage Management, LLC (“LAM”) shares voting and dispositive power over 164,724 shares; Loeb Arbitrage Fund (“LAF”) has sole voting and dispositive power over 1,245,715 shares; Loeb Offshore Fund Ltd. (“LOF”) has sole voting and dispositive power over 93,250 shares; Loeb Marathon Fund LP (“LMF”) has sole voting and dispositive power over 70,186 shares; and Loeb Marathon Offshore Fund, Ltd. (“LMOF”) has sole voting and dispositive power over 33,454 shares. LAM is the general partner of LAF. Loeb Offshore Management, LLC is LOF’s registered investment advisor. LAM is LMF’s investment advisor. LOM is LMOF’s investment advisor.
(6)	Based on a Schedule 13G filed with the SEC on May 4, 2009. According to the 13G, the group members have sole voting power over 1,130,132 shares, shared voting power over 467,812 shares and sole dispositive power over 1,597,944 shares. Phillip Goldstein and Andrew Dakos are principals of Bulldog Investors. Clients of Mr. Goldstein and Mr. Dakos are entitled to receive dividends and sale proceeds.
(7)	Based on a Form 4 filed with the SEC on April 1, 2011. According to the Form 4, Mr. Ganning indirectly owns 1,261,889 shares of Class A common stock, 1,165,139 of which are held by the Fred Ganning, Jr. 2010 Westway Trust Grantor Retained Annuity Trust, and 96,750 of which are held by Simplex Corporation, a New York corporation of which Mr. Ganning is the sole shareholder. As of the date of filing of this proxy statement, Mr. Ganning had not filed a Schedule 13D or 13G reporting his ownership of the Company’s Class A common stock and, therefore, the Company is unable to determine whether Mr. Ganning has sole or shared voting power over the reported shares.
(8)	Includes 1,000 shares held directly by Mr. Toffolon; 3,750 shares held by Mr. Toffolon and his wife jointly; and 1,100,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of April 25, 2011. Warrants exercisable for 1,000,000 of such shares are owned by the John E. Toffolon, Jr. Residuary Trust, control of which is shared by Mr. Toffolon as co-trustee, and warrants exercisable for 100,000 of such shares are held in Mr. Toffolon’s IRA account. Does not include 50,800 shares held by Shermen WSC Holding LLC, of which Mr. Toffolon is a member. These shares represent the portion of the shares of Class A common stock owned by Shermen WSC Holding LLC that are allocated to Mr. Toffolon’s capital account. Mr. Toffolon does not have voting or dispositive power over these 50,800 shares and disclaims beneficial ownership of these shares.
(9)

Based on a Schedule 13G/A filed with the SEC on February 14, 2011. The shares were purchased by Mr. Kleinheinz for the account of Global Undervalued Securities Master Fund, L.P. (the “Master Fund”). Kleinheinz acts as investment adviser to the Master Fund and to Global Undervalued Securities Fund, L.P., (the “Domestic Fund”), Global Undervalued Securities Fund (QP), L.P., (the “Domestic QP Fund” and together with the Domestic Fund, the “Domestic Funds”) and Global Undervalued Securities Fund, Ltd. (the “Cayman Fund” and together with the Domestic Funds, the “Feeder Funds”). The Feeder Funds serve as general partners of the Master Fund. Kleinheinz Capital Partners LDC (“LDC”) serves as general partner of the Domestic Funds. Mr. Kleinheinz is the principal of both LDC and Kleinheinz Capital Partners, Inc. According to the 13G, each reporting person in the group has sole voting and dispositive power over the 1,000,000 shares.

(10)	Based on a Schedule 13G filed with the SEC on April 8, 2011, a Schedule 13D/A filed with the SEC on September 27, 2010, and a Schedule 13D filed with the SEC on August 17, 2009. Includes 923,694 shares of Class A common stock issuable upon the exercise of warrants that are exercisable within 60 days of April 25, 2011. According to the 13G filed on April 8, 2011, Bryan Taylor and Pine River Capital Management L.P. share voting and dispositive power over the 923,694 shares and Nisswa Master Fund Ltd. shares voting power over 754,381 shares. All three reporting persons disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. According to the Schedule 13D/A filed on September 27, 2010, Brian Taylor is the managing member of the general partner of Pine River Capital Management L.P.

Security Ownership of Management

The following table shows certain information regarding the amount of our Class A common stock beneficially owned as of April 25, 2011 by (a) the members of our Board of Directors; (b) the persons listed in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement (collectively, the “named executive officers”); and (c) our directors and executive officers as a group. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.

Title of Class of Common Stock	Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Class(1)
Class A	Francis P. Jenkins, Jr.	5,400,986	(2)	29.42%
Class A	John E. Toffolon, Jr.	1,104,750	(3)	7.20%
Class A	Peter J.M. Harding	582,569	(4)	4.09%
Class A	Wayne Driggers	168,511		1.18%
Class A	James B. Jenkins	162,816	(5)	1.14%
Class A	G. Kenneth Moshenek	126,900	(6)	*
Class A	Thomas A. Masilla, Jr.	101,026		*
Class A	Stephen W. Boehmer	82,546		*

Class A	All directors and executive officers as a group	7,750,704	(7)	39.84	%(8)

*	Less than 1%.
(1)	All of our shares owned by officers and directors are shares of our Class A common stock. For purposes of this table, a person is deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares within 60 days of April 25, 2011, including through the exercise of any option or warrant. For purposes of computing the percentage of outstanding shares of a class held by each person, any shares which such person has the right to acquire within 60 days of April 25, 2011 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The “Percent of Class” for each person is calculated by dividing the number of shares beneficially owned or deemed to be beneficially owned by such person as of April 25, 2011, by the total number of shares in that class outstanding or deemed to be outstanding for that person, as described above, as of that date. As of April 25, 2011, there were 14,241,315 shares of Class A common stock outstanding (which includes 1,000,000 shares of Class A common stock deposited in escrow which will be released upon our achievement of certain earnings and share price targets).
(2)

Based in part on a Schedule 13D filed with the SEC on February 16, 2010. Includes 100 shares held directly by Mr. Jenkins; 3,814,286 shares issuable upon exercise of warrants that are exercisable within 60 days of April 25, 2011 held directly by Mr. Jenkins; 300,000 shares issuable upon exercise of warrants that are exercisable within 60 days of April 25, 2011 held by WB Farms, LLC, of which Mr. Jenkins is a member and over which shares he has voting and dispositive power; 100 shares held by Shermen Capital Partners, LLC, of which Mr. Jenkins is the managing member and over which shares he has sole voting and dispositive power; 286,500 shares held by FPJ Partners, of which Mr. Jenkins is the managing partner and over which shares he has sole voting and dispositive power; and 1,000,000 shares of Class A common stock held in escrow for Shermen WSC Holding LLC, of which Shermen Capital Partners LLC is the managing member and over which shares Mr. Jenkins has sole voting and dispositive power.

(3)	Includes 1,000 shares held directly by Mr. Toffolon; 3,750 shares held by Mr. Toffolon and his wife jointly; and 1,100,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of April 25, 2011. Warrants exercisable for 1,000,000 of such shares are owned by the John E. Toffolon, Jr. Residuary Trust, control of which is shared by Mr. Toffolon as co-trustee, and warrants exercisable for 100,000 of such shares are held in Mr. Toffolon’s IRA account. Does not include 50,800 shares held by Shermen WSC Holding LLC, of which Mr. Toffolon is a member. These shares represent the portion of the shares of Class A common stock owned by Shermen WSC Holding LLC that are allocated to Mr. Toffolon’s capital account. Mr. Toffolon does not have voting or dispositive power over these 50,800 shares and disclaims beneficial ownership of these shares.
(4)	Includes 582,569 shares held directly by Mr. Harding. Excludes 368 shares of Class A common stock held by each of Tanya Melanie Harding and Elisa Marie Harding, Mr. Harding’s daughters, of which Mr. Harding disclaims beneficial ownership.
(5)	Includes 148,015 shares held directly by Mr. Jenkins and 14,801 shares held by Canachagala Corporation, of which Mr. Jenkins is the sole shareholder. Mr. Jenkins has the sole power to vote and dispose of the shares held by Canachagala Corporation.
(6)	Includes 126,900 shares held directly by Mr. Moshenek. Does not include 253,800 shares held by Shermen WSC Holding LLC, of which Mr. Moshenek is a member. These shares represent the portion of the shares of Class A common stock owned by Shermen WSC Holding LLC that are allocated to Mr. Moshenek’s capital account. Mr. Moshenek does not have voting or dispositive power over these 253,800 shares and disclaims beneficial ownership of these shares.
(7)	Includes 5,214,286 shares issuable upon the exercise of warrants that are exercisable within 60 days of April 25, 2011. Also includes 20,600 shares owned by Mr. Gene McClain, the President of Westway Terminal Company LLC, a subsidiary of the Company.
(8)	The “Percent of Class” for all directors and executive officers as a group is calculated by dividing the number of shares beneficially owned or deemed to be beneficially owned by such group as of April 25, 2011, by the total number of shares of Class A common stock outstanding or deemed to be outstanding for the group, as of that date.

Potential Changes in Control

The operation of certain provisions of our certificate of incorporation may at a subsequent date result in a change in control of the Company. These provisions are described below under “Certain Relationships and Related Transactions—Related Transactions—Certificate of Incorporation.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and beneficial owners of more than 10% of our Class A or Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2010, our directors, executive officers, and 10% beneficial owners timely complied with the Section 16(a) filing requirements, with the exceptions noted below.

•	A delinquent Form 4 was filed on February 8, 2010 for John Toffolon to report the release of 28,750 shares of Class A common stock from escrow.

•	A delinquent Form 4 was filed on September 28, 2010 by David M. Knott to report the sale of warrants to purchase 23,169 shares of Class A common stock.

•	A delinquent Form 4 was filed on December 7, 2010 for James B. Jenkins to report the award of 100,000 restricted shares of Class A common stock.

•	A delinquent Form 4 was filed on December 8, 2010 for Thomas A. Masilla to report the award of 30,000 restricted shares of Class A common stock.

•	A delinquent Form 4 was filed on December 8, 2010 for Steve Boehmer to report the award of 20,000 restricted shares of Class A common stock.

•	A delinquent Form 4 was filed on December 8, 2010 for Wayne Driggers to report the award of 124,378 restricted shares of Class A common stock.

•

A delinquent Form 4 was filed on April 1, 2011 for Fred Ganning to report twenty-eight transactions in the Company’s Class A common stock and warrants to purchase Class A common stock that occurred between June 2009 and September 2010.

In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5 and amendments to these forms furnished to us and the written representations of our directors, executive officers, and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

Relationships with the ED&F Man Group

A wholly-owned subsidiary of ED&F Man, named Agman Louisiana, Inc., which we refer to as “Agman,” owns all of our outstanding shares of Class B common stock (which constitutes 47.0% of our common stock) and all of our outstanding shares of Series A Convertible Preferred Stock (although many of the latter shares are currently held in escrow pending the achievement of certain share price or earnings targets). Certain of our current and former directors and executive officers have relationships with ED&F Man or one or more of its affiliates. As a result, these directors and executive officers have interests that are different from, and in addition to, the interests of our other stockholders.

James Jenkins, our Chief Executive Officer since July 2010 and a member of our Board of Directors since May 2009, served as a member of ED&F Man’s Executive Committee from June 2001 until September 2009, and served as the managing director of the ED&F Man group’s Commodity Services Division from November 2005 until September 2009.

Philip Howell, a member of our Board of Directors since May 2009, has served as the Director of Corporate Finance and Group Strategy of ED&F Man since March 2010. Mr. Howell also currently sits on both the Management Committee and the Strategic Committee of ED&F Man. Prior to March 2010, Mr. Howell served as Chief Financial Officer and Chief Operating Officer of ED&F Man since March 2000 and July 2007, respectively. Mr. Howell also served on ED&F Man’s Audit Committee from 2000 until 2009.

Wayne Driggers, a current member of our Board of Directors and our former Chief Operating Officer from May 2009 to September 2010, previously served as President of the ED&F Man group’s Westway bulk liquid storage business from 1992 until May 2009.

Peter J.M. Harding, our former Chief Executive Officer and a former member of our Board of Directors from May 2009 to June 2010, previously served as managing director of the ED&F Man group’s Molasses & Palm Oil Trading, Feed Products, Third Party Storage, Biofuels Division from 2003 to May 2009, after having joined the ED&F Man group in 1995. He also served on the Executive Committee of ED&F Man.

Bryan Shoemaker, who was President of our liquid feed supplements business from May through July 2009, previously served as the President of the ED&F Man group’s Westway liquid feed supplements business from 1997 to May 2009, after having joined the ED&F Man group in 1990.

While Messrs. Jenkins, Harding, and Shoemaker ceased being directors or officers of ED&F Man or its affiliates upon becoming employees of the Company, all four individuals continued to own shares that they acquired in ED&F Man through ED&F Man’s employee equity incentive plans. Messrs. Howell and Jenkins also have received loans from ED&F Man.

The relationships of these current and former directors and executive officers with ED&F Man, in conjunction with the possibility that the interests of ED&F Man may not coincide with the interests of our other stockholders, may provide these current and former directors and executive officers with interests that are different from our non-ED&F Man associated stockholders.

Transactions between us and ED&F Man or its affiliates are discussed below.

Relationships with Shermen WSC Holding LLC

Three of our directors, Francis P. Jenkins, Jr., G. Kenneth Moshenek, and John E. Toffolon, Jr., have relationships with Shermen WSC Holding LLC or its managing member Shermen Capital Partners LLC.

Since 2006 and until May 28, 2009, Mr. Francis Jenkins, Jr. served as our Chief Executive Officer, Mr. John Toffolon, Jr. served as our Chief Financial Officer, and Mr. G. Kenneth Moshenek served as our Chief Operating Officer. All three individuals have served as our directors since 2006.

Messrs. Francis Jenkins, Jr., G. Kenneth Moshenek, and John Toffolon, Jr. are all members of Shermen WSC Holding LLC, our original sponsor, which currently owns 1,000,000 shares of our Class A common stock, which shares are currently held in escrow pending the achievement of certain share price or earnings targets. Mr. Jenkins’ son is also a member of Shermen WSC Holding LLC, and Mr. Jenkins, his wife and his three children are members of WB Farms, LLC, which is also a member of Shermen WSC Holding LLC. Mr. Jenkins is also the managing member of Shermen Capital Partners, LLC, which is the managing member of Shermen WSC Holding LLC. Mr. Jenkins may be deemed to beneficially own all of the shares owned by Shermen WSC Holding LLC.

The relationships of Messrs. Francis Jenkins, Jr., G. Kenneth Moshenek, and John Toffolon, Jr. with Shermen WSC Holding LLC, in conjunction with the possibility that the interests of Shermen WSC Holding LLC may not coincide with the interests of our other stockholders, may provide these directors with interests that are different from our non-Shermen WSC Holding LLC associated stockholders.

Transactions between us and Shermen WSC Holding LLC or its affiliates are discussed below.

Related Transactions

The 2009 Business Combination

On November 25, 2008, we entered into a transaction agreement (as amended and restated as of May 1, 2009, the “transaction agreement”) with ED&F Man, Agman and certain other parties. Pursuant to the transaction agreement, we acquired the bulk liquid storage and liquid feed supplements businesses of the ED&F Man group. In exchange, we paid $103 million in cash and issued 12,624,003 shares of our Class B common stock, valued at $63.1 million, and 30,886,830 shares of our Series A Convertible Preferred Stock, valued at $177.3 million, to Agman, a subsidiary of ED&F Man, of which 12,181,818 shares of the Series A Convertible Preferred Stock were deposited into an escrow account, for release upon our achievement of certain earnings or share price targets. We refer to the above described transaction herein as the “2009 business combination.”

Prior to the closing of the 2009 business combination, the Company, then named “Shermen WSC Acquisition Corp.,” was a special purpose acquisition company, formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the agriculture industry. Until the 2009 business combination, the common stock of the Company was owned solely by members of the general public and Shermen WSC Holding LLC.

As a result of the 2009 business combination, ED&F Man’s subsidiary Agman became our largest stockholder, currently owning 47.0% of our outstanding common stock and 100% of our Series A Convertible Preferred Stock. The composition of our Board changed, with Agman entitled to elect a certain number of our Board members, depending on the ownership structure at the time, and the holders of our Class A common stock entitled to elect the remaining, and a majority, of our Board members. (Under our current ownership structure, Agman is entitled to elect three directors and the holders of our Class A common stock are entitled to elect four directors, provided that 51% of the Board must be independent of the ED&F Man group.) Our management following the 2009 business combination was drawn from former management personnel of the ED&F Man group. Finally, in connection with the 2009 business combination, we changed our name to Westway Group, Inc.

Stock Escrow Agreement

In connection with the 2009 business combination, on May 28, 2009, we entered into a stock escrow agreement with Agman Louisiana, Inc. (formerly named Westway Holdings Corporation and a subsidiary of ED&F Man that we refer to as “Agman”), Shermen WSC Holding LLC, and Continental Stock Transfer & Trust

Company, as escrow agent, which was amended by the letter agreement described below in the subsection entitled “Letter Agreement.” We refer to this stock escrow agreement, as so amended, as the “stock escrow agreement.”

Deliveries to Escrow Agent. Pursuant to the stock escrow agreement, at the closing of the business combination on May 28, 2009, we delivered to the escrow agent for deposit into an escrow account, approximately 12.2 million newly-issued shares of our Series A Convertible Preferred Stock issued to Agman, as part of the consideration for the business combination. The value of the 12.2 million shares as of May 28, 2009 was approximately $69.9 million.

In addition, six months after the closing, 1.0 million shares of our Class A common stock owned by Shermen WSC Holding LLC, which had been in another escrow, was transferred to the escrow account established under the stock escrow agreement. The value of the 1 million shares as of May 28, 2009 was approximately $5.9 million.

In early 2011, following execution of the Waiver agreement (discussed in a separate section below), we issued and delivered to the escrow agent an additional 564,313 shares of our Series A Convertible Preferred Stock in the name of Agman for deposit into the escrow account. These shares were issued in satisfaction of the accrued dividends on Agman’s Series A Preferred Stock held in escrow.

Dividends on Escrowed Shares. To the extent permitted under our certificate of incorporation, we will pay and deliver any cash dividends declared and payable in respect of any shares held in the escrow account to the escrow agent for deposit in the escrow account. Our certificate of incorporation provides, however, that dividends and other distributions on the shares held in the escrow account will accrue on our books and records, but will not be paid to the holders of those shares while those shares are held in escrow. We will pay all dividends and other distributions that have accrued on these shares during the period from the closing of the business combination on May 28, 2009 until the date of release from escrow only if and when these shares are released from escrow in accordance with the stock escrow agreement. During 2009 and 2010, dividends in the amount of $991,762 and $1,676,218, respectively, accrued on our books with respect to the approximate 12.2 million shares of Series A Convertible Preferred Stock held in escrow.

Releases from Escrow. The escrow agent will not release any shares, warrants or funds held in the escrow account unless it first receives a written instruction letter signed by us, Agman, and Shermen WSC Holding LLC in the form prescribed by the stock escrow agreement. The shares of our common stock and of Series A Convertible Preferred Stock held in escrow in the name of Shermen WSC Holding LLC and Agman, respectively, are to be released from escrow upon receipt by the escrow agent of instructions to do so in the circumstances described below. Any escrowed shares which are subsequently released from escrow pursuant to the stock escrow agreement will be treated, in all cases, as if those shares had been issued and delivered at the May 28, 2009 closing to the person receiving those shares upon their release from escrow, and as if such shares were outstanding as of the closing date.

Release of Shares upon Our Achievement of Earnings or Share Price Targets. The approximately 12.7 million shares of our Series A Convertible Preferred Stock in the escrow account that are owned by Agman, which we refer to as “Agman’s escrowed shares,” and the 1.0 million shares of our common stock in the escrow account that are owned by Shermen WSC Holding LLC, which we refer to as the “sponsor’s escrowed shares,” will be released to Agman and to Shermen WSC Holding LLC, as the case may be, in up to three increments if—and only if—we achieve the earnings or share price performance targets described below. The earnings targets are based on income (loss) before net interest (defined as the aggregate of interest expense and interest income), income tax, and depreciation and amortization as normally defined using certain accounting principles described in the transaction agreement. We refer to this measure of earnings as “Escrow EBITDA.”

First Release Targets. If the closing share price of our common stock on any five trading days within a seven trading day consecutive period has exceeded $6.50 per share, or our reported Escrow EBITDA has exceeded $52.0 million for any 12 month period, then, following receipt of an instruction letter, the escrow agent will release:

•

to Agman, one-third of Agman’s escrowed shares, together with any new shares issued in respect of these released escrowed shares and any cash dividends accrued but not paid on these released escrowed shares and new shares, which we refer to as the “additional escrow items”; and

•	to Shermen WSC Holding LLC, 958,333 of the sponsor’s escrowed shares, and any additional escrow items attributable to those released shares.

Second Release Targets. If the share price of our common stock on any five trading days within a seven trading day consecutive period has exceeded $7.00 per share, or our reported Escrow EBITDA has exceeded $57.0 million for any 12 month period, then, following receipt of an instruction letter, the escrow agent will release:

•

to Agman, that number of Agman’s escrowed shares that, when added to the number, if any, of Agman’s escrowed shares already released as a result of us having achieved the Escrow EBITDA or share price targets described above under “First Release Targets,” constitute two-thirds of Agman’s escrowed shares, and any additional escrow items attributable to those released shares; and

•	to Shermen WSC Holding LLC, 41,667 of the sponsor’s escrowed shares, and any additional escrow items attributable to those released shares.

Third Release Targets. If the share price of our common stock on any five trading days within a seven trading day consecutive period has exceeded $7.50 per share, or our reported Escrow EBITDA has exceeded $62.0 million for any 12 month period, then, following receipt of an instruction letter, the escrow agent will release to Agman all of Agman’s escrowed shares, if any, still held in the escrow account, and all additional escrow items attributable to those released shares, but not before November 1, 2011 even if the Escrow EBITDA or share price target were achieved prior to that date.

Release of Shares upon Change of Control. If there is a change of control of the Company, the escrow agent will, promptly upon receipt of an instruction letter, release and deliver:

•	to Agman, all of Agman’s shares of Series A Convertible Preferred Stock held in the escrow account and any additional escrow items attributable to those shares; and

•	to Shermen WSC Holding LLC, all of its shares of our common stock held in the escrow account, and any additional escrow items attributable to those released shares.

Voting and Conversion Rights. The stock escrow agreement does not limit the right of any holder of escrowed shares to vote or direct the voting of such shares, nor does it restrict or eliminate the conversion rights of any holder of escrowed shares under our certificate of incorporation (but the shares issued upon conversion will be deposited in escrow in place of the converted shares).

Letter Agreement

In connection with the 2009 business combination, on May 26, 2009, we entered into a letter agreement with Shermen WSC Holding LLC, Terminal Merger Sub LLC, Feed Merger Sub LLC, ED&F Man, Agman, Westway Terminal Company Inc. and Westway Feed Products Inc., which we refer to as the “letter agreement.” The terms of the letter agreement include the following:

•

waivers by us and the other parties thereto of various conditions to the closing of the business combination, including execution and delivery of the stock exchange agreement and the proxy agreement attached as exhibits to the transaction agreement (neither of which was executed and delivered), and as a result Shermen WSC Holding LLC did not exchange 1,100,000 shares of our common stock as contemplated in the stock exchange agreement;

•

the consent of ED&F Man to our purchase of up to 2,514,369 shares of our common stock in privately negotiated transactions at a purchase price per share not to exceed $6.00 (which was done, as further described in the “Other Agreements” subsection below) and our agreement with ED&F Man that the number of shares of Series A Convertible Preferred Stock to be authorized in the amendment and restatement of our certificate of incorporation would be 33,000,000, as opposed to 30,000,000 (which was done on May 28, 2009);

•

our agreement to execute a guarantee in favor of Forth Ports plc and a deed of indemnity in favor of ED&F Man, in each case with respect to certain premises leased by our subsidiary (which guarantee and deed of indemnity we executed on December 7, 2009);

•

our agreement to execute a letter agreement with ED&F Man Treasury Management plc (an affiliate of ED&F Man that we refer to as “ED&F Treasury”) setting out, among other things, the basis upon which an incremental $1.0 million foreign exchange facility, an incremental $5.0 million foreign currency overdraft facility, and a facility for standby and documentary letters of credit, bonds and guarantees would be made available to us and our subsidiaries (which letter agreement we executed on May 28, 2009, and which has resulted in our paying ED&F Treasury interest of 3.5% plus one-month LIBOR for the use of such facilities);

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Shermen WSC Holding LLC’s agreement to return to us for cancellation 3,266,608 shares of our common stock, of which 1,875,000 shares would be cancelled and no longer subject to release upon the achievement by us of earnings and stock price targets pursuant to the stock escrow agreement (resulting in the cancellation of 3,266,608 shares of common stock on May 28, 2009 having a value of approximately $19 million based on then market prices); and

•

our agreement to cause our Board of Directors to declare the special dividend referred to in the transaction agreement with a record date that was no fewer than three nor more than five calendar days after the closing of the 2009 business combination was waived, provided that the record date would be no later than June 8, 2009 (which special dividend was declared on May 29, 2009 and was payable on June 18, 2009 to shareholders of record as of the close of business on June 8, 2009).

Stockholder’s Agreement

In connection with the 2009 business combination, on May 28, 2009, we entered into a stockholder’s agreement with Agman, which we refer to as the “stockholder’s agreement.” Under the stockholder’s agreement, among other things:

•

For so long as Agman and its affiliates (other than the Jersey trustee, as trustee for the employee trust, and any affiliate who is a natural person) collectively beneficially own at least 15% of the outstanding shares of our common stock (determined assuming that the Series A Convertible Preferred Stock issued in the name of Agman and its affiliates at the time of such determination have been converted into shares of our common stock), we will provide Agman with sufficient management and financial information and reports to allow Agman to monitor our conduct, and Agman will have the right to inspect our books and properties;

•

Except as specifically provided in the transaction agreement and various agreements contemplated therein, for so long as Agman and its affiliates (other than the Jersey trustee, as trustee for the employee trust, and any affiliate who is a natural person) collectively beneficially own at least 20% of the outstanding shares of our common stock (determined assuming that the Series A Convertible Preferred Stock owned by Agman and its affiliates at the time of such determination have been converted into shares of common stock), we may not take, approve or otherwise ratify any of the following actions, and may not permit any of our subsidiaries to take any such action, without the prior written approval of Agman:

•

any investment having a fair market value of greater than $5.0 million in any entity that engages in any business other than our or our subsidiaries’ existing lines of business and lines of business reasonably related thereto;

•	any transaction the definitive agreements with respect to which contain provisions pursuant to which we or any of our subsidiaries explicitly assume any specific material environmental liability;

•

any material amendment, alteration or change to the provisions of our or any of our subsidiaries’ organizational documents, including creating any class or series of equity security ranking senior to, or on par with, the Series A Convertible Preferred Stock;

•	any increase or decrease in the size of our Board of Directors or that of any of our subsidiaries;

•	any amalgamation, corporate reorganization, business combination, merger or consolidation transaction involving, or sale of, all or substantially all of our or any of our subsidiaries’ assets;

•	any reorganization, reclassification, reconstruction, consolidation or subdivision of our capital stock or the creation of any different class of securities;

•	a declaration of bankruptcy, dissolution, voluntary liquidation or voluntary wind-up of us or any of our subsidiaries;

•

any agreement that would explicitly restrict or prohibit the authorization, declaration, payment or setting apart for payment of any dividend to the holders of shares of Series A Convertible Preferred Stock, other than agreements (i) existing or to be entered into on the date of the stockholder’s agreement, (ii) containing any such restriction or prohibition applicable to a subsidiary at the time the subsidiary is acquired or (iii) entered into in connection with the refinancing, extension or replacement of any such existing agreements on terms and subject to conditions that are not more restrictive or prohibitive as those contained in such existing agreements with respect to the authorization, declaration, payment or setting apart for payment of dividends to the holders of shares of Series A Convertible Preferred Stock;

•	any material change in the scope of our or any of our subsidiaries’ business and operations;

•

any repurchase or redemption of any equity securities other than (i) from employees in connection with the cashless exercise of stock options or other stock awards and the repurchase by us of shares of our common stock from our employees in accordance with terms of a stock award and (ii) the repurchase or redemption of outstanding warrants to purchase our common stock (other than from Shermen WSC Holding LLC or any of our officers or directors) for an aggregate purchase price not greater than $15.0 million;

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any issuance or sale of any equity securities other than pursuant to an employee stock option or share plan that has been approved by our Board of Directors (or by the Board of Directors of our applicable subsidiary) in accordance with the provisions of the applicable organizational documents and any agreement to which we or any of our subsidiaries, as the case may be, are a party that prescribes the applicable approval requirements;

•	the appointment or removal of our Chief Executive Officer or the compensation or benefits of our Chief Executive Officer;

•	the initiation or settlement of material litigation, arbitration or any other actions or proceedings outside of the ordinary course of business and other than involving Agman;

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any other transaction (or series of related transactions) outside the ordinary course of business that would result in the payment or receipt of consideration (including the incurrence or assumption of indebtedness and liabilities) by us or any of our subsidiaries having a fair market value in excess of $20.0 million, other than contracts with customers or suppliers; or

•	any agreement to take any of the foregoing actions;

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Agman has agreed to take all reasonable measures to ensure the confidentiality of non-public information that we furnish to Agman or its affiliates which relates to our and our subsidiaries’ business and affairs; and

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Agman has agreed that, so long as it has the rights regarding information and inspection described above, or has the right to elect at least one member of our Board of Directors, it will comply with our established insider trading policy.

For purposes of the stockholder’s agreement, we, on the one hand, and Agman, on the other hand, will not be considered affiliates of one another.

Certificate of Incorporation

The amendments made to our certificate of incorporation in connection with the consummation of the 2009 business combination included provisions specifically relating to ED&F Man and its affiliates. Among other things:

Shares of Class A common stock are held by persons unrelated to ED&F Man, while shares of Class B common stock are held by ED&F Man or any of its affiliates. If ED&F Man or any of its affiliates acquires beneficial ownership of shares of Class A common stock, the shares automatically convert into an equal number of shares of Class B common stock. If any shares of Class B common stock cease to be owned beneficially or of record by ED&F Man or any of its affiliates, the shares automatically convert into an equal number of shares of Class A common stock.

A holder of Series A Convertible Preferred Stock has the right, at any time and from time to time, to convert any or all of that holder’s shares of Series A Convertible Preferred Stock into shares of our common stock. Shares of Series A Convertible Preferred Stock owned by persons unrelated to ED&F Man are convertible into shares of Class A common stock, whereas shares of Series A Convertible Preferred Stock owned by ED&F Man or any of its affiliates are convertible into shares of Class B common stock. However, ED&F Man and its affiliates are unable to exercise such conversion rights to the extent it would result in ED&F Man and its affiliates owning more than 49.5% of our outstanding common stock.

At present there are seven seats on our Board of Directors. For so long as ED&F Man and its affiliates own at least 35% of the outstanding shares of our common stock, the holders of our Class B common stock, voting as a separate class, have the right to elect three members of our Board of Directors (but only two members if the percentage is less than 35% but at least 25%; only one member if the percentage is less than 25% but at least 10%; and no members if the percentage is less than 10%). The holders of our Class A common stock, voting as a separate class, have the right to elect the other members, provided that at least 51% of the members of our Board must be independent of ED&F Man and its affiliates. The calculation of the amount of outstanding shares of our common stock owned by ED&F Man and its affiliates for these purposes is made assuming that the shares of Series A Convertible Preferred Stock outstanding at the time of the calculation (including any held in escrow pursuant to the stock escrow agreement) were converted into Class A common stock at the then-current conversion price immediately before the calculation. If the size of our Board changes, the rights to elect directors will be adjusted proportionally so as to preserve as nearly as possible the same ratios. A person is considered independent of the ED&F Man group under our certificate of incorporation on criteria that parallel those by which a person is considered independent of the Company under the NASDAQ rules, except that, additionally, a person who is a director of the ED&F Man group or who acts as a group with the ED&F Man group as a stockholder of the Company will not be considered independent of the ED&F Man group.

At present, only the directors elected by the holders of the Class A common stock are divided into three classes, with each class serving a three year term. If any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) other than ED&F Man and its subsidiaries at any time acquires or proposes to acquire or publicly announces its intention to acquire 20% or more of our voting power, within five business days of becoming aware, the holders of our Class B common stock may elect to waive their rights to elect their own Board members, cause their previously-elected directors to become classified along with our other directors, and cause the holders of our Class B common stock and the holders of our Series A Convertible Preferred Stock (voting on an as-converted basis) thereafter to vote together with the holders of our Class A common stock, and not separately by class or series, in the election of all directors by stockholders. However, in connection with any such vote, the greatest number of shares that ED&F Man and its affiliates will be permitted and deemed to vote will be equal to the lower of (i) the aggregate number of shares of our Class B common stock and Series A Convertible Preferred Stock owned by ED&F Man and its affiliates as of the record date for the election and (ii) that number of shares of Class B common stock and Series A Convertible Preferred Stock that together represent 35% of the votes cast in the election.

At present Agman, a subsidiary of ED&F Man, is the only holder of our Series A Convertible Preferred Stock, although such shares may in the future be held by persons not affiliated with ED&F Man. For so long as any shares of Series A Convertible Preferred Stock are outstanding, we will not be able, without the prior written consent or affirmative vote of holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, voting separately as a single class, to take a number of actions, including any action to amend, alter or repeal any provision of our certificate of incorporation or by-laws in a manner inconsistent with the stockholder’s agreement between us and ED&F Man. With respect to any shares of Series A Convertible Preferred Stock held in escrow pursuant to the stock escrow agreement, any dividends or distributions on those shares accrue on our books and records, but will not be paid unless and until those shares are released from escrow upon the achievement by us of certain earnings or share price targets.

Our certificate of incorporation was also amended in May 2009 to provide that our Board of Directors is expressly authorized to make, alter, amend and repeal our by-laws by a majority vote of directors, subject to the power of our stockholders to make, alter, amend or repeal the by-laws, but that sections 9.1 (Power to Amend) and Articles II (Meetings of Stockholders) and III (Directors) of the by-laws may be amended or repealed, and new by-laws may be adopted that would supersede, limit or otherwise alter the affect of these sections, only (i) by our Board of Directors by a vote of the directors that includes the affirmative votes of a majority of the directors elected by the holders of our Class A common stock and a majority of the directors elected by the holders of our Class B common stock, and (ii) by our stockholders at an annual or special meeting called for such purpose by the affirmative votes by holders of at least a majority of the voting power of our Class A common stock and by holders of at least a majority of the voting power of our Class B common stock. At our 2010 annual meeting, stockholders approved an amendment to our certificate of incorporation to change the word “and” preceding clause (ii) to the word “or” to make clearer that either the Board of Directors or the stockholders may amend the by-laws, in each case by the required class votes.

By-laws

The amendments made to our by-laws in connection with the consummation of the 2009 business combination included provisions specifically relating to ED&F Man and its affiliates. Among other things, we amended our by-laws to:

•	allow ED&F Man and its affiliates to call special meetings of stockholders solely for the purpose of electing those directors to be elected by the holders of Class B common stock;

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set forth provisions concerning the respective rights of the holders of our Class A common stock and Class B common stock, with respect to the nomination, election and removal of directors, and the filling of vacancies on our Board of Directors; and

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provide that, unless otherwise prohibited by applicable law, rule or regulation, or by the rules of any securities exchange or securities market on which our securities are traded, and for so long as ED&F Man and its affiliates (which for these purposes shall exclude affiliates of ED&F Man who are natural persons) own at least 10% of our outstanding common stock, each Committee of our Board of Directors will include at least one director elected by the holders of Class A common stock and one director elected by the holders of Class B common stock; provided that if any Committee is composed of more than two members, the majority of the members of that Committee will be directors elected by the holders of Class A common stock.

Molasses Supply Agreement

General. At the closing of the 2009 business combination on May 28, 2009, we entered into a molasses supply agreement with ED&F Man Liquid Products Corporation, which we refer to as the “molasses agreement” and “ED&F Products,” respectively. Pursuant to the molasses agreement, ED&F Products is our preferred provider of cane molasses. The initial term of the molasses agreement is for a period of 10 years, after which, the molasses agreement will automatically renew for successive one-year periods, unless either party gives at least one-year advance notice of non-renewal. The molasses agreement may be terminated by either party if the other party is in breach thereof and such breach has not been cured timely or if the other party becomes insolvent.

Purchase Commitments. Our volume requirements for the first six months after the May 28, 2009 closing were set forth in an exhibit to the molasses agreement. We are required to notify ED&F Products of the total volume of cane molasses we require on a rolling basis and at least six months in advance. On or prior to the fifteenth day of the calendar month during which it receives this monthly notice, ED&F Products may notify us that it will not be able to supply a specific quantity of such cane molasses, in which case, our purchase commitment for that month will be so reduced and we may purchase the volume of cane molasses that ED&F Products is unable to supply from any other source. During 2009 and 2010, our purchases from ED&F Products under the molasses agreement totaled $44.0 million and $66.4 million, respectively.

Changes in Purchase Commitments. In addition, following the establishment of purchase commitments, either party may notify the other that it will not be able to meet its obligation to purchase or sell, as applicable, all or a portion of the purchase commitment for a particular month and the notified party shall use commercially reasonable best efforts to mitigate such party’s damages. The notifying party shall only be liable for direct damages caused by such failure to perform if the quantity of cane molasses purchased or sold by the notifying party is less than 90% of the purchase commitment for that particular month. We and ED&F Products must both follow certain procedures in the molasses agreement if we want to purchase more than the forecast amount of molasses in any particular month, or ED&F Products wants to sell more than the forecast amount in any particular month.

Pricing Mechanisms. We purchase heavy brix cane molasses based on formula pricing determined in part by prices charged by the ED&F Man group to third parties as specified in the supply agreement. Under the agreement, the ED&F Man group must maintain books and records sufficient to be audited in accordance with generally accepted auditing standards. The ED&F Man group must also arrange for independent verification on a quarterly basis of the prices charged to their customers by a reputable independent certified public accounting firm and provide the reports of such accounting to us. The parties may agree to different pricing mechanisms for lots of cane molasses delivered to different feed facilities and to different pricing mechanisms for separate lots of cane molasses delivered to the same feed facilities.

Most Favored Nation. In addition to the pricing protection provided by the pricing mechanisms, we have the benefit of two “most favored nation” provisions, one pertaining to spot sales of molasses and one pertaining to long-term agreements for the sale of molasses. The first most favored nation provision provides that, if ED&F Products makes a spot sale of a certain minimum amount of cane molasses to one of our competitors in the liquid animal feed manufacturing or distribution business, ED&F Products must offer the fixed price quote for the same time frame in the same animal feed market and up to the same quantity as the cane molasses sold in the spot sale; provided that the cane molasses that we are purchasing in such time and market is to be priced pursuant to formula pricing. The second most favored nation provision requires ED&F Products to offer to amend the formula pricing mechanism to match the pricing provisions of the underpriced agreement, if ED&F Products enters into an underpriced agreement. An underpriced agreement is an agreement of ED&F Products for the sale of cane molasses to one of our competitors in the liquid animal feed manufacturing or distribution business that has a term of more than one year and provides for a weighted average purchase price (adjusted to take into consideration all other financial terms affecting gross profit margin) reasonably anticipated to be lower in any one year period than the weighted average price obtained using the formula pricing mechanism for sales of cane molasses having the same timing, volume and destinations.

Product Recalls and Indemnification. If a recall is due to our negligence or intentional act, we shall be solely responsible for any costs and damages emanating therefrom. If a recall is due to the negligence, intentional acts or furnishing of ingredients or supplies by ED&F Products that do not meet the requirements of the molasses agreement, ED&F Products will be solely responsible for any costs and damages emanating therefrom. ED&F Products is required to indemnify us for any damages to the extent arising from cane molasses not meeting the requirements of the molasses agreement, ED&F Products’ negligence or intentional misconduct or ED&F Products’ performance or failure to perform its obligations under the molasses agreement (except to the extent such damages are directly attributable to our negligence or willful misconduct). We are required to indemnify ED&F Products for any damages to the extent arising from our negligence or intentional misconduct or our performance or failure to perform our obligations under the molasses agreement (except to the extent such damages are directly attributable to the negligence or willful misconduct of ED&F Products). Neither party, however, shall be liable to the other for lost profits or any special or consequential damages in connection with the agreement.

Other Provisions. The molasses agreement also specifies shipment and delivery obligations, including our right to reject any cane molasses that fails to conform in all material respects to the quality or specifications required therein. Depending on the location of the feed facility, ED&F Products will invoice us either upon placement of the loaded rail cars, barges or trucks with a reputable carrier for shipment with payment due within 30 days of delivery at the destination feed facility or at the end of each calendar month with payment due within five days of the date of the invoice. The rail cars used by ED&F Products for the shipment of cane molasses are subject to specific terms and conditions specified in the molasses agreement. In addition, we have agreed to establish and maintain sufficient storage capacity to safely store at least the minimum amount specified in the molasses agreement with respect to certain of our feed facilities. Each party is subject to standard confidentiality provisions.

Storage Strategic Alliance Agreement

General. At the closing of the 2009 business combination on May 28, 2009, we entered into a storage strategic alliance agreement with ED&F Man, which we refer to as the “strategic alliance agreement.” The strategic alliance agreement is a 20-year strategic agreement relating to the provision of bulk liquid storage services to ED&F Man, which automatically renews for successive 10 year periods, unless either party gives at least three years advance notice of non-renewal. The strategic alliance agreement may be terminated by either party if the other party is in breach thereof and such breach has not been cured timely or if the other party becomes insolvent. During 2009 and 2010, our revenue from providing storage services to ED&F Man totaled $8.8 million and $12.7 million, respectively.

Strategic Planning and Development. Pursuant to the strategic alliance agreement, ED&F Man will use its commercially reasonable best efforts to keep us apprised of its then-current and projected bulk liquid storage needs and we will use our commercially reasonable best efforts to keep ED&F Man apprised of our bulk liquid storage availability. To this end, the parties will meet annually to conduct joint strategic planning. If needed by ED&F Man and if we anticipate having sufficient storage capacity, the parties will work in good faith to negotiate to expand the storage being provided. If none of our facilities have the required excess capacity, the parties will explore whether we should acquire or develop additional facilities and, if acquired or developed, negotiate to expand the storage being provided. If the parties do not reach agreement on storage expansion, ED&F Man may contract for such storage services from any other third-party provider or develop its own storage facilities. With respect to any storage facilities developed by ED&F Man, we have a right of first refusal on any sales by ED&F Man of its storage facilities having an aggregate value of at least $500,000.

Right of Last Refusal. We have a right of last refusal with respect to all of ED&F Man’s third-party bulk liquid storage requirements. ED&F Man cannot accept any offer or otherwise contract for bulk liquid storage services provided by any person other than us unless they have notified us of their bulk liquid storage needs and we do not reach agreement on the provision of the storage services. In such event, ED&F Man may solicit offers, but prior to accepting any such offers from third parties, ED&F Man must first offer to procure the services from us on similar terms and conditions.

Supplemental Capacity. We will notify ED&F Man of bulk liquid storage capacity availability and will not commit such capacity for five business days after such notification. ED&F Man may reserve any portion of such capacity (for use commencing no later than 90 days after reservation) by delivering notice thereof within five business days.

Pricing. There are several terminal service agreements between us and ED&F Man, which state various terms and conditions on which we provide services at various terminals and are supplemented by various schedules that describe the particular services and rates we provide to ED&F Man at particular facilities. With respect to each facility, we offer ED&F Man a base storage price per barrel of bulk liquid storage capacity at the current market rates for the storage of any comparable product at such facility, provided, however, that the base storage price offered by us will not exceed the lowest “adjusted base storage price” offered to any third-party customer of ours within the immediately preceding one year period for the storage of any comparable product at such facility, if such offers were made. The “adjusted base storage price” means the base storage price per barrel of storage capacity set forth in the pertinent terminal service agreement, adjusted (upward or downward) to take into consideration all other financial terms of such agreement that reasonably affect the gross profit margin per barrel of bulk liquid storage capacity received by us in order to allow a fair comparison of the pricing provisions of one terminal service agreement to another. Moreover, if we enter into an “underpriced” agreement at any of our terminals, with certain exceptions, we must offer to amend the pertinent pricing provisions to match the pricing provisions in the underpriced agreement, which offer Man has ten days to accept or reject. ED&F Man may terminate any schedule with respect to a particular facility prior to expiration of the term of such schedule, if it determines that it would be in its best interest to terminate such schedule, but shall remain liable to us for any direct damages caused by the early termination that cannot be mitigated through our commercially reasonable best efforts.

Confidentiality. Each party is subject to customary confidentiality provisions.

Waiver Agreement

On December 14, 2010, we entered into a Waiver agreement (the “Waiver”) with Agman Louisiana Inc., the sole holder of our outstanding Series A Convertible Preferred Stock, pursuant to which, among other things, we issued additional shares of our Series A Convertible Preferred Stock to Agman in satisfaction of any and all outstanding accrued but unpaid dividends on Agman’s shares of Series A Convertible Preferred Stock. More specifically, we agreed to issue additional shares of Series A Convertible Preferred Stock to Agman as follows:

(i) On or shortly following January 1, 2011, 1,229,932 shares of Series A Preferred Stock, constituting payment in full for any and all outstanding accrued but unpaid dividends on Agman’s shares of Series A Preferred Stock through December 31, 2010;

(ii) On or shortly following March 31, 2011, 200,876 shares of Series A Preferred Stock, constituting payment in full for any and all outstanding accrued but unpaid dividends on Agman’s shares of Series A Preferred Stock for the period January 1, 2011 through March 31, 2011; and

(iii) On or shortly following May 1, 2011, 69,623 shares of Preferred Stock, constituting payment in full for any and all outstanding accrued but unpaid dividends on Agman’s shares of Series A Preferred Stock for the period April 1, 2011 through May 1, 2011.

Korean Lease Agreement

In April 2010, we and the ED&F Man group entered into an agreement for the ED&F Man group’s lease of our Port of Inchon, South Korea terminal and all of the improvements and equipment thereon, commencing effective April 1, 2010. The ED&F Man group was our sole bulk liquid storage customer at the Korean terminal. Pursuant to the lease, the ED&F Man group has taken full control and responsibility for the Korean terminal and the improvements and equipment thereon, has hired our former employees at the terminal, and is operating the terminal for the storage of its bulk liquids. The lease is a triple-net lease (where all expenses, insurance and taxes related to the leased property are paid by the lessee) and provides for rental to be paid to us in the amount of $400,000 per year. The lease has a principal term of three years and grants to the ED&F Man group an option to purchase the Korean terminal and all of its improvements and equipment for a purchase price of $3,000,000, exercisable at any time during the term of the lease.

2009 Registration Rights Agreement

In connection with the business combination, on May 28, 2009, we entered into a registration rights agreement with Agman and certain employees of ED&F Man and its affiliates, which we refer to as the “2009 registration rights agreement.” Under the 2009 registration rights agreement, Agman and the participating employees were granted rights to register under the Securities Act for sale to the public their shares of our common stock and, in the case of Agman, the shares of our common stock into which its shares of Series A Convertible Preferred Stock are convertible, including the following:

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The holders of at least 50% of the outstanding registrable securities (other than registrable securities held by the participating employees) under the registration rights agreement (which include the shares of our common stock held by Agman and the shares of our common stock into which its shares of Series A Convertible Preferred Stock are convertible) will have the right, at any time after November 28, 2010, to make up to four written demands that we effect a registration of all or a part of the holders’ registrable securities under the Securities Act. The right to these demand registrations is subject to customary limitations, including as to the minimum number of registrable securities that can be registered in connection with any single demand and that we will not be obligated to make more than one such registration during any 180-day period. We will bear the expenses incurred in connection with any such registration.

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These stockholders and the participating employees also have “piggy-back” rights to include their shares in (or piggyback on) a registration that we initiate, and an unlimited number of short-form or Form S-3 registration rights with respect to registration statements filed subsequent to November 28, 2010, subject to customary restrictions (including as to the minimum number of registrable securities that can be registered in connection with any single demand and that we will not be obligated to make more than two such registrations during any 360-day period). We will bear the expenses incurred in connection with any such registration.

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After the receipt of any request of a short form registration from the holders of at least 50% of the outstanding registrable securities (other than the registrable securities held by the participating employees) under the registration rights agreement (which includes the shares of our common stock held by Agman and the shares of our common stock into which its shares of Series A Convertible Preferred Stock are convertible), the participating employees will have “piggy-back” rights to include their shares in (or piggyback on) the related registration. We will bear the expenses incurred in connection with any such registration.

The 2009 registration rights agreement also sets forth, among other things, customary registration procedures that prescribe the manner in which we must effect the registration and sale of the registrable securities. The rights of any holder of registrable securities, other than the participating employees, to these registration rights will terminate if that holder ceases to own 10% or more of our outstanding shares of common stock (determined on an “as-converted” basis assuming the conversion of all Series A Convertible Preferred Stock into common stock). The rights of any participating employee to these registration rights will terminate on the earlier of the first date that the participating employee no longer owns any shares of our common stock and the date of the first anniversary of the date on which a registration statement, registering all or any part of such employees registrable securities, was declared effective.

In February 2010, we filed with the SEC a registration statement on Form S-3 registering approximately 21.2 million shares of our Class A common stock for sale by various of our shareholders, including a subsidiary of ED&F Man, various former and current employees of the ED&F Man group, and various of our directors and officers.

Sale and Registration for Sale of Certain Shares of Common Stock

On May 1, 2006, we issued 5,663,750 shares of our common stock to Shermen WSC Holding LLC and 28,750 shares of our common stock to each of Mr. John Toffolon, Jr., Joseph Prochaska, and Donald Pottinger (in each case after giving effect to a 1.15 for 1 forward stock split effected immediately prior to the consummation of our initial public offering), for consideration of $0.005 per share. Pursuant to an escrow agreement in May 2007, these shares were all escrowed. The shares issued to the three individuals were released from escrow in November 2009. Of the 5,663,750 shares issued to Shermen WSC Holding LLC, 3,266,608 of them were forfeited to us and cancelled after the business combination in May 2009, another 1,397,142 were released from escrow in November 2009, and the remaining 1,000,000 remain in escrow under the May 2009 stock escrow agreement described at length above in the “Stock Escrow Agreement” subsection.

Pursuant to an agreement signed in May 2007 (the “2007 registration rights agreement”), the holders of the majority of these shares are entitled to make up to two demands that we register these shares. In addition, these stockholders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements. In February 2010, we filed with the SEC a registration statement on Form S-3 registering approximately 21.2 million shares of our Class A common stock for sale by various of our shareholders, including Agman Louisiana, Inc. (a subsidiary of ED&F Man), David M. Knott (a beneficial owner of more than 5% of our Class A common stock), several of our current and former directors and executive officers and their immediate family (Francis P. Jenkins, Jr. and his son Francis Jenkins, III, Peter J.M. Harding, John E. Toffolon, Jr., G. Kenneth Moshenek, Wayne N. Driggers, and Stephen Boehmer), as well as various other former or current employees of us or the ED&F Man group.

Sale of Certain Warrants, Registration for Sale of Underlying Shares of Common Stock, and Amendment of Warrants

Concurrently with the consummation of our initial public offering, on May 30, 2007, we consummated a private sale of warrants (the “founder warrants”) governed by an agreement (the “founder warrant agreement”) at a purchase price of $0.70 per founder warrant, generating total proceeds of approximately $3.7 million, pursuant to a purchase agreement (the “founder warrant purchase agreement”). The founder warrants were purchased by Mr. Francis Jenkins, Jr., Mr. John Toffolon, Jr. and WB Farms, LLC, which is owned by Mr. Jenkins and members of his family.

In August 2009, we filed with the SEC our Post-Effective Amendment No. 2 to our registration statement on Form S-1 relating to the shares of our Class A common stock issuable upon exercise of warrants that we previously issued to investors in connection with our initial public offering, including the founder warrants.

At the 2010 annual meeting of stockholders, the stockholders approved an amendment to the founder warrant agreement to, among other things, extend the expiration date of one-third of each holder’s warrants to May 24, 2012, one-third of each holder’s warrants to May 24, 2013, and one-third of each holder’s warrants to May 24, 2014. The net increase in the estimated value of the founders warrants as a result of the amendment was $1,089,646 with respect to Mr. Jenkins’ beneficially owned warrants, and $291,329 with respect to Mr. Toffolon’s beneficially owned warrants. The estimated values were calculated using the Black-Scholes option pricing method based on a trade volume weighted-average price of the Company’s Class A common stock (over the period of 30 calendar days ended June 30, 2010) of $4.10 per share and the exercise price of the warrants of $5.00 per share.

Mr. Jenkins and Mr. Toffolon are the beneficial owners of 4,114,286 and 1,100,000 founders warrants, respectively. The founder warrants are currently exercisable for an aggregate of 5,214,286 shares of our Class A common stock, of which warrants to purchase 3,814,286 shares are held by Mr. Francis Jenkins, Jr., warrants to purchase 1,000,000 shares are held by the John E. Toffolon, Jr. Residuary Trust, warrants to purchase 100,000 shares are held by Mr. Toffolon and warrants to purchase 300,000 shares are held by WB Farms, LLC. Each of the founder warrants is exercisable for the purchase of one share of Class A common stock at $5.00 per share. One-third of the founder warrants is scheduled to expire on each of May 24, 2012, May 24, 2013 and May 24, 2014. The founder warrants are exercisable on a cashless basis.

Shared Services Agreement

General. At the closing of the business combination on May 28, 2009, we entered into a shared services agreement with ED&F Man, which we refer to as the “services agreement.” This agreement was terminated in the first half of 2010. The services agreement provided that each party make available certain services on a basis substantially consistent with the parties’ historical practice.

Services. The services provided by ED&F Man included services of the internal tax department and staff worldwide, services of the internal human resources department and staff located outside North America, telecommunication, computer and data-processing services and support provided outside North America, financial and accounting support, recordkeeping, customer billing and collections, order processing, accounts payable processing, and reporting of the purchases and sales of products and services to third parties from outside of North America, the services of the Health, Safety, Environmental, and Quality Department and staff located outside North America, secondment of employees, employee administrative services, legal advisory services, and treasury management services located outside North America, and the office space and related services located outside North America.

The services provided by us included the services of the internal human resources department and staff located in North America, all computer and data processing services and support provided to ED&F Man in North America, financial and accounting support, recordkeeping, customer billing and collections, order processing, accounts payable processing, and reporting of purchases and sales of products to third parties from North America, the services of the Health, Safety, Environmental, and Quality Department and staff located in North America, the services of insurance department and staff, and the office space and related services located in North America.

In addition, each party was required to use its commercially reasonable efforts to provide such other services as are reasonably requested by the other party. The parties’ obligation to deliver any service was conditional upon such party obtaining any required consents.

Services Fees. All services were charged at the cost of all labor (including, without limitation, the cost of all employment taxes and benefits), overhead, services, and materials expenditures allocated, without markup, to such product or service. During 2009 and 2010, ED&F Man charged us a total of $150,000 and $149,639, respectively, for services performed under the services agreement. During 2009 and 2010, we charged ED&F Man a total of $332,538 and $169,861, respectively, for services performed under the services agreement.

Termination. Any one or more of the services could be terminated (i) upon our mutual agreement with ED&F Man, or (ii) at either party’s option, effective as of any date following the first anniversary of the date of the agreement, upon at least one hundred eighty (180) days’ advance notice to the other party. The services agreement terminated in the first half of 2010.

Limitation of Liability; Indemnification. Each party agreed to indemnify and hold the other harmless from any damages arising out of or resulting from a third-party claim regarding such party’s performance, purported performance or nonperformance of the services agreement (whether arising out of such party’s negligence, intentional misconduct, or otherwise), provided, however, that a party will not indemnify the other party to the extent that such third-party claim directly arises out of or results from the other party’s performance, purported performance or nonperformance of the services agreement (whether arising out of negligence, intentional misconduct, or otherwise). The maximum liability of a party providing a service to, and the sole remedy of, the service recipient for breach of the services agreement or otherwise with respect to services is a refund of the price paid for the particular service or, at the option of service recipient, a redelivery (or delivery) of the service, unless the breach arises out of the gross negligence or willful failure of performance of the service provider.

Confidentiality and Nonsolicitation of Employees. Each party is subject to customary confidentiality and nonsolicitation of employees provisions.

Interim Credit Facility

At the closing of the business combination on May 28, 2009, we entered into an interim facility agreement with ED&F Man Treasury Management plc (“ED&F Treasury”), which we refer to as the “interim facility agreement.” This agreement was replaced by a final facility agreement in April 2009, which in turn was replaced by a credit agreement with a syndicate of banks in November 2009.

Under the interim facility agreement, ED&F Treasury agreed to make revolving credit loans to us and Westway Holdings Netherlands B.V., our wholly owned indirect subsidiary (“Westway Netherlands”), from and after the closing in an aggregate principal amount at any time outstanding of up to $100.0 million. Our obligations under the interim facility agreement were unsecured. The terms of the interim facility agreement included the following:

•	the interest rate was the one-month London Interbank Offered Rate, or LIBOR, plus 3.5% per year;

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the revolving credit loans, together with all interest accrued thereon, were due and payable in full the first business day that was two years after the date of the closing of the business combination;

•	amounts outstanding could be prepaid without penalty;

•	a commitment fee of 1.4% per year on the daily undrawn amount of the revolving credit loans;

•	a closing fee of $1.5 million payable 180 days after closing if the facility was still in place at that time (it was not); and

•	customary covenants, including our guarantee in respect of any unpaid amounts due and payable by Westway Netherlands pursuant to the interim facility agreement.

We also agreed with ED&F Treasury to continue to negotiate a final facility agreement to replace the interim facility agreement as soon as reasonably practicable. In August 2009, we entered into the final facility agreement with ED&F Treasury and Westway Netherlands, which replaced the interim facility agreement, on substantially similar basic economic terms, including those listed above. The interim credit facility established by the interim facility agreement and finalized in the final facility agreement was replaced in November 2009 by a credit facility with a syndicate of banks.

During 2009, the largest aggregate amount of principal outstanding under the interim credit facility was $89.4 million. No amount remained outstanding after the facility was terminated in November 2009. During 2009, we paid $89.4 million of principal and $1.3 million of interest under the interim credit facility.

Office Services Agreement

Shermen Capital Partners, LLC is an entity controlled by Mr. Francis Jenkins, Jr., and is the managing member of Shermen WSC Holding LLC, an entity holding more than 5% of our Class A common stock. In May 2007, we agreed to pay Shermen Capital Partners, LLC a monthly fee of $9,950 for providing us with general and administrative services, including office space, utilities, and secretarial support (the “office services agreement”). As of December 31, 2008, we paid fees totaling $189,050, for such services. During 2009, we paid fees totaling $49,750 for such services. This arrangement, which is no longer in effect, was solely for our benefit and was not intended to provide compensation in lieu of a salary for any person.

Employee Trust Transactions

In connection with the 2009 business combination, ED&F Man sponsored the ED&F Man 2009 Employee Trust, a trust organized under the law of Jersey, which we refer to as the “employee trust.” ED&F Man acted as settler of the employee trust and the trustee was Trustcorp (Jersey) Limited, which we refer to as the “Jersey trustee.” The employee trust was established to provide employees of ED&F Man and its affiliates who own ordinary shares of ED&F Man, which we refer to as the “ED&F Man shares,” with an opportunity to acquire shares of our common stock in exchange for some or all of their ED&F Man shares, and to increase the likelihood that the 2009 business combination would be approved by our stockholders, by mutually agreeing with the Jersey trustee that the Jersey trustee would vote the IPO shares to be exchanged in favor of the 2009 business combination.

There were approximately 370 then employees of ED&F Man and its affiliates eligible to participate in the exchange, 47 of whom decided to do so. All of the employees of ED&F Man and its affiliates eligible to participate in the exchange were stockholders of ED&F Man, which is an employee-owned company. No other persons, including our directors and officers prior to the 2009 business combination, were eligible to participate in the exchange. Furthermore, other than James Jenkins and Wayne Driggers, current members of our Board of Directors, and Peter J. M. Harding, a former member of our Board of Directors, none of the then employees of ED&F Man and its affiliates eligible to participate in the exchange has served on our Board of Directors since the 2009 business combination. Prior to the 2009 business combination, there was no relationship between the employee trust and us or our Board of Directors or management.

Other Agreements

In addition to transactions involving Shermen WSC Holding LLC or ED&F Man or their respective affiliates, we have also entered into a few other related person transactions.

On May 26, 2009, the Company entered into two stock purchase agreements, pursuant to which the Company agreed, subject to consummation of the business combination by which the Company purchased the bulk liquid storage and liquid feed supplements businesses of the ED&F Man group, to purchase shares of the Company’s common stock from stockholders that, at the time, were beneficial owners of more than 5% of the Company’s common stock. In one stock purchase agreement, the Company agreed to purchase 867,708 shares of its common stock at a price of $6.00 per share from HBK Master Fund L.P. for an aggregate purchase price of $5,206,248 and to purchase 130,161 shares of the Company’s common stock at a price of $6.00 per share from HBK Special Opportunity Fund I L.P. for an aggregate purchase price of $780,966. In the other stock purchase agreement, the Company agreed to purchase 1,516,500 shares of its common stock at a price of $6.00 per share from Fir Tree SPAC Holdings II LLC for an aggregate purchase price of $9,099,000; moreover, the seller agreed to vote the shares in favor of the 2009 business combination and related proposals. Each of these stock purchase agreements contains customary representations, warranties, and covenants by the Company, on one hand, and the respective counterparties to such agreements, on the other hand.

According to a Schedule 13G filed with the SEC on April 8, 2011 by Bryan Taylor, Pine River Capital Management L.P., and Nisswa Master Fund Ltd., the reporting persons tendered to the Company a total of 5,038,596 warrants to purchase shares of the Company’s Class A common stock beneficially owned by them, in connection with the Company’s tender offer statement dated August 9, 2010, as amended.

On April 12, 2011, we entered into an agreement with Mr. Driggers, effective the same day, terminating his September 2010 Consulting Agreement and his independent contractor relationship with us. Under the termination agreement, we agreed to pay Mr. Driggers a $139,696 separation payment and a $260,572 payment in lieu of the 62,189 outstanding, unvested, restricted shares of our Class A common stock that were originally awarded him as part of the retention bonus under his June 2010 Severance Agreement. Mr. Driggers agreed to a general release of any claims and certain customer nonsolicitation, non-interference, and confidentiality provisions and a mutual non-disparagement clause. Also, Mr. Driggers’ continued service as a member of our Board of Directors will be without any additional fees for such service.

Further Information

The foregoing descriptions of various agreements and other documents do not purport to describe all of the terms of such agreements and documents. The texts of the transaction agreement, the stock escrow agreement, the letter agreement (and the related letter agreement with ED&F Treasury), the stockholder’s agreement, our certificate of incorporation and by-laws, the molasses agreement, the strategic alliance agreement, the 2009 registration rights agreement, the 2007 registration rights agreement, the founder warrant agreement and the amendment thereto, the shared services agreement, the interim facility agreement, the final facility agreement, and the stock purchase agreements have previously been filed or incorporated by reference as exhibits to our Form 10-K filed with the SEC on March 31, 2011. The founder warrant purchase agreement and the office services agreement have previously been filed or incorporated by reference as exhibits to our Form 10-K filed with the SEC on March 13, 2009.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2012 annual meeting of stockholders by submitting their proposals in writing to our corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2012 annual meeting of stockholders, the corporate Secretary must receive the written proposal at our principal executive offices no later than January 10, 2012. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be included in our proxy statement. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Westway Group, Inc.

Attn: Corporate Secretary

365 Canal Street, Suite 2900

New Orleans, Louisiana 70130

Fax: (504) 636-4316

Stockholders who wish to present a proposal at next year’s annual meeting without having it included in our proxy statement must comply with the requirements set forth in our by-laws. Our by-laws provide that for nominations or other business to be properly brought before an annual meeting of stockholders by a Class A common stockholder, such stockholder must have given timely notice thereof in proper written form, as specified in our by-laws to our corporate Secretary. To be timely for our 2012 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices not earlier than the close of business on February 17, 2012 and not later than the close of business on March 18, 2012. In the event that we hold our 2012 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2011 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof is made. The foregoing notice requirements do not apply to our Class B common stockholder.

Appendix A

WESTWAY GROUP, INC.

2010 INCENTIVE COMPENSATION PLAN

SECTION 1. Background. The Board of Directors of Westway Group, Inc., a Delaware corporation, adopted the Westway Group, Inc. 2010 Incentive Compensation Plan, pursuant to which certain of the Key Employees of the Company and Subsidiary Corporations could be granted cash bonuses, Restricted Stock, Performance Share Units, Stock Appreciation Rights and/or Options and non-employee Directors could be issued Company Stock effective January 1, 2010 (the “Plan”). The Plan, as set forth in this document, was approved by the Compensation Committee on April 13, 2010 and approved by the Board on April 14, 2010. The Plan was approved by the shareholders of the Company on June 30, 2010. The Plan is effective as of January 1, 2010.

SECTION 2. Purpose of Plan. The purpose of the Plan is to strengthen the Company and those corporations which are or later become Subsidiary Corporations, by providing to specific Key Employees added incentives for high levels of performance, and to encourage stock ownership in the Company.

SECTION 3. Definitions:

(a) The “1934 Act” means the Securities Exchange Act of 1934.

(b) “Award” means a cash, Restricted Stock, Performance Share Unit, Stock Appreciation Rights or Option award.

(c) “Award Agreement” means the document that sets forth the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” refers to (i) any person or “group” (as defined in Section 13(d)(3) of the 1934 Act), other than ED&F Man Holdings Limited and its subsidiaries, acquiring (whether by stock purchase, asset purchase, merger or otherwise) twenty percent (20%) or more of the voting power of the Company’s then outstanding voting shares, or (ii) ED&F Man Holdings Limited and its subsidiaries collectively retaining less than 35% of the aggregate total number of Class A common shares, Class B common shares and Series A Perpetual Convertible preferred shares of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.

(h) “Committee” means the Compensation Committee of the Board. All members of the Committee shall be “outside directors,” as defined or interpreted for purposes of Section 162(m) of the Code.

(i) “Company” means Westway Group, Inc., a Delaware corporation, and any successor to such corporation.

(j) “Company Stock” means the Class A Common Stock of the Company.

(k) “Covered Employee” means, with respect to any grant of an Option, Stock Appreciation Right or Performance Share Unit, a Key Employee who the Committee determines is, or may be or become, a “covered employee” as defined in Section 162(m)(3) of the Code for a year.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Equity” means Restricted Stock, Performance Share Units, Stock Appreciation Rights and/or Options.

(n) “Fair Market Value” means (1) the closing price for a share of Company Stock on the NASDAQ Capital Market (or if Company Stock is no longer traded on the NASDAQ Capital Market, on the exchange or quotation system which reports or quotes the closing price for a share of Company Stock) as accurately reported for any date (or, if no shares of Company Stock are traded on such date, for the nearest preceding date on which shares of Company Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Company Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the foregoing, any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Individual Performance Goals” means the goal or goals, if any, established by the Committee for individual performance measures, based on such objective or subjective criteria as the Committee deems appropriate.

(q) “Key Employee” means a salaried employee of the Company or a Subsidiary Corporation, as selected by the Committee.

(r) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option awarded in accordance with Section 9 of this Plan.

(t) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(u) “Participant” means any Key Employee awarded an Award.

(v) “Performance Goal” means the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee: (1) revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) earnings before interest, taxes, depreciation and amortization; (5) net sales; (6) earnings per share; (7) return on equity; (8) return on capital; (9) net earnings; (10) economic profit; (11) balance sheet measurements; (12) objectively-determinable qualitative measures such as certification maintenance, percentage utilization, and number of reportable spills; or (13) any other business criteria as may be determined by the Committee. Performance Goals may be based (as the Committee deems appropriate) on (i) Company-wide (including Subsidiary Corporations) performance, (ii) performance of a subsidiary, segment, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee sets Performance Goals, the Committee shall establish the objective rules that the Committee will use to determine the extent, if any, that Performance Goals have been met. In establishing any such objective rules, the Committee may, to the extent it deems appropriate, take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Key Employee or the assumptions made by the Committee regarding such goals. With respect to awards to Covered Employees that are intended to comply with the requirements of Section 162(m) of the Code for “performance-based” compensation, any such adjustments shall be made in a manner consistent with such requirements.

(w) “Performance Period” means a period of time over which performance is measured, and, unless otherwise specified by the Committee, shall be the company’s fiscal year. The first Performance Period shall begin January 1, 2010.

(x) “Performance Share Unit” means a unit granted in accordance with Section 7 of this Plan, the value of which is equal to the Fair Market Value of one share of Company Stock and which is payable in Company Stock.

(y) “Plan” means this Westway Group, Inc. 2010 Incentive Compensation Plan, as amended from time to time.

(z) A “Qualified Separation from Service” as used in an Award Agreement means retirement from the Company after attainment of age 55 with ten years of service with the Company, ED&F Man, or any subsidiary thereof; provided that the terms of the retirement meet the definition of a “retirement” or “termination of employment” under Treasury Regulations 1.409A-1(h), that the retirement is approved by the Compensation Committee and the Board of Directors, and otherwise complies with applicable Company policy and the terms of the Key Employee’s employment agreement, if any. Furthermore, if the vesting of an Award under this Plan is accelerated due to a Qualified Separation from Service, such Award (or portion thereof) shall be subject to forfeiture up to and including the first anniversary of the Participant’s retirement date should the Participant violate the terms of his or her retirement as approved by the Board of Directors, including any applicable non-compete clause.

(aa) “Restricted Stock” means Company Stock granted in accordance with Section 8 of this Plan.

(bb) “SARs” means Stock Appreciation Rights granted in accordance with Section 10 of this Plan.

(cc) “Subsidiary Corporation” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

(dd) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or a subsidiary corporation.

(ee) “Terminating Event” shall have the meaning ascribed to such term in Section 13 of this Plan, unless otherwise provided in an Award Agreement.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

SECTION 4. Eligibility. Key Employees, who have been selected by the Committee as provided in Section 5, will be eligible to receive Awards. Non-employee Directors will be eligible to elect to take a portion of their compensation in Company Stock pursuant to Section 11.

SECTION 5. Administration and Grant of Awards.

(a) Administration of the Plan. The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have complete authority to determine those Key Employees to whom the Awards may be granted and the time or times, and the price or prices at which Awards may be granted or exercised, the vesting periods, the amount of cash and/or the number of shares subject to each Award and, with respect to Options, whether an Option will be granted as a Non-Qualified Stock Option or as an Incentive Stock Option, all of which shall be memorialized in an Award Agreement issued to each Participant pursuant to the terms of the Plan. Subject to the express provisions of the Plan, the Committee will also have complete authority to interpret the Plan and all Award Agreements, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the terms and provisions of each Award Agreement (which need not be the same), to determine the rights and obligations of Participants under the Plan and all Award Agreements, and to make all other determinations necessary or advisable in the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and to perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3; provided, however, that the Committee may not delegate the authority to grant Awards, to perform such functions, or to make any determination affecting or relating to the executive officers of any other Covered Employee of the Company and may revoke any delegated authority at any time. Any action of the Committee or its delegate shall be binding on the Company, each Subsidiary Corporation, each affected Key Employee and on each other person directly or indirectly affected by such action.

(b) Allocation of Award. In the Award Agreement, the Committee may allocate; by percentage, value, or a combination of the two; between cash and Equity compensation. The Equity portion of any Award may be further allocated among Restricted Stock, Performance Share Units, SARs and/or Options as the Committee, in its sole discretion, sees fit. In determining the number of shares of Equity compensation to be issued, the value of each share of Company Stock shall be set at ~~the greater of (i)~~ the trade-weighted average value in January of the Performance Period ~~or (ii) Five Dollars ($5.00)~~. The Committee may set a vesting schedule for any Equity awarded to a Participant pursuant to the Plan; provided, however, that the vesting schedule may only be subject to acceleration to the extent that such acceleration will not subject the Participant or the Plan to interest or penalties under Section 409A of the Code.

(c) General Performance Goals. Prior to or during the beginning of a Performance Period (but in any event no later than 90 days into a Performance Period), the Committee will establish in writing one or more Performance Goals for the Company. In addition, for any Awards not intended to meet the requirements of Section 162(m) of the Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate. The Performance Goals may be described in terms of objectives that are Company-wide or that are related to a Subsidiary, segment, division, department, region, function or business unit. The Performance Goals may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, segment, division, department, region, function or business unit) or measured relative to selected other companies, segments thereof, or a market index.

(d) Section 162(m) Participants. The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code. Any such Awards designated as “performance-based compensation” shall be conditioned upon the achievement of one or more Performance Goals to the extent required by Section 162(m) of the Code and shall be subject to all other conditions and requirements of Section 162(m) of the Code. Notwithstanding anything contained in Section 5(c), within the first 90 days of a Performance Period, or on such earlier date as may be required under Section 162(m) of the Code, the Committee will establish in writing, with respect to each Award to a Covered Employee, (i) the maximum amount to be paid, and/or (ii) a target award amount plus an objectively-determinable formula for calculation of the final award amount, if one or more Performance Goals for the Performance Period are achieved. No amount shall be paid to a Covered Employee pursuant to an Award unless and until the Committee has certified in writing that the applicable Performance Goals and any other material terms under such Award (other than in cases where such relate solely to the increase in the value of Company Stock) have been satisfied. At any time, the Committee may reduce (but not increase) the amount payable under an Award to a Covered Employee on the basis of such further considerations as the Committee in its sole discretion shall determine. No Award payable to a Covered Employee for a Performance Period shall exceed 200% of the target award amount (if applicable), or 600% of base salary, whichever is less.

SECTION 6. Shares Subject to the Plan and Award Limits.

(a) Share Reserve and Award Limits. A number of shares of Company Stock equal to ten percent (10%) of the number of shares of common stock of the Company outstanding on January 1st of the applicable Performance Period, assuming all shares of convertible preferred stock were converted to common stock as of that date, is authorized for issuance under this Plan in the aggregate. The Committee will determine the number of shares of Restricted Stock, Performance Share Units, SARs and/or Options awarded to a Participant. However, no Key Employee shall be granted more than 250,000 shares of Restricted Stock in any calendar year, no Key Employee shall be granted Performance Share Units with respect to more than 250,000 shares of Company Stock in any calendar year, no Key Employee shall be granted SARs with respect to more than 250,000 shares of Company Stock, no Key Employee shall be granted in any calendar year Options to acquire more than 250,000 shares of Company Stock, and no non-employee Director may elect to receive in any calendar year more than 20,000 shares of Company Stock. Should the formula for the calculation of any Award or Awards result in proposed grant or grants of Equity in excess of one or more of the limits in this Section 6(a), the Committee shall reallocate the Award or Awards (but not reduce the total value of any Award) between Equity and cash to comply with these limits in such a manner as the Committee deems appropriate or advisable. Notwithstanding any other provisions of the Plan to the contrary, the maximum aggregate number of shares of Company Stock that may be granted under the Plan pursuant to Incentive Stock Options is 1,000,000 shares of Company Stock. More than one Award may be granted to the same Key Employee. The number of shares of Company Stock described above shall be subject to increase or decrease pursuant to the provisions of Section 13 of the Plan.

(b) Reversion of Shares to the Share Reserve. Any shares of Company Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award; any shares subject to an Award that are forfeited or cancelled; and any shares reflected by a Performance Share Unit or Option that are not issued due to the failure to satisfy any vesting conditions with respect to such Performance Share Unit or Option, shall be available for use in future grants under this Plan. If Awards of SARs are settled in cash, the shares of Company Stock that would have been delivered had there been no cash settlement shall be available for use in future grants under this Plan. In addition, any shares of Company Stock tendered to satisfy a withholding obligation shall be available for use in future grants under this Plan.

SECTION 7. Performance Share Units.

(a) Committee Action. The Committee acting in its absolute discretion may grant Performance Share Units to Key Employees from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Key Employee and the performance period for the Award and shall describe the conditions under which the Performance Share Units will vest and be paid and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

(b) Vesting. The Committee acting in its absolute discretion may make Performance Share Units subject to one or more employment, performance or other vesting conditions (including, without limitation, Performance Goals and Individual Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the related Award Agreement shall set forth each vesting condition and the deadline for satisfying the same.

(c) No Adjustment for Cash Dividends. Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 13, there shall be no adjustment to Performance Share Units for dividends paid by the Company.

(d) Payment of Performance Share Units. Except as otherwise provided in an Award Agreement, payment of the entire vested Performance Share Unit or, if the Award provides for partial vesting, the entire vested portion of such Performance Share Unit, will be made in Company Stock on or before March 30 of the calendar year following the year in which the Performance Share Units first become vested, after the Committee certifies that such Award or portion of an Award is payable.

SECTION 8. Restricted Stock.

(a) Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Key Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall set forth the number of shares of Restricted Stock granted to the Key Employee and shall describe the conditions under which the Key Employee’s interest in the underlying Company Stock will become nonforfeitable, consistent with Section 8(b) below.

(b) Retention Conditions. The Committee acting in its absolute discretion may make the retention of Restricted Stock subject to the satisfaction of any conditions (including, without limitation, Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the Award Agreement shall describe each such condition and the deadline for satisfying each such condition. A Key Employee’s nonforfeitable interest in Restricted Stock shall depend on the extent to which he or she timely satisfies each retention condition, and the Restricted Stock shall be forfeited by the Key Employee to the Company to the extent that any retention condition is not timely satisfied. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any retention conditions applicable thereto.

(c) Dividends and Voting Rights. Any cash dividend declared on Restricted Stock shall be paid directly to the Key Employee holding such Restricted Stock. The Award Agreement shall specify whether a Company Stock dividend shall be treated as (1) Restricted Stock, in which case such Key Employee’s interest in such Company Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable or (2) in the same manner as a cash dividend, in which case the dividend shall be transferred to the Key Employee on the date(s) such dividends are payable to the Company’s shareholders generally. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. A Key Employee shall have the right to vote Restricted Stock, to the extent such Restricted Stock otherwise has voting rights. This provision applies to both vested and unvested shares of Restricted Stock.

(d) Satisfaction of Retention Conditions. Shares of Company Stock shall cease to be Restricted Stock or shall be forfeited to the Company at such time as provided in the Award Agreement.

SECTION 9. Options.

(a) Committee Action. The Committee acting in its absolute discretion may grant Options to Key Employees from time to time. Each such Option grant shall be evidenced by an Award Agreement, which shall set forth the number of shares of Company Stock subject to the Option and which shall describe the conditions under which the Option will vest and become exercisable and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. All options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Company Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(b) Term. In the absence of a provision to the contrary in the individual Optionholder’s Award Agreement, and subject to the provisions of Section 9(d) of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, the term of the Option shall be 10 years from the date it was granted.

(c) Service Recipient Stock. Non-Qualified Stock Options may be granted only with respect to “service recipient stock” as such term is used in Code Section 409A.

(d) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten (110%) of the Fair Market Value of the Company Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and the Subsidiary Corporations) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(f) Exercise Price of an Incentive Stock Option. Subject to Section 9(d), the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Stock subject to the Option on the date the Option is granted (or less than one hundred and ten percent (110%) in the case of a Ten Percent Shareholder).

(g) Exercise Price of a Non-Qualified Stock Option. The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Stock subject to the Option on the date the Option is granted.

(h) Method of Exercise. The exercise of an Option shall be made by giving notice delivered in person or by mail to the person designated by the Company, specifying the number of shares of Company Stock to be purchased accompanied by payment therefor. Unless otherwise provided in an Award Agreement, when an Option is being exercised only in part, not less than fifty (50) shares of Company Stock may be covered by any such partial exercise.

(i) Consideration.

(i) The purchase price of Company Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by check at the time the Option is exercised or (b) at the discretion of the Committee (1) by delivery to the Company of other shares of Company Stock (subject to such requirements as may be imposed by the Committee), (2) if there is a public market for the Company Stock at such time, and to the extent permitted by applicable law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (3) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (4) by some combination of the foregoing. In each such case, the combination of any cash and property used to pay the purchase price shall have a Fair Market Value on the exercise date equal to the applicable exercise price.

(ii) Unless otherwise specifically provided in the Award Agreement, the purchase price of Company Stock acquired pursuant to an Award that is paid by delivery to the Company of other Company Stock, which Company Stock was acquired, directly or indirectly from the Company, shall be paid only by shares of the Company Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).

(iii) Whenever a Participant is permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering Company Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirements by presenting proof of beneficial ownership of such Company Stock, in which case the Company shall treat the Option as exercised or redeemed without further payment and shall withhold such number of shares of Company Stock from the Company Stock acquired under the Option. When necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

(j) Vesting Generally. Options granted under the Plan shall be exercisable at such times and upon such terms and conditions as may be determined by the Committee. The vesting provisions of individual Options may vary.

(k) Termination of Options. Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option described in Section 9(d) of this Plan or at the time of termination of an Optionholder’s employment with the Company and all Subsidiary Corporations shall lapse and terminate, and shall not be exercisable by the Optionholder or any other person, unless otherwise provided for in the Award Agreement.

(l) No Repricing of Options. The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 13 of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

SECTION 10. Stock Appreciation Rights.

(a) The Committee acting in its absolute discretion may grant SARs to Key Employees from time to time.

(b) The SAR shall represent the right to receive payment of an amount equal to the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Fair Market Value of one share of Company Stock on the date the SAR is granted (the “SAR Option Price”) multiplied by the number of shares covered by the SAR.

(c) SARs awarded under the Plan shall be evidenced by an Award Agreement that shall set forth the number of shares covered by the SAR, the SAR Option Price, and any other terms and conditions of the grant.

(d) The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock on the trading day immediately preceding the date of exercise exceeds the SAR Option Price. Such value shall be determined in the manner specified in Section 10(b).

(e) A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or his or her designee.

(f) To the extent not previously exercised, all SARs shall automatically be exercised on the day of their expiration, so long as the Fair Market Value of a share of Company Stock on the trading day immediately preceding the date of their expiration exceeds the SAR Option Price, unless prior to such day the holder instructs the Chief Financial Officer otherwise in writing. Such value shall be determined in the manner specified in Section 10(b).

(g) Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock, at the discretion of the Committee. The shares shall be valued in the manner specified in Section 10(b).

(h) Each SAR shall expire at 11:59 p.m. on a date determined by the Committee at the time of grant.

SECTION 11. Non-Employee Directors.

(a) Election by Non-Employee Directors to Receive Company Stock. Each non-employee Director may elect to receive in shares of Company Stock up to fifty percent (50%), in 10% increments, of his or her annual retainer for Board service and for service as a committee chair, if applicable. Only whole numbers of shares will be issued. For purposes of computing the number of shares earned, the value of each share of Company Stock shall be set at ~~the greater of (i)~~ the trade-weighted average value in January of the year of Board service ~~or (ii) Five Dollars ($5.00)~~. If a Director dies prior to payment of all shares earned, the balance due shall be payable in full to the Director’s estate, in cash.

(b) Election to Defer. Prior to beginning a term of Board service, a Director may elect to defer receipt of all or a portion of his or her compensation for the upcoming term, whether to be paid in cash or Company Stock, until a later year; provided that no Director may elect to defer receipt until a date that is after five years from the last day of the term of service with regard to which such election is made. Once made, this election is irrevocable. All deferrals under this Section 11(b) are intended to comply with Section 409A of the Code.

(c) No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

SECTION 12. Non-Transferable. No Award Agreement or Award of Equity will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Award Agreement or Award of Equity will be null and void and without effect.

SECTION 13. Change in Capitalization. If the outstanding shares of Company Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number or kind of shares, and the exercise price per share, allocated to unvested or unexercised Awards, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be made by the Board or the Committee, whose determination as to what adjustments will be made, and to the extent thereof, will be final and conclusive. No fractional shares of Company Stock will be issued under the Plan on account of any such adjustment. Any actions taken under this Section 13 shall be made in accordance with any applicable provisions of Code Section 409A, including without limitation restrictions with regard to the adjustment of stock options that are considered exempt from Code Section 409A.

SECTION 14. Change in Control. All Awards of Restricted Stock, Stock Appreciation Rights and/or Options granted under an Award Agreement subject to a vesting schedule (i.e., for which the only requirement for vesting is continued employment) shall automatically vest in full upon a Change in Control.

SECTION 15. Disposition of Shares. Any Participant who acquires Company Stock pursuant to an Award will, so long as he or she remains an employee of the Company or Subsidiary Corporation, be obligated to advise the Company in the case of each sale or other disposition of any Company Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition. This requirement is in addition to any other duty the Participant may have to notify the Company in connection with sales or other dispositions of Company Stock.

SECTION 16. Award Agreement. Each Award granted will be evidenced by a written Award Agreement executed by the Company, and will contain each of the provisions and agreements herein specifically required to be contained therein, and in addition it may contain other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan.

SECTION 17. Amendment of Plan. The Board may make changes in the Plan, and the Committee may, with consent of the Participant, make changes in the terms and conditions of his or her Award, as they will deem advisable; provided, however, an Award may be amended by the Committee unilaterally to the extent the Committee deems it necessary to comply with Code Section 409A; and, provided further, in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

SECTION 18. Termination of Plan. The Board may suspend or terminate the Plan at any time within its absolute discretion. No such suspension or termination will in any way affect any Award then outstanding.

SECTION 19. Applicable Law; Severability; Interpretation. The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Louisiana. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

SECTION 20. Shares Reserved. The Company will at all times during the term of the Plan reserve and keep available the number of shares of Company Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

SECTION 21. No Shareholder Rights. Except as provided in Section 8 (Restricted Stock), no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or her under this Plan or his or her exercise of such Award pending the actual delivery of Company Stock subject to such Award to such Participant.

SECTION 22. No Contract of Employment. The grant of an Award under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights in connection with the termination of his or her employment in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

SECTION 23. Titles. Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 24. Securities Registration. Each Award Agreement shall provide that, upon the receipt of vested shares of Company Stock, the Key Employee shall, if so requested by the Company, (a) hold such Company Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Company Stock issued pursuant to this Plan, the Company at its expense shall register the original issuance of such Company Stock to a Key Employee or non-employee Director under the Securities Act of 1933 or under any other applicable securities laws or shall take such action as it deems necessary or appropriate to qualify such Company Stock for an exemption under any such laws prior to the issuance of such Company Stock to a Key Employee or non-employee Director, as applicable; however, the Company shall have no obligation whatsoever to take any such action in connection with the subsequent transfer, resale or other disposition of such Company Stock by a Key Employee or non-employee Director, as applicable.

SECTION 25. Withholding. Each Award shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any retention or vesting conditions with respect to such Award. A Key Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Company Stock actually transferred to him or to her under this Plan. No withholding for tax purposes shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

SECTION 26. Other Conditions. Each Award Agreement may require that a Key Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Company Stock acquired pursuant to such Award or provides for the repurchase of such Company Stock by the Company under certain circumstances.

SECTION 27. Rule 16b-3. The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Company Stock under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

SECTION 28. Performance-Based Compensation under Section 162(m) of the Code. The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based compensation.” Unless otherwise expressly stated in an Award Agreement, each Option, Performance Share Unit, and SAR granted to a Covered Employee under the Plan is intended to be “performance-based compensation” and the Committee shall interpret and administer the provisions of the Plan and Award Agreements in a manner consistent therewith. Furthermore, if any provision of the Plan or of any such Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code for “performance-based compensation,” such provision shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 29. Code Section 409A. It is the intent of the Company that the operation and administration of the Plan and all Award Agreements under the Plan comply with Code Section 409A to the extent applicable, and not cause the acceleration of taxation, or the imposition of penalty taxes or interest, under Code Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” as such term is used in Code Section 409A, then any payment to the Participant described in the Plan or an Award Agreement upon his or her termination of employment that is not exempt from Code Section 409A, and that constitutes “deferred compensation” under Code Section 409A, that is payable on account of “separation from service” (within the meaning of Code Section 409A), and that is otherwise payable within 6 months after Participant’s separation from service, shall instead be made on the date 6 months after such separation from service.

SECTION 30. Compliance with Sarbanes-Oxley. All Awards shall be subject to forfeiture to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, as amended from time to time.

VOTE BY INTERNET OR TELEPHONE QUICK « « « EASY « « « IMMEDIATE

As a stockholder of Westway Group, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 15, 2011.

Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY						Please mark your votes like this ☒
A. Proposals

1. Election of One Director by the Class A Common Stockholders					2.	Amendment of the Westway Group Inc. 2010 Incentive Compensation Plan.

Nominee:						☐ For ☐ Against ☐ Abstain

1. G. Kenneth Moshenek	For the nominee	☐	Withhold Authority for the nominee	☐		The Board of Directors recommends a vote FOR the amendment.

The Board of Directors recommends a vote FOR the nominee listed above.					B.	Meeting Attendance - Mark the box to the right if you plan to attend the annual meeting. ☐

					C.	Authorized Signatures-This section must be completed for your vote to be counted. Date and sign below.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2011.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please state full title.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held June 16, 2011

This proxy statement and our 2010 Annual Report to Stockholders are available at http://www.cstproxy.com/westway/2011

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

WESTWAY GROUP, INC.

Notice of 2011 Annual Meeting of Stockholders

June 16, 2011, 9:00 a.m. Central Time

The Westin New Orleans Canal Place Hotel

100 Iberville Street, New Orleans, LA 70130

Proxy Solicited by Board of Directors for Annual Meeting - June 16, 2011

Stephen Boehmer and Gene McClain, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Westway Group, Inc. to be held on June 16, 2011 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote “FOR” the election of G. Kenneth Moshenek as a director by the Class A common stockholders and “FOR” the proposed amendment to the Westway Group Inc. 2010 Incentive Compensation Plan.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be marked, dated and signed, on the other side)